                          LOAN AND SECURITY AGREEMENT
                              dated July 12, 1994


                                    between


                       BANKAMERICA BUSINESS CREDIT, INC.

                                      and

                           COLE TAYLOR FINANCE CO.,
                    RELIANCE ACCEPTANCE CORP. OF COLORADO,
                     RELIANCE ACCEPTANCE CORP. OF FLORIDA,
                     RELIANCE ACCEPTANCE CORP. OF GEORGIA,
                     RELIANCE ACCEPTANCE CORP. OF INDIANA,
                    RELIANCE ACCEPTANCE CORP. OF LOUISIANA,
                   RELIANCE ACCEPTANCE CORP. OF NEW MEXICO,
                      RELIANCE ACCEPTANCE CORP. OF OHIO,
                   RELIANCE ACCEPTANCE CORP. OF TEXAS, AND
                    RELIANCE ACCEPTANCE CORP. OF TENNESSEE

ARTICLE ONE - DEFINITIONS

     Terms Defined..................................................  1
     Adjusted LIBOR.................................................  1
     Adjusted LIBOR Loans...........................................  1
     Adjusted Net Earnings from Operations..........................  1
     Adjusted Tangible Assets.......................................  2
     Adjusted Tangible Net Worth....................................  2
     Advance........................................................  2
     Advance Rate...................................................  2
     Affiliate......................................................  3
     Availability...................................................  3
     Bank...........................................................  4
     Borrowing Base.................................................  4
     Business Day...................................................  4
     Closing Date...................................................  4
     Code...........................................................  4
     Collateral.....................................................  4
     Collateral Report..............................................  5
     Collection Account Agreement...................................  5
     Conversion Date................................................  5
     Contract Debtor................................................  5
     Contract.......................................................  5
     Dealer.........................................................  6
     Dealer Reserve.................................................  6
     Dealer Agreement...............................................  6
     Debt...........................................................  6
     Default........................................................  6
     Delinquency Rate...............................................  6
     Distribution...................................................  7
     Dollars and the symbol "$" ....................................  7
     Eligible Contracts.............................................  7
     ERISA..........................................................  9
     Excess Availability............................................  9
     Facility Fee...................................................  9
     Fiscal Year....................................................  9
     GAAP...........................................................  9
     Goods..........................................................  9
     Gross Contract Payments........................................  9
     Instruments.................................................... 10
     Intercompany Management Fees................................... 10
     Interest Payment Due Date...................................... 10
     Interest Period................................................ 10
     Interest Rate Determination Date............................... 10
     Interest Rate Option........................................... 10
     Lender's Expenses.............................................. 11
     LIBOR.......................................................... 11
     LIBOR Reserve Percentage....................................... 12
     Lien........................................................... 12
     Loan........................................................... 12
     Loan Documents................................................. 12

                                   (2)

     London Business Day................................................ 12
     Loss Reserve Percentage............................................ 12
     Modified Contract.................................................. 13
     Net Charge Offs.................................................... 13
     Net Contract Payments.............................................. 13
     Notice of Interest Rate Election................................... 13
     Obligations........................................................ 13
     Old Auto Contracts................................................. 13
     Participant........................................................ 13
     PBGC............................................................... 14
     Permitted Liens.................................................... 14
     Person............................................................. 14
     Plan............................................................... 14
     Property........................................................... 15
     Reference Rate..................................................... 15
     Reference Rate Loans............................................... 15
     Reportable Event................................................... 15
     Restricted Investment.............................................. 15
     Rules.............................................................. 16
     Security Documents................................................. 16
     Subordinated Debt.................................................. 16
     Subsidiary......................................................... 16
     Total Credit Facility.............................................. 16
     Unused Line Fee.................................................... 16

ARTICLE TWO - LOAN

     Loan............................................................... 16
     Monthly Statements Conclusive...................................... 17

ARTICLE THREE - INTEREST AND OTHER CHARGES

     Interest Rate Option............................................... 18
     Conversion, or Continuation, or Draw Down.......................... 18
     Interest Periods................................................... 19
     Interest Calculation............................................... 20
     Payment of Interest................................................ 20
     Adjusted LIBOR..................................................... 21
     Funding Losses..................................................... 23
     Facility Fee....................................................... 24
     Unused Line Fee.................................................... 24
     Default Interest Rate.............................................. 24
     Maximum Interest Rate.............................................. 25
     Capital Adequacy................................................... 25

ARTICLE FOUR - TERM

     Term of Agreement and Loan Repayment............................... 26
     Application of Payments............................................ 26
     Termination of Security Interests.................................. 27

                                      (3)

ARTICLE FIVE - SECURITY INTEREST IN COLLATERAL

     Creation of Security Interest in Collateral..............................................  27
     Financing Statements.....................................................................  27
     Location of Collateral...................................................................  28
     Delivery and Marking of Collateral.......................................................  28
     Protection of Collateral; Reimbursement..................................................  29
     Monthly Reports Re Collateral............................................................  29
     Inspection...............................................................................  30
     Verification.............................................................................  30

ARTICLE SIX - RECORDS AND SERVICING OF CONTRACTS

     Records of Contracts.....................................................................  30
     Servicing of Contracts...................................................................  31
     Termination of Collection Rights.........................................................  31
     Collection Account.......................................................................  31

ARTICLE SEVEN - REPRESENTATIONS, WARRANTIES AND COVENANTS

     Representations and Warranties Reaffirmed................................................  32
     Warranties and Representations Re Contracts..............................................  32
     Warranties and Representations Re Collateral Generally...................................  33
     Contract and Security Document Forms.....................................................  34
     Solvent Financial Condition..............................................................  34
     Credit Guidelines........................................................................  34
     Organization, Authority, and Capital Structure...........................................  34
     Financial Statements.....................................................................  34
     Full Disclosure..........................................................................  35
     Pending Litigation.......................................................................  35
     Title to Properties......................................................................  35
     Transaction is Legal and Authorized......................................................  35
     Taxes....................................................................................  35
     Compliance with Law......................................................................  36
     Borrower's Office........................................................................  36
     ERISA....................................................................................  36
     Name Changes.............................................................................  36

ARTICLE EIGHT - FINANCIAL AND OTHER COVENANTS

     Payment of Taxes and Claims..............................................................  37
     Uniform Commercial Code Financing Statements and
       Assignments of Contracts...............................................................  37
     Maintenance of Properties and Existence..................................................  37
     Offices; FTC; Warranties.................................................................  37
     Guaranties...............................................................................  38
     Total Debt Ratio.........................................................................  38
     Minimum Interest Coverage................................................................  38
     Prohibition on Distributions; Equity Capital Changes.....................................  38
     Loss Reserves............................................................................  39
     Limitation on Amounts Paid to Dealers....................................................  39
     Unsubordinated Debt to Borrowing Base....................................................  39

                                      (4)

     Charge-Off Policy.................................................... 39
     Minimum Adjusted Tangible Net Worth.................................. 40
     Subordinated Obligations............................................. 40
     Intercompany Management Fees......................................... 40
     New Subsidiaries..................................................... 40
     Dealer Agreement Forms............................................... 40
     Debt................................................................. 41
     Further Assurances................................................... 41
     Merger; Liquidation.................................................. 41
     Change in Business................................................... 41
     Lender's Expenses.................................................... 41
     Liens................................................................ 41
     ERISA................................................................ 42
     Restricted Investments Prohibition................................... 42

ARTICLE NINE - INFORMATION AS TO BORROWER

     Financial Statements................................................. 42
          Monthly and Annual Statements................................... 42
          Projections..................................................... 43
          Audit Reports................................................... 43
          Requested Information........................................... 43
          Notices......................................................... 43

ARTICLE TEN - CLOSING CONDITIONS

     Representations and Warranties; Covenants; Defaults.................. 44
     Delivery of Documents................................................ 44
     Termination of Liens................................................. 44
     Facility Fees........................................................ 45
     Payment of Fees and Expenses......................................... 45
     Required Approvals................................................... 45
     No Material Adverse Change........................................... 45

ARTICLE ELEVEN - EVENTS OF DEFAULT:  REMEDIES

     Events of Default.................................................... 45
          Interest or Principal........................................... 45
          Payment of Other Sums........................................... 45
          Warranties or Representations................................... 45
          Breach of Certain Covenants..................................... 45
          Breach of Other Covenants....................................... 46
          Material Adverse Change......................................... 46
          Bankruptcy, Etc................................................. 46
          Attachment, Judgment, Tax Liens................................. 46
          Default in Other Agreements..................................... 47
          Assignment of Agreement......................................... 47
          Payment of Subordinated Debt.................................... 47
          Breach of Collection Account Agreement.......................... 47
     Default Remedies..................................................... 47
     Remedies Cumulative.................................................. 49
     Waiver of Right of Offset............................................ 50

                                      (5)

ARTICLE TWELVE - GENERAL

     Invalidated Payments.............................................. 50
     Application of Code to Agreement.................................. 50
     Parties, Successors and Assigns................................... 50
     Notices........................................................... 52
     Accounting Principles............................................. 53
     Total Agreement................................................... 53
     Governing Law..................................................... 53
     Survival.......................................................... 53
     Time of the Essence............................................... 53
     Power of Attorney................................................. 53
     Arbitration....................................................... 54
     Litigation........................................................ 55
     Severability...................................................... 55
     Participant's Security Interests.................................. 55
     Jury Trial Waiver, Etc............................................ 56

                          LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement ("Agreement") is made and entered into as of July 12, 1994, between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender"), doing business as "BA Business Credit, Inc.," having an address at 200 Lake Drive East, Suite 201, Cherry Hill, New Jersey 08002, and Cole Taylor Finance Co., a Delaware corporation ("Parent Borrower"); Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Louisiana, a Louisiana corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; and Reliance Acceptance Corp. of Tennessee, a Delaware corporation (collectively, "Subsidiary Borrowers"), whose the chief executive offices are located at 350 East Dundee Road, Suite 203, Wheeling, Illinois 60090. (Parent Borrower and Subsidiary Borrowers are hereinafter collectively referred to as "Borrower").

     In consideration of the mutual covenants contained herein, the parties agree as follows:

                           ARTICLE ONE - DEFINITIONS
                           -------------------------

     1.   Terms Defined. As used in this Agreement, the listed terms are defined
          -------------
as follows:

     1.1  Adjusted LIBOR shall mean the LIBOR adjusted and determined with
          --------------
respect to the following formula:

                    *    [LIBOR]
     Adjusted LIBOR  =   ________________________________
                         [1.00-LIBOR Reserve Percentage]

     * The amounts in brackets being rounded upwards if necessary, to the next higher 1/100 of one percent.

     1.2  Adjusted LIBOR Loans shall mean the applicable portions of the Loan
          --------------------
bearing interest, during the Interest Period applicable to such Loan or portion thereof, at a fixed rate determined with reference to the Adjusted LIBOR.

     1.3  Adjusted Net Earnings from Operations shall mean, with respect to any
          -------------------------------------
fiscal period of Borrower, Borrower's consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the financial statements for such period, less any and all of the following included in such net income: (a) gain arising from the sale of capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Borrower in the form of cash distributions;
(e) earnings of any Person (other than a Subsidiary Borrower) to which assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have been merged or which has been a party with Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of any debt or equity security of Borrower or from cancellation or forgiveness of debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other nonrecurring transaction.

     1.4  Adjusted Tangible Assets shall mean all assets except: (a) trademarks,
          ------------------------
trade names, franchises, goodwill, and other similar intangibles (except the unamortized portion of the Facility Fee shall be treated as a tangible asset for purposes of this calculation); (b) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; and (c) accounts, notes, and other receivables due from Affiliates or employees.

     1.5  Adjusted Tangible Assets Net Worth shall mean the remainder of (a)
          ----------------------------------
net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) of the Adjusted Tangible Assets of Borrower, but excluding any amounts arising from write-ups of assets, minus (b) the amount at which its liabilities (other than capital stock, surplus, and retained earnings) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities.

     1.6  Advance shall mean the proceeds of the Loan advanced from time to time
          -------
by Lender to Borrower in accordance with the terms of this Agreement.

     1.7  Advance Rate shall mean, as of any date of calculation, 83 percent,
          ------------
minus, if applicable, the greater of:
-----

          a. In the event that the Delinquency Rate for Borrower, computed on a consolidated basis, exceeds 11 percent, then one whole percent for each whole percent by which the Delinquency Rate exceeds 11 percent. (For example, if Borrower's Collateral Reports for the month of March, delivered to Lender on April 15, reflect that the Delinquency Rate for the Borrower on a consolidated basis, was 17.5 percent as of March 31, then the Advance Rate will immediately thereupon be 77 percent (calculated by subtracting 6 from 83 and if, as a result of such calculation, an Over Advance was determined to have existed as of April 15, based on an Advance Rate of 77 percent, then Borrower shall be required to pay down the Loan accordingly.); or

          b. In the event that the Delinquency Rate for more than half of the Subsidiary Borrowers exceeds 12 percent, then one whole percent for each whole percent by which the Delinquency Rate for such Subsidiary Borrowers, taken as a whole, exceeds 12 percent. (For example, using the Collateral Reports described above, if there were a total of seven subsidiary Borrowers and four had a Delinquency Rate of more than 12 percent, this subtraction would apply. In such event, a Delinquency Rate for the four Subsidiary Borrowers would be computed on a consolidated basis and the appropriate Advance Rate reduction calculated on a similar basis to that described in subsection 1.7 a. above.)

     The date of calculation of the Advance Rate and the date any change therein shall become effective is the date Borrower actually delivers to Lender its most recent Collateral Report reflecting the Delinquency Rates for all of the Subsidiary Borrowers. The Advance Rate, as so calculated shall remain in effect until Borrower delivers to Lender its next most recent report reflecting the Delinquency Rates for the Subsidiary Borrowers.

     1.8  Affiliate shall mean: (a) any Person which directly or indirectly,
          ---------
controls, is controlled by or is under common control with, Borrower; (b) any Person which beneficially owns or holds, directly, five percent or more of any class of voting stock of Borrower; or (c) any Person, five percent or more of any class of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by Borrower. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or/and policies of the Person in question.

     1.9  Availability shall mean, as of any date of calculation, the Advance
          ------------
Rate multiplied by the remainder of (a) aggregate amount of all Net Contract Payments to be made under all Eligible Contracts, minus (b) the sum of (i) 50
                                                  -----
percent of the Dealer Reserve, plus (ii) Commercial Paper Indebtedness;
                               ----
provided, however, that (a) the Net Contract Payments due under Old Auto
-----------------
Contracts included in the Availability shall at no time exceed five percent of all Net Contract Payments, and (b) in the event Borrower, after the date of this Agreement, changes its method of accounting for the Dealer Reserve which has the effect of accelerating the rate at which such reserve is recognized as income, then Lender may increase the percentage rate applicable to the Dealer Reserve in order that the Dealer Reserve deduction from Availability is the same as it would have been had Borrower not changed such accounting method.

     1.10 Bank shall mean Bank of America, N.T. & S.A., San Francisco,
          ----
California.

     1.11 Borrowing Base shall mean the sum of the Adjusted Tangible Net Worth
          --------------
of Borrower, plus all Subordinated Debt of Borrower.

     1.12 Business Day shall mean any day that is not a Sunday or Saturday or
          ------------
any day on which banks in California are required or permitted to close.

     1.13 Closing Date shall mean the date of this Agreement.
          ------------

     1.14 Code shall mean the Uniform Commercial Code as adopted and in force in
          ----
the state of New Jersey as from time to time in effect and the Uniform Commercial Code of any other jurisdiction as required under New Jersey Statues Annotated, Section 12A:9-103.

     1.15 Collateral shall mean all of the following, now owned and hereafter
          ----------
acquired:

          a. all of Borrower's Contracts, including all returned or repossessed Goods relating to such Contracts;

          b. Security Documents relating to the Contracts, together with Borrower's rights in the Property covered thereby;

          c. all payments under the Contracts, in whatever form, including cash, checks, notes, drafts, and other instruments for the payment of money;

          d. all of Borrower's books and records relating to the Contracts (including, without limitation, all computer records, computer programs, and computer source codes, but excluding any computer or software licenses which terminate or are terminable upon assignment);

          e. all of Borrower's rights, but not its obligations, under all Dealer Agreements, including all rights to require a dealer to repurchase a Contract acquired from such dealer;

          f. all proceeds of insurance including, without limitation, property and casualty insurance, affecting the Contracts, and the Property subject thereto;

          g. all proceeds, proceeds of proceeds, property, property rights, privileges and benefits arising out of, from the enforcement of, or in connection with the Contracts and Security Documents, the property rights and the policies of insurance referred to above, all credit balances in favor of Borrower on Lender's books, and all other general intangibles relating to or arising out of the Contracts;

          h. the collection accounts at Cole Taylor Bank into which proceeds of the Contracts are swept on a daily basis;

          i. any assets of Borrower in which Lender receives a security interest or which thereafter come into Lender's possession, custody, or control; and

          j.   all of Borrower's general intangibles.

     1.16 Collateral Report shall mean a Loan Statement, Collateral Report, and
          -----------------
Assignment on forms provided by Lender (or on such other form as approved by Lender) in which Borrower has computed its Availability, the amount of the requested Advance, and provided the other information requested therein.

     1.17 Collection Account Agreement shall mean that certain Collection
          ----------------------------
Account Agreement substantially in the form attached hereto as Exhibit 1.17 and incorporated herein.

     1.18 Commercial Paper Indebtedness shall mean, as of any date of
          -----------------------------
calculation, all Debt of Borrower owing under any commercial paper then outstanding.

     1.19 Conversion Date shall mean the Business Day on which a portion of the
          ---------------
Loan is converted to, continued as, or drawn down as an Adjusted LIBOR Loan.

     1.20 Contract Debtor shall mean each Person who is obligated to Borrower to
          ---------------
perform any duty under or to make any payment pursuant to the terms of a Contract.

     1.21 Contract shall mean all of Borrower's right, title, and interest in
          --------
and to each presently existing and hereafter arising loan account, account, installment sale contract, contract right, Instrument, note, document, chattel paper, general intangible, and all other forms of obligations owing to Borrower, all rights of Borrower to receive payment thereof, together with all other rights of Borrower obtained in connection therewith, and any collateral therefor, including all rights under any and all Security Documents related to the Contract.

     1.22 Dealer shall mean a dealer that has sold Goods to a Contract Debtor
          ------
pursuant to a Contract which Contract has been sold to Borrower.

     1.23 Dealer Reserve shall mean, as of any date of calculation, the
          --------------
aggregate Dollar amount held or owed by Borrower to Dealer which is subject to the provisions of applicable Dealer Agreements between Borrower and its Dealers.

     1.24 Dealer Agreement shall mean an agreement between Borrower and a Dealer
          ----------------
that governs the sale or assignment of Contracts from such Dealer to Borrower, including any provisions for assignment (whether with or without recourse, a repurchase obligation by the Dealer or a guaranty by such Dealer) contained in such Contract or related Security Documents with respect thereto.

     1.25 Debt shall mean (without duplication) all liabilities, obligations,
          ----
and indebtedness of Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct or indirect, contingent, fixed, or otherwise, and including, without in any way limiting the generality of the foregoing: (i) Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities to any Person secured by a Lien on Borrower's Property, even though Borrower shall not have assumed or become liable for the payment thereof; provided, however, that
                                                       -----------------
all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of Borrower prepared in accordance with GAAP; (iv) all obligations and liabilities created or arising under any lease or conditional sale or other title retention agreement with respect to Property used or acquired by Borrower, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are
          -----------------
limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of Borrower prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under each Guaranty; (vii) Subordinated Debt; and (viii) deferred taxes.

     1.26 Default shall mean an event or condition the occurrence of which
          -------
would, with a lapse of time or the giving of notice or both, become an Event of Default.

     1.27 Delinquency Rate shall mean, as of any date of calculation, the
          ----------------
percentage determined by dividing (a) the aggregate amount of the Gross Contract Payments to be made under

Contracts with respect to which any payment due thereunder is 60 or more days contractually delinquent, by (b) the aggregate amount of the Gross Contract Payments to be made under all Contracts.

     1.28 Distribution shall mean, in respect of any corporation (a) payment or
          ------------
making of any dividend or other distribution of property in respect to the capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.

     1.29 Dollars and the symbol "$" shall mean lawful money of the United
          --------------------------
States of America.

     1.30 Eligible Contracts shall mean only such Contracts which Lender, in its
          ------------------
reasonable discretion deems eligible, and without limiting Lender's discretionary rights, satisfy at all times all of the following requirements as determined by Lender, in its reasonable discretion:

          a. the Contract is a bona fide, valid, and binding obligation of the Contract Debtor, enforceable in accordance with its terms;

          b. the Contract and related Security Documents are free of any claim for credit, deduction, allowance, defense (including the defense of usury), dispute, counterclaim or setoff;

          c. the Contract is free of any prior assignment or Lien in favor of any Person other than Lender;

          d. the Contract correctly sets forth the terms thereof between Borrower and the Contract Debtor, including the interest rate applicable thereto;

          e. the Security Documents correctly describe the Goods subject thereto.

          f. the signatures of all Contract Debtors are genuine and each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof;

          g. the Contract strictly complies with all of Borrower's warranties and representations contained herein with respect to Contracts;

          h. the Contract Debtor under such Contract is not more than 60 days contractually delinquent in making a payment scheduled thereunder, except as specifically provided in subsection 1.30 j.;

          i. except as provided in subsection 1.30 h., neither Borrower nor the Contract Debtor is in material default under the terms of the Contract (e.g., the Property subject thereto is subject to repossession or has been sold
 ----
and the proceeds thereof applied to the Contract balance (the latter sometimes being referred to as a "deficiency balance" Contract));

          j. Borrower has not within any 12-month period granted to the Contract Debtor more than two extensions of time (each not longer than one month) for the payment of any sum due under the Contract;

          k.   repayment of the Contract is secured by a first Lien on Goods;

          l. the terms of the Contract and Security Documents and all related documents and instruments comply in all material respects with all applicable laws;

          m. all documents relating to the Contract, including those between Borrower and the Contract Debtor, have been executed, are reasonably satisfactory to Lender, and have been delivered to Lender or originals are
                                                          --
readily available to Lender in the files of Parent Borrower or each Subsidiary Borrower, all as required under the terms of this Agreement;

          n.   the Contract Debtor is not an Affiliate of Borrower;

          o. the Contract Debtor is a lawful resident of the continental United States;

          p. the creditworthiness of the Contract Debtor is reasonably acceptable to Lender. Without limiting the generality of the foregoing, the Contract Debtor's creditworthiness and the terms of the Contract shall conform to Borrower's credit guidelines;

          q. to the extent that the Contract balance includes sums representing the financing of so-called "extended warranty plans," such plans are (i) in substantial compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto, and (ii) underwritten by (x) a major automobile manufacturer, or an affiliate thereof, or
(y) an independent reputable and financially sound insurance company;

          r. the original term of the Contract, together with any and all extensions thereof, shall not exceed the number of months indicated opposite the age of the Goods which are the subject of the Contract at the time the Contract is originated;

     Age of Goods (Model Years)             Maximum Monthly Term
     --------------------------             --------------------
          6 and more                               36
          4 or 5                                   42
          3 or less                                54

          s.   the Contract is not a Modified Contract;

          t. the Contract is chattel paper and has been stamped in accordance with subsection 5.4 (b); and

          u.   the Contract Debtor is not subject to a bankruptcy proceeding.

     1.31 ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

     1.32 Event of Default shall have the meaning given to that term in section
          ----------------
11.1.

     1.33 Excess Availability shall mean, as of the date of determination, the
          -------------------
remainder of Availability minus the unpaid balance of the Loan outstanding.
                          -----

     1.34 Facility Fee shall have the meaning given to that term in subsection
          ------------
3.9.

     1.35 Fiscal Year shall mean Borrower's fiscal year for accounting purposes.
          -----------
The current fiscal year of Borrower will end on December 31, 1994.

     1.36 GAAP shall mean at any particular time, with respect to Borrower,
          ----
generally accepted accounting principles as in effect at such time, consistently applied; provided, however, that if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, "GAAP" shall refer to the principle which is then employed by Borrower with the concurrence of its independent certified public accountants, who are reasonably acceptable to Lender.

     1.37 Goods shall mean any new or used motor vehicles, including equipment
          -----
sold or financed in connection therewith, each being intended principally for personal or family use by consumers, sold under a Contract.

     1.38 Gross Contract Payments shall mean, as of any date of calculation, (a)
          -----------------------
with respect to a Contract as to which interest is calculated on a precomputed basis, all remaining unpaid, noncancelable payments to be made thereunder, and
(b) with respect
to interest bearing Contracts, the remaining unpaid principal balance thereof, together with all accrued but unpaid interest thereon.

     1.39 Guaranty shall mean all obligations of a Person which in any manner
          --------
directly or indirectly guarantees or assures, or in effect guarantees or assures, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

     1.40 Instruments shall have the same meaning as given to that term in the
          -----------
Code, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment. The term "Instruments" shall not include chattel paper.

     1.41 Intercompany Management Fees shall mean all fees or other Debt due
          ----------------------------
from Borrower to any Affiliate for services rendered or facilities provided to Borrower by such Affiliate.

     1.42 Interest Payment Due Date shall have the meaning given to that term in
          -------------------------
section 3.5.

     1.43 Interest Period shall mean that period of time applicable to an
          ---------------
Adjusted LIBOR Loan, as determined pursuant to section 3.3 hereof.

     1.44 Interest Rate Determination Date shall mean each date for determining
          --------------------------------
the Adjusted LIBOR with respect to an Interest Period. The Interest Rate Determination Date shall be the second London Business Day prior to the first day of the related Interest Period for each Adjusted LIBOR Loan.

     1.45 Interest Rate Option shall mean the Reference Rate or the Adjusted
          --------------------
LIBOR selected by Borrower for all or any part of the Loan, as permitted by this Agreement.

     1.46  Lender's Expenses shall mean:
           -----------------
           a. All reasonable expenses incurred by Lender in the preparation of this Agreement and any and all amendments thereto, including its outside attorney's fees and internally allocated costs of in-house counsel of Lender;

           b. Except as otherwise expressly provided herein, all reasonable out-of-pocket expenses incurred by Lender in the administration of this Agreement and the Loan (excluding, however, any expenses incurred by Lender which relate to the administration of any agreement between Lender and any Participant), including but not limited to mailing costs and accounting fees;

           c. All taxes levied against or paid by Lender (other than taxes on, or measured by, the income of Lender) and all filing and recording fees, costs, and reasonable expenses which may be incurred by Lender in respect to the filing and/or recording of any document or instrument relating to the transactions described in this Agreement;

          d. All reasonable costs and expenses (including all allocated costs of in-house counsel of Lender) incurred by Lender to collect the Collateral (with or without suit), correct any Default or Event of Default, enforce any provision of this Agreement, or gain possession of, maintain, handle, preserve, store, ship, prepare for sale, and/or advertise to sell the Collateral, whether or not the sale is consummated and collecting the Collateral with or without suit; and

           e. All reasonable costs, attorney's fees, and expenses of any kind (including all allocated costs of in-house counsel of Lender) incurred in the enforcement of this Agreement or the defense of legal proceedings involving any claim made against Lender arising out of this Agreement or the protection of the Collateral; provided, however, this provision shall not include any costs, fees,
            -----------------
and expenses incurred by Lender in connection with any proceeding, claim, or other matter relating solely to any claim or dispute between a Participant and Lender.

     1.47  LIBOR shall mean, relative to any Interest Period, the rate of
           -----
interest determined by Bank to be the rate per annum at which Dollar deposits in immediately available funds are offered to Bank by prime banks in the London Eurodollar interbank market at or about 11:00 a.m. London time, two London Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period in an amount approximately equal to the principal amount requested to be drawn down, converted to, or continued as an Adjusted LIBOR Loan, and for a period equal to such Interest Period.

     1.48  LIBOR Reserve Percentage shall mean, relative to any Interest Period,
           ------------------------
a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve System Board of Governors, for determining the maximum aggregate reserve requirements (including any emergency, supplemental, or other marginal reserve requirement) applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation issued from time to time by the Federal Reserve System Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D having a term approximately equal to or comparable to such Interest Period.

     1.49  Lien shall mean: (a) any interest in Property securing an obligation
           ----
owed to, or a claim of a Person other than the owner of the Property, whether such interest is based on common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale contract, trust receipt, or lease, consignment or bailment for security purposes; and (b) to the extent not included under clause "(a)," any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restrictment, lease, or other title exception or encumbrance affecting Property.

     1.50  Loan shall mean the aggregate amount of all unpaid Advances, together
           ----
with all accrued and unpaid interest thereon, at any time owing by Borrower to Lender.

     1.51  Loan Account shall have the meaning given to that term in subsection
           ------------
12.4 g.

     1.52  Loan Documents shall mean this Agreement and all other agreements,
           --------------
instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral (but excluding the Collateral itself), Lender's security interests, or any other aspect of the transactions contemplated by this Agreement.

     1.53  London Business Day shall mean any Business Day on which commercial
           -------------------
banks are open for international business (including dealings in Dollar deposits) in London and San Francisco.

     1.54  Loss Reserve Percentage shall mean, as of the date of calculation,
           -----------------------
the greater of (a) 4 percent, or (b) the percentage calculated by dividing (i) the aggregate amount of all Net Charge-Off's during each of the 12 calendar months immediately preceding the date of calculation (numerator), by (ii) the average monthly amount of Net Contract Payments outstanding as of the last day of each of those 12 months (denominator).

     1.55  Maturity Date shall have the meaning given to that term in section
           -------------
4.1.

     1.56  Modified Contract shall mean a Contract which, at any time, (a) was
           -----------------
in default for failure to pay for more than 60 days after its original contractual due date any payment due thereunder and such payment default was cured by adjusting or amending the Contract terms, or accepting a reduced payment or otherwise, or (b) is a refinance or renewal of a prior Contract with the Contract Debtor to accomplish any of the foregoing.

     1.57  Net Charge Offs for any period shall mean the aggregate amount of all
           ---------------
payments due under Contracts which have been charged off during such period, as reduced by the amount of cash actually received by Borrower during such period on Contracts which had been charged off during previous periods or such period.

     1.58  Net Contract Payments shall mean, as of any date of determination,
           ---------------------
the remainder of (a) the aggregate amount of the Gross Contract Payments due under Contracts which have not been charged off by Borrower, minus (b) the
                                                             -----
aggregate amount of all unearned finance charges, unearned fees, and unearned insurance premium income applicable thereto or included therein, as appropriate.

     1.59  Notice of Interest Rate Election shall mean, with respect to Adjusted
           --------------------------------
LIBOR Loans, a notice substantially in the form attached hereto as Exhibit 1.59 and made a part hereof.

     1.60  Obligations shall mean all present and future Loans, advances,
           -----------
liabilities, covenants, duties, and Debts owing by Borrower to Lender under the terms of this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including without limitation, all interest, charges, expenses, fees, attorneys fees, Lender's Expenses, filing fees, and any other sums chargeable to Borrower hereunder or under another Loan Document.

     1.61  Old Auto Contracts shall mean Eligible Contracts which are secured by
           ------------------
a Lien on Goods which are more than seven model years old at the inception of the Contract.

     1.62  Participant shall mean any financial institution which has been or
           -----------
will be granted the right by Lender to participate in the Loan and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

     1.63  PBGC shall mean the Pension Benefit Guaranty Corporation or any
           ----
Person succeeding to the functions thereof.

     1.64  Permitted Liens shall mean: (a) Liens for taxes, assessments,
           ---------------
governmental charges, and claims not yet due and payable or Liens for taxes being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on any applicable financial statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of Lender; (c) Liens upon equipment granted in connection with the acquisition of such equipment by Borrower provided the Lien attaches only to such equipment; (d) statutory Liens of landlords, and Liens of carriers, warehousemen, mechanics, materialmen, and repairmen, and other similar Liens incurred in the ordinary course of business for sums not yet delinquent; (e) Liens incurred or pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety, and appeal bonds; (f) any attachment, injunction, execution, tax lien, or judgment for the payment of money which does not exceed $50,000 provided such attachment, injunction execution, tax Lien or judgement is discharged or execution thereon has been stayed within 30 days after the entry thereof; (g) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering with the ordinary conduct of Borrower's business; and (h) other Liens incidental to the conduct of the business of Borrower or the ownership of its Property which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (whether of a purchase money nature or otherwise) and which do not in the aggregate materially detract from the value of such Property or materially impair the use thereof in the operation of such business, provided such Liens, other than the Liens granted to Lender, do not in the aggregate exceed $200,000 at any one time outstanding.
                                        -------

     1.65  Person means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, association, corporation, or any other entity.

     1.66  Plan shall mean any pension or other employee benefit plan which is
           ----
subject to Title IV of ERISA, and which is: (a) a plan maintained by Borrower;
(b) a plan to which Borrower contributes or is required to contribute; (c) a plan to which Borrower was required to make contributions at any time during the five calendar years preceding the date of this Agreement; or (d) any other plan with respect to which Borrower has incurred or may incur liability, including contingent liability, under Title IV of ERISA, either to such plan or to the PBGC.

     1.67  Property shall mean any interest in any kind of property or asset,
           --------
whether personal or real property, or mixed, or tangible or intangible.

     1.68  Reference Rate shall mean the rate publicly announced from time to
           --------------
time by Bank, in its sole discretion as its reference rate. The Reference Rate is not the lowest interest rate available from Bank. The Bank's Reference Rate is based upon various factors, including Bank's costs and desired return, general economic conditions, and other factors. Loans may be priced at, above, or below the Reference Rate. The Reference Rate is merely a reference rate with respect to which effective rates of interest are calculated. In the event Bank shall abolish or abandon the practice of establishing its Reference Rate, Lender shall designate a comparable reference rate which shall be deemed to be the Reference Rate hereunder.

     1.69  Reference Rate Loans shall mean Advances or applicable portions of
           --------------------
the Loan bearing interest based upon the Reference Rate.

     1.70  Reportable Event shall have the meaning assigned to that term in
           ----------------
Title IV of ERISA, including, without limitation, a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4062(e) of ERISA.

     1.71  Restricted Investment shall mean any interest in Property by Borrower
           ---------------------
in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or by loan, advance capital contribution, or subscription, except acquisitions of the following: (a) Contacts; (b) assets to be used in the ordinary course of business by Borrower; (c) Goods acquired through repossession and held for resale in the normal course of business; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided, that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year of the date of acquisition, bankers acceptances or overnight bank deposits, in each case issued or created by Cole Taylor Bank, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; (g) Debt authorized by Section 8.18; (h) investments in Restricted Subsidiaries; (i) bank deposits made in the ordinary course of business; (j) assets owned by Borrower on the Closing Date; and (k) loans to employees not exceeding $10,000 per employee and $100,000 in the aggregate at any one time outstanding.

     1.72  Restricted Subsidiary shall mean a Subsidiary, 100 percent of whose
           ---------------------
outstanding securities of any class or classes is legally and beneficially owned by Parent Borrower.

     1.73  Rules shall mean any law or regulation by which Lender or Borrower is
           -----
bound.

     1.74  Security Documents shall mean all security agreements, chattel
           ------------------
mortgages, deeds of trust, mortgages, or other security instruments, guaranties, sureties, and agreements of every type and nature (including a certificate of title) securing the obligations of a Contract Debtor under a Contract.

     1.75  Subordinated Debt shall mean all debt of Borrower which at all times
           -----------------
during the term of this Agreement is subordinated to the Obligations pursuant to a written subordination agreement, the terms of which are satisfactory to Lender in its sole and absolute discretion. Debt of Borrower to Cole Taylor Financial Group, Inc. shall be considered Subordinated Debt provided (i) the principal is not repayable while the Obligations are outstanding and (ii) interest is not repayable while an Event of Default has occurred and is continuing.

     1.76  Subsidiary means any corporation of which more than 50 percent of
           ----------
the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by Borrower and/or one of more of its Subsidiaries.

     1.77  Total Credit Facility shall mean $100,000,000.
           ---------------------

     1.78  Unused Line Fee shall have the meaning given to that term in section
           ---------------
3.10.


                              ARTICLE TWO - LOAN
                              ------------------

     2.  Loan.
         ----

         a. Upon the request of Borrower, made from time to time during the term hereof, Lender agrees, subject to the terms and conditions of this Agreement, to lend Borrower an aggregate principal amount not to exceed the lesser of (i) the Total Credit Facility or
(ii) Borrower's Availability; provided, however, no Advances will be made to Borrower if an Event of Default exists which remains uncured or unwaived. All such Advances shall be added to the Loan when made. Subject to the other terms and conditions of this Agreement, funds paid by Borrower to Lender in full or partial repayment of the Loan, during the term of this Agreement, may be re-borrowed by Borrower.

          b. Lender, in its sole and absolute discretion, may elect to make Advances in excess of Borrower's Availability on one or more occasions (such financial accommodations are hereinafter referred to as "Over Advances"), but if it does so, Lender shall not be deemed thereby to have changed the limits of the Total Credit Facility or Availability. Immediately upon demand by Lender for repayment of the Over Advance, Borrower shall make such payment. All Over Advances shall constitute part of the Loan hereunder and shall be subject to all of the terms and conditions of this Agreement.

          c. Each Advance request shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of the Advance to Borrower's deposit account (which shall not be a payroll account), or as Borrower shall direct, shall conclusively establish the obligation of Borrower to repay such Advance as provided herein. Advances shall not be made into the Collection Account. All Lender's Expenses and other charges due from Borrower to Lender pursuant to this Agreement, may, at Lender's option, after notice to Borrower, be charged to the Loan as of the date due from Borrower or the date paid or incurred by Lender, as the case my be.

     2.1  Monthly Statements Conclusive.  Lender shall render monthly statements
          -----------------------------
reflecting the amount of the Obligations owing by Borrower to Lender, including statements of all principal, interest, and Lender's Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and shall constitute an account stated (except for reversals and re-applications of payments made to Lender as permitted under this Agreement and correction of errors discovered by Lender) between Borrower and Lender unless, within 90 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto specifying the errors, if any, contained in any such statement.

                  ARTICLE THREE - INTEREST AND OTHER CHARGES
                  ------------------------------------------

     3.1  Interest Rate Option.
          --------------------

          a. The Loan, until paid in full, shall henceforth bear interest on the unpaid principal balance thereof from the initial funding date of each Reference Rate Loan or the Conversion Date of each Adjusted LIBOR Loan as follows:

               i. with respect to Reference Rate Loans, the Reference Rate plus .50 percent per annum. The interest rate on Reference Rate Loans shall be adjusted as, when, and effective as of the first day of each month to equal the Reference Rate on such date plus .50 percent per annum. Changes in the Reference Rate shall occur without notice or demand of any kind, on all Reference Rate Loans remaining from time to time unpaid; or

               ii. with respect to Adjusted LIBOR Loans, at the Adjusted LIBOR on the relevant Interest Rate Determination Date plus 2.50 percent per annum.
                                                 ----

     3.2  Conversion, or Continuation, or Draw Down.  a.  Subject to the
          -----------------------------------------
provisions of this Article Three, Borrower shall have the option to (i) convert all or a portion of the outstanding Loan from a Reference Rate Loan to one or more Adjusted LIBOR Loans, (ii) convert all or any portion of the Loan from Adjusted LIBOR Loans to a Reference Rate Loan on the expiration of the Interest Period applicable thereto, (iii) upon expiration of the Interest Period applicable to any Adjusted LIBOR Loan, to continue all or any portion thereof as an Adjusted LIBOR Loan(s), and (iv) draw down all or any part of the Loan as an Adjusted LIBOR Loan(s) or as a Reference Rate Loan; provided, however, no
                                                    -----------------
portion of the Loan may be continued as, converted to, or drawn down as a Adjusted LIBOR Loan when a Default or Event of Default has occurred and is continuing.

          b. Whenever Borrower desires to change, or continue, or draw down a portion of the Loan as an Adjusted LIBOR Loan, Borrower shall deliver by overnight delivery or by confirmed facsimile transmission to Lender a properly completed and executed Notice of Interest Rate Election no later than 11 a.m. Cherry Hill, New Jersey, time, at least three London Business Days in advance of the proposed Conversion Date or expiration of the current Interest Period, in the case of a conversion or continuation, or draw down of the credit facility as Adjusted LIBOR Loans. The Notice of Interest Rate Election shall specify: (i) the proposed Conversion Date (which shall be a Business Day); and (ii) the amount of the Loan to be continued, converted, or drawn down; and (iii) the initial or continuation Interest Period(s) therefor; provided, however, that the
                                                     --------  -------
minimum amount of any draw down, conversion to, or continuation of Adjusted LIBOR Loans shall be a minimum of $5.0 million and integral multiples of $1.0 million in excess of that amount.

          c. If at any time any Adjusted LIBOR Loan is outstanding with respect to which a Notice of Interest Rate Election has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto at the end of the applicable Interest Period, then on the last day of any applicable Interest Period those portions of the Loan shall be Reference Rate Loans until a Notice of Interest Rate Election to the contrary has been given to Lender in accordance with the terms of this Agreement.

          d. Subject to the provisions of section 3.6 hereof, Adjusted LIBOR Loans may only be converted into Reference Rate Loans or continued as Adjusted LIBOR Loans on the expiration date of the Interest Period applicable thereto.

          e. All outstanding portions of the Loan shall bear interest as a Reference Rate Loan as determined pursuant to this Agreement, unless a Notice of Interest Rate Election indicating that all or a portion of the Loan is to be an Adjusted LIBOR Loan has been delivered to Lender in accordance with this section 3.2.

          f. Any Notice of Interest Rate Election for conversion to or continuation of, or a draw down of all or a portion of the Loan as an Adjusted LIBOR Loan shall be irrevocable and Borrower shall continue to be bound to convert, continue, or draw down in accordance therewith.

     3.3  Interest Periods.   The Interest Period for all Adjusted LIBOR Loans
          ----------------
shall mean the period beginning on (and including) that date on which such Adjusted LIBOR Loan is made, continued as, or converted into, or drawn down as, an Adjusted LIBOR Loan, pursuant to section 3.2 and ending on (but excluding, for purposes of determining accrued interest) the day which numerically corresponds to such date three months thereafter, provided, however, that:
                                                  -----------------

          a. the Interest Period for any Adjusted LIBOR Loan shall commence on the Conversion Date of such Adjusted LIBOR Loan;

          b. except as provided in subsection 3.3 c. hereof, if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

          c. any Interest Period which (i) begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month, or (ii) would expire on a day which is not a Business Day, but is a day of the month after which no further Business Day occurs in that month, such Interest Period shall expire on the last Business Day of the month;

          d. there shall be no more than seven Interest Periods in effect with respect to Adjusted LIBOR Loans at any time outstanding; and

          e. with respect to any Adjusted LIBOR Loan, no Interest Period shall extend beyond the Maturity Date.

     3.4  Interest Calculation.    All interest (regardless of whether computed
          --------------------
with regard to Adjusted LIBOR or the Reference Rate) shall be computed at the close of each day by multiplying the outstanding Loan balance hereunder at the close of business on that day by a daily interest factor, which daily interest factor shall be calculated by dividing the aforesaid interest rates in effect on that day by 360 (which results in more interest being charged than if 365 were used). Lender shall calculate interest to be billed to Borrower with regard to Adjusted LIBOR Loans based on the Interest Period set forth in the Notice or Notices of LIBOR Election from Borrower to Lender. All Adjusted LIBOR Loans shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period at the interest rate applicable to such Adjusted LIBOR Loan. All interest so computed shall accrue for each and every day (365 days per year, 366 days per leap year) on which any part of the Loan remains outstanding hereunder, including the day on which any Advance is made regardless of the time of day the Advance is made, and including the day on which funds are repaid unless repayment is credited by Lender to the Loan prior to the close of Lender's business on the day of receipt. Payments in immediately available federal funds received by Lender into its account prior to 2:00 p.m. Cherry Hill, New Jersey, time on a Business Day, shall be credited to the Obligations prior to the close of business on that day; such funds received after 2:00 p.m. will be credited to the Obligations on the next Business Day immediately following their receipt.

     3.5  Payment of Interest.     Until all Obligations have been paid in full,
          -------------------
interest for each calendar month shall be due and payable on the fifteenth day of the following month ("Interest Payment Due Date"), beginning with the fifteenth day of the month immediately following the Closing Date. The monthly interest charge shall be due and payable in full either by wire transfer of immediately available funds or by such other means as is satisfactory to Lender. In the event the fifteenth day of a particular month is not a Business Day, then the Interest Payment Due Date shall be the first Business Day immediately preceding the fifteenth day of a month which is a Business Day.

3.6  Adjusted LIBOR.
     --------------

     a. Lender shall give Borrower prompt notice of the Adjusted LIBOR determined by Lender for an Interest Period, and absent manifest or arithmetic error, each determination of such rates by Lender shall be conclusive and binding for all purposes hereof.

     b. If Borrower requests a draw down of the credit facility as, or conversion to, or continuation of an Adjusted LIBOR Loan for an Interest Period and (a) Bank or Lender determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not then being offered to banks in the London Interbank Eurodollar Market for the selected Interest Period, or (b) Lender shall certify in good faith that the relevant rates of interest referred to in the definition of Adjusted LIBOR will not accurately reflect the cost to Lender of making or maintaining Adjusted LIBOR Loans for the Interest Periods therefor, then Lender shall give notice thereof to Borrower not later than the proposed Conversion Date, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to draw down, convert, or continue any part of the Loan to bear interest at Adjusted LIBOR shall be suspended so long as such circumstances exist.

     c. If, after the date of this Agreement, the adoption of or any change in applicable Rules or change in the interpretation or administration thereof, by a governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank or Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Bank or Lender to draw down, convert, or maintain loans at Adjusted LIBOR, Lender will forthwith notify Borrower of the circumstances and the interest rates on the applicable portions of the outstanding Adjusted LIBOR Loans shall be deemed to have been converted to the Reference Rate on either (a) the last day of the then current Interest Period if Bank or Lender may lawfully continue to maintain loans at the Adjusted LIBOR to such day, or (b) immediately if Bank or Lender may not lawfully continue to maintain loans at Adjusted LIBOR to such day.

     d. If, after the date of this Agreement, any governmental authority, central bank, or other comparable authority shall at any time impose, modify, or deem applicable any reserve (including without limitation, any imposed by the Board of Governors of the Federal Reserve System), any tax (including without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, fee, deduction, withholding with respect to Adjusted LIBOR Loans, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender, which changes the basis of taxation of payments of principal and interest of Borrower to Lender, or shall impose on Lender or Bank or the London Interbank Eurodollar Market any other condition affecting loans at Adjusted LIBOR and the result of any of the foregoing is to increase materially the cost to Bank or Lender of making or maintaining the interest rate at Adjusted LIBOR or to reduce the amount of any sum received or receivable by Lender under this Agreement by an amount deemed by Lender or such Participant to be material, Lender will promptly notify Borrower of any event of which it has knowledge occurring after the date hereof. If such event occurs during any Interest Period or if Borrower requests conversion to Adjusted LIBOR after notification of the event, said event will entitle Lender to compensation pursuant to this subsection. A certificate of Lender claiming compensation under this subsection, setting forth the basis for such compensation, and setting forth the additional amount or amounts to be paid to Lender hereunder shall be conclusive in the absence of manifest or arithmetic error; and within five days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

     e. LIBOR shall be adjusted automatically on and as of the effective day of any change in the relevant LIBOR Reserve Percentage.

     f. Promptly upon notice from Lender, Borrower shall pay, prior to the date on which penalties may attach thereto, all present and future stamp, documentary, and other similar taxes, levies, or costs and charges whatsoever imposed, assessed, levied, or collected on or in respect of Adjusted LIBOR Loans solely as a result of the interest rate being determined by reference to Adjusted LIBOR and/or the provisions of this Agreement relating to Adjusted LIBOR and/or the recording, registration, notarization, or other formalization of any of the foregoing and/or payments of principal, interest, or other amounts made on or in respect of a Loan when the interest rate is determined by reference to Adjusted LIBOR (all such taxes, levies, costs, and charges being hereinafter collectively referred to as "Eurodollar Rate Tax"). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, Borrower will, at the request of Lender, furnish to Lender evidence that Borrower has met its obligation under this subsection. Borrower shall indemnify Lender against, and reimburse Lender on demand for, any Eurodollar Rate Tax, as determined by Lender in its good faith discretion. Lender, as appropriate, shall provide Borrower with appropriate receipts for any payments or reimbursements made by Borrower pursuant to this subsection 3.6 f. A certificate of Lender as to any amount payable pursuant to Article Three shall, absent manifest or arithmetic error, be final, conclusive, and binding on all parties hereto.

          g. Failure on the part of Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of Lender's right to demand compensation with respect to such Interest Period or any other Interest Period, provided demand therefor is made on Borrower not more than 90 days following the event entitling Lender to such compensation. The protection of this subsection
3.6 g shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of the law, Rule, guideline, or other change or condition which shall have occurred or been imposed.

     3.7  Funding Losses. If Borrower fails to consummate any conversion to or
          --------------
continuation or draw down of an Adjusted LIBOR Loan after a Notice of Interest Rate Election has been delivered to Lender, Borrower shall reimburse Lender on demand for any resulting loss or expense incurred by it (or by any Participant in the related Loan) as if the Adjusted LIBOR Loan had been made on the date specified in the Notice of Interest Rate Election at the interest rate determined on the Interest Rate Determination Date and prepaid on the same date in accordance with section 3.8; provided that Lender shall have delivered to Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest or arithmetic error.

     3.8  Prepayments; Prepayment Compensation For Adjusted LIBOR Loans.
          -------------------------------------------------------------
Borrower shall, on demand by Lender, at any time and from time to time and as often as the occasion therefor may arise, indemnify Lender against any and all losses, costs, and expenses which Lender may at any time or from time to time sustain or incur with respect to Adjusted LIBOR Loans as a consequence of the failure of Borrower to borrow any Adjusted LIBOR Loan on the commencement date of the Interest Period in respect thereof, or any prepayment of any principal of any Adjusted LIBOR Loan or conversion of such Adjusted LIBOR Loan on a date other than the last day of the Interest Period relating to the principal so repaid or prepaid or so converted. Except as otherwise provided in section 4.2 below, all Loan repayments and prepayments shall be applied first to Reference Rate Loans to the extent outstanding, then to Adjusted LIBOR Loans in the order of the soonest to mature; if there is more than one Adjusted LIBOR Loan maturing on any one day, then payment shall be applied to the Adjusted LIBOR Loan with the higher rate of interest. Prepayments shall be in an aggregate amount of not less than $5.0 million and integral multiples of $1.0 million. The losses, costs, or expenses for which Borrower will indemnify Lender in the case of repayment or prepayment of an Adjusted LIBOR Loan, as provided above, shall include the amount by which (a) the total interest that would otherwise have become payable during the period (`Reemployment Period') beginning on the date of such repayment or prepayment and ending on the last day of the Interest Period pertaining to the principal being prepaid or repaid exceeds the total amount of interest which
                                  -------
would accrue and become payable to Lender during the Reemployment Period on the principal so repaid or prepaid, if Lender, following such repayment or prepayment, were to use its best efforts to reemploy as soon as possible (but in any event within 3 days) the principal so prepaid or repaid by investing such sum in obligations of the United States Treasury (excluding those commonly known as `Flower Bonds') having a term substantially equal to the Reemployment Period. The maturity date and yield to maturity of such United States Treasury obligations shall be determined on the basis of quotations published in the Wall
                                                                            ----
Street Journal or similar publication on the prepayment or conversion date. If
--------------
there shall be more than one debt obligation of the United States Treasury maturing nearest in time to the expiration of the Reemployment Period then the yield shall be the arithmetic average of the yields to maturity of all such obligations.

     3.9   Facility Fee.  On the Closing Date Borrower shall pay to Lender a
           ------------
facility fee ("Facility Fee") equal to one-quarter of one percent of the Total Credit Facility. Lender shall credit to the Facility Fee an amount equal to the remainder of (a) Borrower's $100,000 deposit, paid to Lender pursuant to a certain letter dated March 22, 1994, minus (b) Lender's Expenses incurred as of
                                     -----
the date appearing on page one of this Agreement. Lender and Borrower agree that the Facility Fee may be financed, at Lender's discretion, as an Advance to the Loan.

     3.10  Unused Line Fee.  For every month during the term of this Agreement,
           ---------------
Borrower shall pay to Lender a fee ("Unused Line Fee") in an amount equal to one-eighth of one percent per annum, multiplied by the amount by which (a) the Total Credit Facility exceeds (b) the average closing daily unpaid balance of the Loan during such month. Such fee, if any, shall be calculated on the basis of a year of 360 days, actual days elapsed, and shall be payable to Lender on the Interest Payment Due Date with respect to the prior month.

     3.11  Default Interest Rate.  If any Event of Default occurs, then
           ---------------------
commencing on the thirtieth day from the date such Event of Default occurs until it is cured, if curable, or waived in writing by Lender, or until all Obligations are paid and performed in full, Borrower shall pay interest on the unpaid principal balance of the Reference Rate Loans and Adjusted LIBOR Loans at a per annum rate three percent greater than the rate of interest otherwise specified herein.

     3.12 Maximum Interest Rate.   In no event shall the interest rate and other
          ---------------------
charges exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event a court determines that Lender has received interest and other charges in excess of the highest rate applicable hereto, Lender shall apply such excess to the principal balance of the Obligations as of the date of such determination. If no Obligations are then outstanding, then Lender shall refund to Borrower such excess.

     3.13 Capital Adequacy.  If any change to an existing law or a future law,
          ----------------
regulation, or guideline, or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, shall either (a) impose, modify, or deem applicable or result in the application of, any reserve, special deposit, capital maintenance, capital ratio, or similar requirements against loans or loan commitments made by Lender or against any other extensions of credit or commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by Lender, or (b) cause Lender, in anticipation of the effectiveness of any capital maintenance, capital ratio, or similar requirement, to take reasonable action to enable itself to comply therewith, or (c) impose on Lender any other condition regarding this Agreement or the Total Credit Facility, and the result of any event referred to in clause
(a), (b), or (c) above shall be to increase the cost to Lender of making or maintaining, or to impose upon Lender, or increase, any capital requirement applicable as a result of the making or maintenance of, the Total Credit Facility or the Obligations of Borrower or to reduce the amounts receivable by Lender hereunder (which increase in cost or increase in (or imposition of) capital requirements or reduction in amounts receivable may be determined by Lender's reasonable allocation of the aggregate of such cost increases, capital increases, or impositions or reductions in amount receivable resulting from such events), then, upon demand by Lender, Borrower shall, at Borrower's option, either (a) pay to Lender all outstanding Obligations without payment of the earlier termination and prepayment premiums described in Section 4.1 hereof and terminate this Agreement, or (b) immediately pay to Lender an amount sufficient to compensate Lender for such increased cost or increase in (or the imposition of) capital requirements or reduction in amounts receivable by Lender from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Default Rate of interest specified in Section 3.11 hereof. Upon the occurrence of any event referred to in clause
(a), (b), or (c) above, a certificate setting forth in reasonable detail the increased cost, reduction in amounts receivable, or amounts necessary to compensate Lender as a result of an increase in (or imposition of) capital requirements submitted by Lender to Borrower, shall be conclusive, absent manifest or arithmetic error, for all purposes.


                              ARTICLE FOUR - TERM
                              -------------------

     4.1  Term of Agreement and Loan Repayment.  This Agreement shall have an
          ------------------------------------
initial term of two years commencing on the Closing Date and terminating on July 12, 1996. (The date on which the term of the Agreement terminates being hereinafter referred to as "Maturity Date"). The Loan shall be due and payable in full on the Maturity Date without notice or demand and shall be repaid to Lender by a wire transfer of immediately available funds. Borrower may at any time terminate this Agreement prior to the Maturity Date by: (a) giving Lender at least 60 days prior notice of intention to terminate this Agreement; (b) paying and performing, as appropriate, all Obligations on or prior to the effective date of termination; and (c) paying to Lender an early termination fee equal to (i) three-quarters of one percent of the Total Credit Facility in the event the effective date of termination is before the first anniversary of the Closing Date; and (ii) one-half of one percent of the Total Credit Facility in the event the effective date of termination occurs on or at any time after the first anniversary date of the Closing Date. Upon the occurrence of an Event of Default, Lender will have the rights and remedies set forth in this Agreement. Notwithstanding the foregoing, the early termination fee shall be equal to one-quarter of one percent of the Total Credit Facility, instead of the amount indicated above, if (i) Borrower, at any time, requests an increase in the Total Credit Facility by an amount which is not less than $25,000,000, but not more than $50,000,000, without any other changes to any of the other provisions of this Agreement, (ii) no Default or Event of Default exists at the time of such request, (iii) at the time of the request the unpaid balance of the Loan is equal to or greater than 60 percent of the Total Credit Facility, (iv) the results of Borrower's operations have equaled or exceeded the projections delivered by Borrower to Lender prior to the date of the request, and (v) Lender does not, within 90 days of such request, agree to that increase. In the event Lender grants the requested increase in the Total Credit Facility pursuant to the previous sentence, Lender may only charge an additional facility fee equal to one-quarter of one percent of the amount of the increase in the Total Credit Facility, pro rated for the number of months remaining to the Maturity Date.

     4.2  Application of Payments.  All payments made by Borrower to Lender and
          -----------------------
proceeds of the Collateral received by Lender shall be applied (a) first to the payment of fees, interest, expenses, and all other Obligations due and payable except unpaid principal, as determined by Lender, (b) second, to the payment of unpaid principal that is due and payable; provided, however, that during
                                          ------------------
the continuance of an Event of Default, Lender may apply all such payments to the Obligations of Borrower in any amounts and in any priority as Lender shall determine in its sole discretion, and (c) third, following termination, to Borrower upon payment of all Obligations.

     4.3  Termination of Security Interests. Notwithstanding termination, until
          ---------------------------------
the Loan and all other Obligations have been fully repaid (which shall be deemed to occur only when Lender has received good funds), Lender shall retain a Lien in all Collateral existing and thereafter arising and Borrower shall continue to observe each and every covenant contained herein. Without limiting the generality of the foregoing, after termination Borrower shall continue to assign to Lender all Contracts and security therefor and shall, upon Lender's request, immediately turn over to Lender, in kind, all proceeds received respecting the Collateral. Only after termination and when Lender has received payment in full of the Loan and all other Obligations, shall Lender execute a termination of all security agreements and security interests given by Borrower to Lender hereunder.

                ARTICLE FIVE - SECURITY INTEREST IN COLLATERAL
                ----------------------------------------------

     5.1  Creation of Security Interest in Collateral. Borrower hereby
          -------------------------------------------
irrevocably and unconditionally grants Lender a continuing security interest in all the Collateral and in all of Borrower's rights therein, whether presently existing or hereafter acquired or arising, in order to secure prompt payment of the Loan and the payment and performance by Borrower of all its other Obligations. Lender's security interest in the Collateral shall attach to all the Collateral without further act by Lender or Borrower. In the event any Contract is evidenced by or consists of Instruments, Borrower shall immediately, upon receipt thereof, endorse or assign (as appropriate), and deliver to Lender such Instruments.

     5.2  Financing Statements. Borrower agrees, at its own expense, to execute
          --------------------
financing statements, continuation statements, and assignments of financing statements provided for by the Code, together with any and all other instruments or documents and to take such other action, including delivery, as may be required to perfect or maintain Lender's security interest in the Collateral. Unless prohibited by law, Borrower hereby appoints Lender and Lender's designee as Borrower's attorney-in-fact (such appointment being coupled with an interest and is, therefore, irrevocable) to sign Borrower's name and file or record, as the case may be, at any time any such financing statements on Borrower's behalf.

     5.3  Location of Collateral.
          ----------------------

          (a) Borrower represents and warrants that except for Collateral which has been delivered to Lender under the terms hereof: (i) Schedule 5.3 is a correct and complete list of the location of all books and records concerning the Collateral, the locations of the Collateral, and location of all of Borrower's places of business; (ii) the Collateral shall remain at all times in the possession of Borrower; and (iii) the Collateral shall be kept at all times only at the office of a Borrower who owns title to the Collateral (e.g.,
                                                                   ----
Reliance Acceptance Corp. of Texas shall only maintain at its offices Collateral owned by that company, and not the Collateral of any other Borrower). Borrower covenants and agrees that, except for Collateral in the possession of Lender, it will not maintain the Collateral at any location other than those listed in
Schedule 5.3, and will not otherwise change or add to those locations, unless it gives Lender at least 15 days prior notice thereof and executes and delivers to Lender any and all financing statements and other documents that Lender requests in connection therewith.

          (b) Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of an Event of Default and the continuation thereof, Borrower shall upon Lender's request immediately deliver to Lender, all Contracts and related Security Documents then existing and thereafter arising. Lender shall not be liable or responsible in any way for any act or default of any carrier, forwarding agency, or other Person whatsoever sending or delivering Collateral to Lender, but the same shall be at Borrower's sole risk. Lender shall comply to the standards set forth in Section 12A:9-207 of the Code with regard to the custody and preservation of any Collateral in Lender's possession at any time.

     5.4  Delivery and Marking of Collateral.  (a)  In the event that any of the
          ----------------------------------
Collateral is evidenced by Instruments, then prior to any Advance with respect thereto, Borrower shall endorse to Lender's order and deliver to Lender the original of such Instruments.

          (b) Except with respect to Instruments delivered to Lender pursuant to subsection 5.4(a) above, Borrower shall immediately following the execution or receipt of a Contract, stamp on the Contracts the following words:

     "This document is subject to a security interest in favor of BankAmerica Business Credit, Inc.";

provided, however, Borrower shall have until a date 90 days after the date of
-----------------
the Closing Date to stamp all Contracts existing on such date which the words required under subsection 5.4(b).

          (c) Borrower shall store all Contracts and Security Documents in secure cabinets at all times except when such documents are taken out thereof during the normal course of business.

     5.5  Protection of Collateral; Reimbursement.  (a) Borrower shall pay all
          ---------------------------------------
expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

          (b) If Borrower fails promptly to pay any portion of the expenses specified in subsection 5.5 (a) when due, Lender may, at its option (but shall not be required to), pay the same and charge such amount to the Loan balance, and Borrower agrees promptly to reimburse Lender therefor with interest accruing thereon daily at the rate of interest from time to time in effect for Reference Rate Loans. All sums so paid or incurred by Lender for any of the foregoing and any and all sums for which Borrower may become liable under this Agreement and all reasonable costs and expenses (including Lender's Expenses) which Lender may incur in enforcing or protecting its Lien or rights and interest in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties hereto or in respect of any of the transactions occurring under the Contracts until paid by Borrower to Lender with interest at the rate of interest from time to time in effect for Reference Rate Loans, shall be considered as part of the Obligations and as such, shall be secured by all the Collateral.

     5.6  Monthly Reports Re Collateral.  Borrower shall deliver to Lender,
          -----------------------------
within 15 days after the end of each calendar month during the term of this Agreement, and at any other time as may be reasonably requested by Lender, all of the following documents (which shall be reasonably satisfactory to Lender, in form and content):

          a.   A Collateral Report;

          b. A report reflecting the Delinquency Rate for each of the Subsidiary Borrowers;

          c. A certificate executed by the chief financial officer of Borrower, certifying, inter alia, that Borrower is in compliance with all terms,
                      ----------
covenants, and conditions contained in this Agreement and no Default or Event of Default then exists; and

          d. A summary of the aging of the Contracts on a contractual basis, and upon Lender's request, a detailed aging report.

     5.7  Inspection.  Borrower shall permit Lender and its representatives to
          ----------
make such verification and inspection of the Collateral and to make audits and inspections, at any reasonable time and as frequently as Lender desires of Borrower's books, accounts, records, correspondence and such other papers as it may desire. In order to reimburse Lender for the cost of such verifications, audits, and inspections, Borrower shall pay to Lender a monthly audit fee calculated on a branch-by-branch basis, which fee for each branch shall equal the lesser of (a) $250; or (b) the product of (i) .004, multiplied by (ii) one
                                                        ----------
percent of the aggregate amount of the Gross Contract Payments to be made under all Contracts administered by such branch office as of the last day of the month with respect to which the fee is calculated. The monthly audit fee shall be based on the total number of branch offices, as determined as of the last day of the month for which the fee is calculated. Each monthly installment shall be payable to Lender on each Interest Payment Due Date, commencing with the month immediately following the Closing Date. Notwithstanding the foregoing, upon the occurrence of any Event of Default, Borrower shall pay all Lender's cost incurred in connection with the verification, audit, and inspection of the Collateral without regard to the foregoing limitations. Borrower shall supply copies of and permit Lender to copy such records and papers as Lender may request, and shall permit Lender to discuss Borrower's affairs, finances, and accounts with Borrower's employees, partners and independent public accountants (and by this provision Borrower hereby authorizes said accountants to discuss with Lender the finances and affairs of Borrower and each of its subsidiaries) all at such reasonable times and as often as may be reasonably requested. Borrower further agrees to supply Lender with such reasonable information relating to Borrower and the Collateral as Lender shall request. In the event of any litigation between Borrower and Lender, any right of civil discovery shall be in addition to, but not in lieu of, Lender's rights under this section.

     5.8  Verification.  Lender may, from time to time, verify directly with
          ------------
Contract Debtors the validity, amount, and any other matters relating to the Collateral by means of mail, telephone, or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose.


               ARTICLE SIX - RECORDS AND SERVICING OF CONTRACTS
               ------------------------------------------------

     6.1  Records of Contracts.  Borrower shall keep or will cause to be kept in
          --------------------
a safe place, at its chief executive office and other locations specified in
Schedule 5.3, proper and accurate books and records pertaining to the Collateral. Borrower shall maintain a system, satisfactory to Lender, for duplicating and storing, at a secure location, a duplicate set of books and records concerning the Collateral. In addition, Borrower shall maintain a credit file for each Contract Debtor, containing financial information reflecting the credit-worthiness of each Contract Debtor.

     6.2  Servicing of Contracts.  At no expense to Lender, Borrower shall
          ----------------------
diligently and faithfully perform the following services relating to the Contracts until (a) the occurrence of an Event of Default or a Default which Default would reasonably be expected to have a material adverse effect on Borrower on a consolidated basis (as determined by Lender in its reasonable discretion), and (b) Lender has notified Borrower in writing that Borrower shall cease providing such services:

          a. Borrower shall collect all payments and other proceeds of the Contracts and other Collateral; and

          b. Borrower shall perform customary insurance follow-up with respect to each policy of insurance covering the Property which is the subject of the Contracts to ensure that such Property is insured.

     6.3  Termination of Collection Rights.  Following the occurrence of a
          --------------------------------
Triggering Event of Default (as defined below) and the continuation thereof all rights of Borrower to collect any payments due under the Collateral and all rights of Borrower to exercise the consensual rights which it would otherwise be entitled to exercise with respect thereto, shall, at the option of Lender and upon written notice from Lender to Borrower, immediately terminate. Borrower acknowledges and agrees that following a Triggering Event of Default and during the continuance thereof, Lender shall be entitled to receive all of the
                                                             ---
Contract payments, without deduction, even though this may render Borrower insolvent and leave Borrower without any funds to pay its operating expenses. Borrower, at Lender's request, shall immediately provide Lender with a current list of the names, addresses, and Contract account numbers for all Contract Debtors and shall following the occurrence of an Triggering Event of Default and the continuation thereof at Lender's request, immediately direct all Contract Debtors (pursuant to a form of notice prepared by Lender) to make all payments due under the Contracts and the Collateral directly to Lender or to a bank account designated by Lender, and Borrower shall otherwise cooperate with Lender in that regard.

     6.4  Collection Account.  While any portion of the Loan is unpaid,
          ------------------
Borrower shall immediately, upon receipt thereof, deposit all cash proceeds of the Collateral (including, for example, all regular monthly payments received in connection with the Contracts) into a Collection Account, established by Borrower and Lender under a Collection Account Agreement between Borrower, Lender, and the bank identified therein. If, at any time, either (a) Borrower's then-existing Excess Availability is equal to or less than 5 percent of the then-outstanding Loan amount; or (b) upon the occurrence of an Event of Default described in subsections 11.1 a., b., d., e., f., g., h., i., n., o., p., or q. ("Triggering Events of Default"), and the continuation thereof, then at all times thereafter, Borrower's right to withdraw any funds from the Collection Account shall immediately terminate and only Lender shall thereafter have a right to withdraw any funds from the Collection Account. Lender shall reinstate Borrower's right to withdraw funds from the Collection Account in the event (a) where Borrower's withdrawal rights were terminated because of inadequate Excess Availability, Borrower's Excess Availability is, at all times, equal to or greater than 5 percent of the Loan balance during a 90-day period, or (b) where Borrower's withdrawal rights were terminated because of the occurrence of any of the Event of Defaults listed above, (i) no Default or Event of Default then exists, and (ii) Borrower's excess Availability has been equal to or greater than 5 percent of the Loan balance at all times during a 90-day period.

           ARTICLE SEVEN - REPRESENTATIONS, WARRANTIES AND COVENANTS
           ---------------------------------------------------------

     7.   Representations and Warranties Reaffirmed.  Borrower represents and
          -----------------------------------------
warrants by its execution of this Agreement, by each Collateral Report delivered to Lender and with each Advance request, the following matters as of date of each Advance. Each warranty and representation shall be deemed to be material and to be automatically repeated with each Advance and shall be conclusively presumed to have been relied upon by Lender regardless of any information possessed or any investigation made by Lender. The warranties and representations shall be cumulative and in addition to all other warranties, representations, and agreements which Borrower shall give or cause to be given to Lender, either now or hereafter.

     7.1  Warranties and Representation Re Contracts.  With respect to the
          ------------------------------------------
Contracts, Borrower represents and warrants that:

          a. To the best of Borrower's knowledge, each Contract is a bona fide, valid, and binding obligation of the Contract Debtor, enforceable in accordance with its terms, and Borrowers does not know of any fact which impairs or will impair the validity of any such Contract.

          b. To the best of Borrower's knowledge, each Contract and related Security Documents are free of any claim for credit, deduction, discount, allowance, defense (including the defense of usury), dispute, counterclaim or setoff.

          c.   [Intentionally Omitted.]

          d. To the best of Borrower's knowledge, each Contract correctly sets forth the terms thereof between Borrower and the Contract Debtor, including the interest rate applicable thereto.

          e. To the best of Borrower's knowledge, the Security Documents correctly describe the Goods subject thereto.

          f. To the best of Borrower's knowledge, the signatures of all Contract Debtors are genuine and each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof.

          g. There is only one original counterpart of the Contract executed by the Contract Debtor which is in Borrower's sole possession (with the possible exception of one duplicate original counterpart which, if in existence, is in the Contract Debtor's sole possession).

     7.2  Warranties and Representations Re Collateral Generally.  Borrower
          ------------------------------------------------------
represents, warrants, and covenants to Lender that so long as any portion of the Loan remains unpaid or any other Obligation of Borrower to Lender is to be performed or paid, that:

          a. All state and federal laws have been complied with in conjunction with the Collateral, the noncompliance with which would have a material adverse impact on the value, enforceability or collectability of the Collateral.

          b. At the time of the pledge to Lender of any Collateral by Borrower, Borrower has good and valid title to, and full right and authority to pledge, the same to Lender.

          c. Lender has at all times a first priority, perfected, Lien in all of the Collateral, except that, with respect to repossessed automobiles, materialmen and garagemen liens for repair services may, to the extent authorized by law, have a priority.

          d. Except for Permitted Liens, the Collateral (i) shall be owned solely by Borrower, and no other Person, other than Lender, has or will have any right, title, interest, claim or Lien therein and in any money resulting from the lease, rental, sale or other disposition thereof, and (ii) shall remain free and clear of any Liens.

          e. Borrower shall pay and discharge, when due, all taxes, levies, assessments and other charges upon the Collateral.

          f. Any distribution of interest or principal, or loss of the Collateral or any of the Property secured thereby, shall not release Borrower from any of the Obligations.

     7.3  Contract and Security Document Forms.  Borrower covenants that after
          ------------------------------------
the date hereof, only Contracts on forms submitted to Lender for its review shall be used by Borrower for its transactions. Borrower shall not change or vary the printed terms of such Contracts without Lender's prior written consent, unless such change or variation is expressly required by applicable state and federal laws. Lender may at any time, with respect to new forms of Contracts or amendments to existing forms of Contract, require Borrower to provide to Lender a certification from its counsel confirming that the form of Contract is in material compliance with the Federal Truth in Lending Act, the applicable state motor vehicle financing law, and such other applicable laws as Lender may reasonably request.

     7.4  Solvent Financial Condition.  Immediately prior to the date of each
          ---------------------------
Advance, the present fair salable value of the assets of Borrower is greater than the amount required to pay its liabilities, and Borrower is able to pay its debts as they mature.

     7.5  Credit Guidelines.  Borrower represents and warrants that it shall not
          -----------------
make any changes in its credit guidelines which would have the effect of liberalizing Borrower's credit extension policies (a copy of which has been previously furnished by Borrower to Lender) without Lender's prior written consent which shall not be unreasonably withheld or delayed. Borrower's credit guidelines shall state in detail the credit criteria used by Borrower in determining the credit-worthiness of Contract Debtors with regard to the Contracts originated by Borrower and/or originated by Dealers, as appropriate.

     7.6  Organization, Authority, and Capital Structure.  Parent Borrower and
          ----------------------------------------------
each Subsidiary Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) has all requisite power and authority and licenses, permits, and franchises necessary to carry on its business the violation of which or failure to obtain would materially and adversely affect its business or condition (financial or otherwise) considered as a whole; and (c) has duly qualified and is authorized to do business and is in good standing as an entity in each jurisdiction where such qualification is necessary except where the failure to qualify would not have a material adverse effect on Borrower. The authorized number of shares of common stock of each Borrower and the number of such shares which are issued and outstanding as of the date of this Agreement are listed in Schedule 7.6. (Lender and Borrower acknowledge and agree that the Stock Pledge Agreement and Schedule
7.6 will be amended from time to time as Restricted Subsidiaries are formed pursuant to section 8.16 below.)

     7.7  Financial Statements.  The financial statements of Borrower for the
          --------------------
Fiscal Year ending December 31, 1993, are true and correct and have been prepared in accordance with generally accepted accounting principles, practices and procedures, consistently applied (except for changes in application in which Borrower's accountants concur) and present fairly the financial position of Borrower as of such date and the results of its operations for such period. Since December 31, 1993, there has been no material adverse change in the condition, financial or otherwise, of Borrower as of such date.

     7.8  Full Disclosure.  The financial statements referred to in section 7.7
          ---------------
above, this Agreement, and any written statement furnished by Borrower to Lender (copies of which have been previously delivered), do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

     7.9  Pending Litigation.  There are no proceedings pending, or to the
          ------------------
knowledge of Borrower threatened, against or affecting Borrower in any court or before any governmental authority or arbitration board or tribunal which would reasonably be expected to materially and adversely affecting the business, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to repay or otherwise perform any of its Obligations to Lender. Borrower is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

     7.10 Title to Properties.  Borrower has good and marketable title to the
          -------------------
Property (including all of the Collateral) it purports to own and such Property (other than the Collateral which shall not be subject to any Lien other than Permitted Liens.

     7.11 Transaction is Legal and Authorized.  The execution and delivery of
          -----------------------------------
this Agreement and related documents by Borrower, the grant of the Liens to Lender in respect to the Collateral by Borrower, and compliance by Borrower with all of the provisions of this Agreement are valid, legal, binding, and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, or similar laws relating to or affecting the rights of creditors and will not conflict with or result in any breach of any of the provisions of any material agreement, bylaws, charter or instrument to which Borrower is a party.

     7.12 Taxes.  All tax returns required to be filed by Borrower in any
          -----
jurisdiction have been filed or permitted extensions for filing such returns have been properly obtained, and all taxes, assessments, and other governmental charges upon Borrower, or upon any of its properties, income or franchises, which are due and payable, have been paid except for such assessments and charges which are immaterial in amount and have not been paid as a result of Borrower's inadvertence. The provisions for reserves for taxes on the books of Borrower are adequate for all unaudited Fiscal Years, and for its current fiscal period.

     7.13 Compliance with Law.  Borrower: (a) is not in violation of any laws,
          -------------------
ordinances, or Rules to which it or its business is subject, the violation of which would reasonably be expected to have a material adverse effect on Borrower on a consolidated basis; and (b) has not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts. Borrower has complied in all material respects with all applicable federal statutes and all rules and regulations promulgated thereunder and with all provisions of law of each state whose laws and Rules relate to the Contracts.

     7.14 Borrower's Office.  Borrower's chief executive office is located at
          -----------------
the address stated on page one of this Agreement, and Borrower covenants and agrees that it will not, without prior written notification to Lender, relocate said chief executive office.

     7.15 ERISA.  (a) Borrower has no Plan other than those listed in Exhibit
          -----
7.15 attached hereto. (b) No Plan has been terminated or partially terminated or is insolvent or in reorganization, nor has any proceedings been instituted to terminate or reorganize any Plan. (c) Borrower has not withdrawn from any Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal. (d) Borrower has no withdrawal liability, including contingent withdrawal liability, to any Plan pursuant to Title IV of ERISA. (e) Borrower has no liability to the PBGC other than for required insurance premiums which have been paid when due. (f) No Reportable Event has occurred with respect to a Plan. (g) No Plan has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code. (h) Each Plan is in substantial compliance with ERISA, and Borrower has not received any notice asserting that a Plan is not in compliance with ERISA. Neither Borrower nor any other "party-in-interest" or "disqualified person" has engaged in a "prohibited transaction" as such terms are defined in Section 4975 of the Internal Revenue Code and Title I of ERISA, in connection with any Plan which would subject a party-in-interest or disqualified person (after giving effect to any exemption) to the tax on prohibited transactions imposed by Section 4975 of the Code or any other liability.

     7.16 Name Changes.  Except as disclosed in writing by Borrower prior to the
          ------------
date hereof, Borrower has not, within the six-year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

                ARTICLE EIGHT - FINANCIAL AND OTHER COVENANTS
                ---------------------------------------------

     Borrower covenants that so long as any Obligation remains unpaid or is yet to be performed, Borrower shall observe all of the covenants and promises contained in this Article Eight.

     8.1  Payment of Taxes and Claims. Borrower shall pay, before they become
          ---------------------------
delinquent, all taxes, assessments, and other governmental charges imposed upon it or its property or the Collateral and all claims or demands which, if unpaid, might result in the creation of a Lien upon its property or the Collateral; provided, however, Borrower need not pay such taxes, assessments, and other
-----------------
governmental charges so long as (i) they are contested by Borrower in good faith by appropriate proceedings, (ii) adequate accounting reserves have been established with respect thereto, and (iii) Borrower's title to, and it right to use its Property and the Collateral are not materially adversely affected thereby.

     8.2  Uniform Commercial Code Financing Statements and Assignments of
          ---------------------------------------------------------------
Contracts. Prior to any Advance hereunder and at all times all filings of Code
---------
financing statements, assignments of the Contracts and all other filings, recordings and action necessary to perfect Lender's Liens granted under this Agreement shall have been filed or recorded and are in effect.

     8.3  Maintenance of Properties and Existence. Borrower shall:
          ---------------------------------------

          a. Maintain insurance with respect to its properties and business against such casualties and contingencies of such types and in such amounts as is customary in such business;

          b. Keep true books, records, and accounts of all its business transactions;

          c. Except as provided in section 8.20, keep in full force and effect its corporate existence, rights, licenses, and franchises, as the case may be, except for licenses and franchises the non-existence of which would not materially and adversely affect its business or condition (financial or otherwise); and

          d. Not violate any laws, ordinances, or governmental rules or regulations to which it is subject which violation would reasonably be expected to materially and adversely affect the business, profits, the Collateral, Properties, or condition (financial or otherwise) of Borrower so that all Contracts will be valid, binding and legally enforceable in accordance with their terms, subsequent to the assignment thereof to Lender.

     8.4  Offices; FTC; Warranties. a. Borrower agrees that it will operate at a
          ------------------------
licensed location in the jurisdiction requiring such license in conformity with all such licensing and other laws applicable to the purchase of Contracts, including Motor Vehicle Retail Installment Sales Acts, Sales Finance Agency Acts or any other law regulating the business of acquiring Contracts from Dealers. To the extent Borrower does not have a license for each location, it will immediately procure a license or advise Lender of the reason that it is exempt from such licensing requirement or that no such licensing requirement exists in the jurisdiction of such location.

          b. Borrower is familiar with the Federal Trade Commission's used car rule and is in compliance therewith to the extent Borrower is legally obligated for such compliance.

          c. Each Contract has been originated by a Dealer pursuant to a Dealer Agreement that is enforceable in accordance with its terms against such Dealer. To the extent that Borrower allows Dealers to finance so-called "extended warranty plans," Borrower will (i) ensure that the cost of such plans are disclosed and will be in substantial compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto to the extent Borrower is legally obligated for such compliance, and (ii) ensure that such plans are underwritten by (x) a major automobile manufacturer, or an Affiliate thereof, or (y) a reputable insurance company.

     8.5  Guaranties. Except for the joint and several liability of Borrower
          ----------
under this Agreement, Borrower shall not become or be liable in respect of any Guaranty except by endorsement, in the ordinary course of business, of negotiable instruments for deposit or collection issued in the ordinary course of Borrower's business.

     8.6  Total Debt Ratio. Borrower shall not permit the ratio, calculated on a
          ----------------
consolidated basis as of the last day of each month, of (a) the aggregate amount of all Debt (numerator) to (b) Adjusted Tangible Net Worth (denominator) to be more than 9:1.

     8.7  Minimum Interest Coverage. Borrower shall not permit the ratio,
          -------------------------
calculated on a consolidated basis as of the last day of each quarter in each Fiscal Year, of (a) the sum of Adjusted Net Earnings from Operations for such quarter, plus interest expense and income taxes for such quarter (numerator), to
         ----
(b) interest expense and income taxes for such quarter (numerator), to (b) interest expense for such quarter (denominator), to be less than 1.75:1.

     8.8  Prohibition on Distributions: Equity Capital Changes. Borrower shall
          ----------------------------------------------------
not, without Lender's prior written consent, directly or indirectly (a) declare, make, or incur any liability to make any Distribution; or (b) make any change in its capital equity structure which would reasonably be expected to materially adversely affect repayment of the Loan or other Obligations.

     8.9   Loss Reserves.  Borrower shall maintain aggregate reserves for credit
           -------------
losses, calculated on a consolidated basis as of the last day of each month in an amount which shall not be less than the product of the Loss Reserve Percentage, multiplied by the Net Contract Payments outstanding as of the date
            ----------
of determination. Aggregate reserves for credit losses shall include an allowance for loan losses, Dealer Reserves, and dealer deferred certificates.

     8.10  Limitation on Amounts Paid to Dealers.  The average amount,
           -------------------------------------
calculated as of the last day of each month on a cumulative, consolidated basis, paid by Borrower to Dealers during each of the 12 calendar months immediately preceding the date of calculation, for the purchase of Contracts which arise from the credit sale of Goods shall not exceed the following: (a) in the case of Contracts arising from a credit sale of new Goods, the invoice price therefor; and (b) in the case of Contracts arising from the credit sale of used Goods, an amount determined by utilizing the "average trade-in value" for all Goods which are the subject of such Contracts, as established by the National Automobile
                                                         -------------------
Dealers Association Official Used Car Guide (the "Guide") in effect at the time
-------------------------------------------
Borrower purchased the subject Contract. In the event that the Guide shall at any time cease to be published, then Lender shall, thereafter, select a comparable publication, as determined by Lender, in its sole discretion, for determining the foregoing calculation. For purposes of this section 8.10, there shall be excluded from the determination of the purchase price of a Contract, that portion of the purchase price which was paid for sums included in the unpaid Contract balance which arise from a purchase, on a credit basis, of credit life and disability insurance, extended vehicle warranty insurance, and other forms of insurance, and all taxes, title, license, and similar fees.

     8.11  Unsubordinated Debt to Borrowing Base.  Borrower shall not permit the
           -------------------------------------
ratio, calculated on a consolidated basis as of the last day of each month, of
(a) the remainder of (i) Debt, minus (ii) all Subordinated Debt (numerator), to
                               -----
(b) Borrowing Base (denominator), to be more than 5:1.

     8.12  Charge-Off Policy.  Borrower shall establish and implement, in a
           -----------------
manner satisfactory to Lender, a policy for charging off the unpaid balance of its delinquent Contracts. Without limiting the generality of the foregoing, Borrower's policy shall provide that on the last Business Day of each month Borrower shall charge off the unpaid balance of all Contracts with respect to which (a) any payment due thereunder is 180 or more days delinquent, as determined on a contractual basis, or (b) the Goods which are the subject thereof have been repossessed and sold for an amount less than the Contract balance then owing and after application of the sale proceeds and all insurance proceeds, if any, to such Contract balance, deficiency remains.

     8.13  Minimum Adjusted Tangible Net Worth.  Borrower shall not permit its
           -----------------------------------
Adjusted Tangible Net Worth, calculated on a consolidated basis as of the last day of each month, to be less than: (a) $8,000,000 on December 31, 1994, (b) $8,000,000 during the period January 1, 1995 through December 30, 1995, (c) $15,000,000 on December 31, 1995, and (d) $15,000,000 for the period beginning January 1, 1995, and at all times thereafter.

     8.14  Subordinated Obligations.  Except as previously and expressly
           ------------------------
consented to in writing by Lender or permitted by the terms of the applicable subordination agreement, Borrower shall not directly or indirectly permit (a) any payment to be made in respect of any Subordinated Debt; (b) the amendment, rescission, or other modification of the provisions of any of Borrower's Subordinated Debt; or (c) the prepayment or redemption of any part of any Subordinated Debt of Borrower.

     8.15  Intercompany Management Fees.  Borrower shall not directly or
           ----------------------------
indirectly pay in any form (including, without limitation, salary, bonuses, commissions, fees, and incentive compensation) any Intercompany Management Fees. Notwithstanding the foregoing provisions of this section 8.15, Borrower may pay such administrative and overhead expenses (including taxes) as are, from time to time, reasonably allocated to Borrower by Cole Taylor Financial Group, Inc. and/or Cole Taylor Bank.

     8.16  New Subsidiaries.  Borrower shall not, after the date of this
           ----------------
Agreement, form or incorporate any Subsidiaries; provided, however, upon 15 days
                                                 -----------------
prior notice to Lender and subject to the terms and conditions set forth in this section 8.16, Borrower may form or incorporate a Restricted Subsidiary provided no Default or Event of Default exists and is continuing at the time the Restricted Subsidiary is formed or incorporated. Borrower shall cause each Restricted Subsidiary to deliver to Lender within the 15 day period after its formation or incorporation: (a) amendment(s) to this Agreement containing such provisions as may be reasonably required by Lender, which shall include provisions adding the Restricted Subsidiary as a "Borrower" under this Agreement and perfecting Lender's security interest in the Collateral pledged by such Restricted Subsidiary to Lender under this Agreement; (b) amendments to the Security Agreement-Stock Pledge or other similar agreement, pledging the stock of the Restricted Subsidiary to Lender; and (c) financing statements, instruments, documents, certificates, and opinions required at that time by Lender, each of which shall be satisfactory in form and content to Lender and shall be substantially in the form as those delivered by Borrower to Lender on the Closing Date.

     8.17  Dealer Agreement Forms.  Borrower covenants that only Dealer
           ----------------------
Agreements in the form attached hereto as Exhibit 8.17 and Dealer Agreements in form(s) hereafter approved in writing by

Lender shall be used by Borrower for all transactions which may now exist and which may exist in the future with Dealers. Borrower shall not substantially change the form of such Dealer Agreements without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, unless such change or variation is expressly required by applicable state and federal laws.

     8.18  Debt.  Borrower shall not incur or maintain any Debt other than: (a)
           ----
the Obligations, (b) Debt owing by Subsidiary Borrowers and Parent Borrower to one another, (c) Debt incurred to finance the purchase or lease of equipment,
(d) other Debt existing as of the Closing Date and reflected on Borrower's financial statements for the most recently ended period reflected therein, (e) unsecured Debt owing by Borrower to Cole Taylor Financial Group, Inc., and (f) accounts payable, accrued payroll, accrued taxes, and other obligations arising in the ordinary course of Borrower's business.

     8.19  Further Assurances.  Borrower shall from time to time execute and
           ------------------
deliver to Lender such other documents and shall take such other action as may be requested by Lender in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Borrower to Lender pursuant to the terms of this Agreement or any other agreement executed and delivered to Lender by Borrower.

     8.20  Merger; Liquidation.  Borrower shall not enter into any transaction
           -------------------
of Merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any substantial part of its Property, or wind up, liquidate, or dissolve, or agree to do any of the foregoing. Nothwithstanding the foregoing, Borrower may close any office if, in Borrower's opinion, it is appropriate to do so.

     8.21  Change in Business.  Borrower shall not make any material change in
           ------------------
its financial structure or in any of its business objectives, purposes, or operations, or in the types of loans or Contracts extended by Borrower or the collateral taken or payment provisions pertaining thereto.

     8.22  Lender's Expenses.  Upon demand by Lender, Borrower shall immediately
           -----------------
reimburse Lender for all sums expended by Lender which constitute Lender's Expenses, and Borrower hereby authorizes and approves all Advances and payments by Lender on items constituting Lender's Expenses.

     8.23  Liens.  Borrower shall not permit to exist, or create, incur, assume
           -----
any Lien on any Property now owned or hereafter acquired by it, except Permitted Liens (other than the Collateral which shall not be subject to any Lien other than a Lien in favor of Lender).

     8.24 ERISA.  Borrower shall cause each Plan to be qualified within the
          -----
meaning of Section 401(a) of the Internal Revenue Code and to be administered in all respects in compliance with ERISA and Section 401(a) of the Internal Revenue Code.

     8.25 Fixed Charge Ratio. Borrower shall not permit the ratio, calculated on
          ------------------
a consolidated basis as of the last day of each Fiscal Year, of (a) Adjusted Net Earnings from Operations, plus non-cash expenses for such Fiscal Year (numerator), to (b) the sum of all capital expenditures, plus the aggregate
                                                         ----
amount of all principal payments required to be made by Borrower on all long-term debt during such Fiscal Year (excluding any amount owing to Lender under this Agreement) (denominator), to be less than 1 to 1.

     8.26 Restricted Investments Prohibition.  Borrower shall not make any
          ----------------------------------
Restricted Investment.

                   ARTICLE NINE - INFORMATION AS TO BORROWER
                   -----------------------------------------

     9.1  Financial Statements.  Subject to the requirements of section 12.6,
          --------------------
below, Borrower shall submit to Lender:

          a.  Monthly and Annual Statements.  As soon as practicable: (1) after
              -----------------------------
the end of each month in each Fiscal Year of Borrower, and in any event within 45 days after the end of such period, and (2) after the end of each Fiscal Year of Borrower and in any event within 90 days thereafter with respect to Borrower, copies of:

              (i) balance sheets of Borrower as at the end of such monthly period and such year;

              (ii)   statements of income of Borrower for such month and year;

              (iii)  statement of cash flows of Borrower during such year;

              (iv) statements of changes in stockholders equity of Borrower during such year;

              (v) statements of material changes of accounting policies, presentations, or principles made during such year;

              (vi) upon Lender's request, Borrower's corporate tax returns prepared by Borrower; and

              (vii)  notes to such financial statements.

     Monthly statements and annual statements shall all be in reasonable detail and, upon Lender's request, shall be certified as complete and correct, subject to change as resulting from year-end adjustments and shall contain a certification that no Event of Default then exists, by the treasurer or chief financial officer of Borrower. Annual statements shall be accompanied by a report thereon unqualified as to scope by an independent certified public accounting firm selected by Borrower and satisfactory to Lender.

          b.   Projections.  Within 90 days of the end of the Fiscal Year of
               -----------
Borrower, financial projections for the two following years; the projections for the first year are to be prepared on a monthly basis and the projections for the second year are to be prepared on an annual basis. Lender shall keep such projections confidential, in accordance with its usual practices.

          c.   Audit Reports.  Promptly upon receipt thereof, one copy of each
               -------------
audit report, if any, submitted to Borrower by independent public accountants in connection with any annual, interim, or special audit or examination made by them of the books of Borrower.

          d.   Requested Information.  With reasonable promptness, such other
               ---------------------
information as, from time to time, may be reasonably requested by Lender, including the names and addresses of all Contract Debtors, current Contract balances, a payment history for all Contracts, ageings, insurance claims reports, and charge off and reserve reconciliations.

     9.2  Notices.  Borrower shall notify Lender in writing of the following
          -------
matters at the following times (with each notice describing the subject matter thereof in reasonable detail, and setting forth the action Borrower has taken or proposes to take with respect thereto):

          a. Promptly upon becoming aware of the existence of any condition or event which constitutes a Default or Event of Default;

          b. Promptly upon becoming aware of: (i) the assertion by the holder of any capital stock of Borrower or of any Debt in an outstanding principal amount in excess of $100,000 that a default exits with respect thereto or that Borrower is not in compliance with the terms thereof; or (ii) the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance;

          c. Promptly upon becoming aware of any material adverse change in Borrower's Property, business, operations, or condition (financial or otherwise), all as determined on a consolidated basis;

          d. Promptly upon becoming aware of any pending action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by any public authority, which would reasonably be expected to materially and adversely affect the Collateral, repayment of the Obligations, Lender's rights under this Agreement, or Borrower's business, Property, operations, or condition (financial or otherwise), all as determined on a consolidated basis;

          e. Promptly upon becoming aware of any violation of any law, statute, regulation, or ordinance of a public authority applicable to Borrower, any Subsidiary, or their respective Properties which would reasonably be expected to materially and adversely affect the Collateral, repayment of the Obligations, Lender's rights under this Agreement, or Borrower's business, Property, operations, or condition (financial or otherwise), all as determined on a consolidated basis; and

          f. Any change in Borrower's name, state of incorporation, or form of organization, at least 20 days prior thereto.

                       ARTICLE TEN - CLOSING CONDITIONS
                       --------------------------------

     Lender shall not be obligated to make any Advance to Borrower, unless all of the following conditions precedent have been satisfied as of the Closing Date and the conditions precedent specified in sections 10.1, 10.5, and 10.7 have been satisfied as of the date of each Advance.

     10.1  Representations and Warranties; Covenants; Defaults.  Borrower's
           ---------------------------------------------------
representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with; and there shall exist no Default or Event of Default.

     10.2  Delivery of Documents.  Borrower shall have delivered, or caused to
           ---------------------
be delivered, to the Lender the documents listed on Schedule 10.2 hereto and such other documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than Lender, and in form and substance satisfactory to the Lender and its counsel.

     10.3  Termination of Liens.  Lender shall have received duly executed UCC-3
           --------------------
Termination Statements and other instruments, in form and substance satisfactory to Lender, as shall be necessary to terminate and satisfy all Liens on the Collateral (other than those of Lender).

     10.4 Facility Fees.  Borrower shall have paid in full the Facility Fee.
          -------------

     10.5 Payment of Fees and Expenses.  Borrower shall have paid all allocated
          ----------------------------
costs of in-house counsel and all special local counsel retained, and all other fees and expenses of Lender payable under the terms of this Agreement.

     10.6 Required Approvals.  Lender shall have received certified copies of
          ------------------
all consents or approvals of any public authority or other Person which Lender determines is required in connection with the transactions contemplated by this Agreement.

     10.7 No Material Adverse Change.  There shall have occurred no material
          --------------------------
adverse change in Borrower's business or financial condition, as determined on a consolidated basis, or in the Collateral since December 31, 1993, and Lender shall have received a certificate of Borrower's chief executive officer to such effect.

                 ARTICLE ELEVEN - EVENTS OF DEFAULT: REMEDIES
                 --------------------------------------------

     11.1 Events of Default.  An "Event of Default" shall exist under this
          -----------------
Agreement upon the occurrence of any of the following events or conditions (all of which shall conclusively be deemed to be material):

          a.   Interest or Principal. Failure to pay when due or when declared
               ---------------------
due and payable, the principal of or interest on the Obligations within one Business Day following the payment due date therefor except no such grace period shall apply with respect to the payment of the Loan on the Maturity Date.

          b.   Payment of Other Sums.  Failure to make payment, when required,
               ---------------------
of any other sums owing by Borrower to Lender (other than principal or interest), pursuant to the terms of this Agreement after thirty days notice from Lender to Borrower to pay such sum.

          c.   Warranties or Representations. Any warranty, representation, or
               -----------------------------
other statement made to Lender by Borrower in this Agreement or in any certificate furnished by Borrower in compliance with this Agreement shall have been false or misleading in any material respect when made or furnished.

          d.   Breach of Certain Covenants. Failure by Borrower to comply with
               ---------------------------
the covenants set forth in sections 6.4, 8.6, 8.7, 8.8, 8.11, 8.13, 8.14, 8.20, or 8.25 of this Agreement.

          e.   Breach of Other Covenants. Failure by Borrower to comply with any
               -------------------------
covenant set forth in this Agreement, other than the covenants contained in sections 6.4, 8.6, 8.7, 8.8, 8.11, 8.13, 8.14, 8.20, or 8.25, or in any other agreement executed in connection therewith within 30 days after written notice from Lender to Borrower requesting that Borrower cure such breach.

          f.   Material Adverse Change. Any material adverse change in the
               -----------------------
business or financial condition of Borrower as determined on a consolidated basis after the date of this Agreement.

          g.   Voluntary Bankruptcy, Etc.  Borrower or any Subsidiary shall: (i)
               -------------------------
file a voluntary petition in bankruptcy or file a voluntary petition or answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debt or for any other relief under the Federal bankruptcy code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action, or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer, for it or for all or a part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due.

          h.   Involuntary Bankruptcy, Etc.  An involuntary petition shall be
               ---------------------------
filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, or readjustment of Borrower's or any Subsidiary's debts or for any other relief under the federal bankruptcy code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing which shall remain unstayed or undismissed for a period of 90 days after such proceedings are first initiated; provided, however, Lender shall have no
                                 -----------------
obligation to make any Advance during such period.

          i.   Appointment of Receiver, Etc.  A receiver, assignee, liquidator,
               ----------------------------
sequestrator, custodian, trustee, or similar officer for Borrower or any Subsidiary or any part of the Property shall be appointed involuntarily; or a warrant of attachment, execution, or similar process shall be issued against any part of the Property of Borrower or any Subsidiary which shall remain unstayed or undismissed for a period of 90 days after such proceedings are first initiated; provided, however, Lender shall have no obligation to make any
           -----------------
Advance during such period.

          j.   Attachment, Judgment, Tax Liens.  The issuance or filing against
               -------------------------------
Borrower of any Lien, attachment, injunction, execution, tax Lien, or judgment for the payment of money in excess of $250,000 which is not discharged in full or stayed within 30 days after issuance of filing.

           k.  Default in Other Agreements. Unwaived or uncured default in the
               ---------------------------
payment of any sum due under any instrument of indebtedness for borrowed money owed of at least $500,000 by Borrower to any Person or any other unwaived or uncured default under such instrument of indebtedness which permits such indebtedness to become due prior to its stated maturity or permits the holders of such indebtedness to elect a majority of the board of directors or manage the business of Borrower.

           l.  [Intentionally Omitted.]

           m.  [Intentionally Omitted.]

           n.  Assignment of Agreement. The assignment by Borrower of this
               -----------------------
Agreement or its rights hereunder.

           o.  Payment of Subordinated Debt. If Borrower makes any payment on
               ----------------------------
account of any Subordinated Debt which is not expressly permitted by the terms of the applicable subordination agreement.

           p.  Breach of Collection Account Agreement. A breach by Borrower of
               --------------------------------------
any covenant contained in the Collection Account Agreement which is not cured by Borrower within 10 days of Lender's notice to cure such breach.

           q.  Termination of Letter of Responsibility. The letter of
               ---------------------------------------
responsibility by Cole Taylor Financial Group, Inc. in favor of Lender shall be terminated or retracted by Cole Taylor Financial Group, Inc., or Cole Taylor Financial Group Inc. undertakes by court action or otherwise to have the letter of responsibility declared unenforceable, or for any reason the letter of responsibility is declared to be unenforceable by a court of competent jurisdiction.

     11.2  Default Remedies.
           ----------------

           Upon the occurrence of an Event of Default and the continuance thereof as provided in Section 11.1 above, Lender may, at its election (provided, however, that upon the occurrence of an Event of Default under subsections 11.1 g., h., and i. the following shall occur automatically), without notice of its election and without demand (except notice shall be given in connection with subsection 11.2(a), 11.2(b), 11.2(c) and 11.2(i), which notice shall be effective immediately upon delivery), do any one or more of the following, all of which are unconditionally and irrevocably authorized by
Borrower:

           a. Accelerate and declare immediately due and payable all Obligations, including all principal and interest.

           b. Reduce the Advance Rate, reduce the Availability, or restrict the amount of any additional Advances.

           c. Cease making any Advances to or for the benefit of Borrower under this Agreement, and terminate further performance under this Agreement and any other agreement between Borrower and Lender.

           d. In its sole discretion, without liability to any other Person, make such payments and do such acts as Lender considers necessary or reasonable: (i) to protect the Collateral and/or its security interest therein;
(ii) to prevent any of Borrower's warranties or representations hereunder from being or becoming incorrect, incomplete, or misleading; or (iii) to cause the payment of any sum or performance of any duty of Borrower hereunder.

           e. Send notice to all Contract Debtors directing them to make full payment of their Contract payments directly to Lender, instead of Borrower. All payments received by Borrower contrary to this subsection 11.2 e. shall be received in trust for the exclusive right of Lender, shall be segregated from other funds of Borrower, and shall forthwith be delivered to Lender.

           f. Enter any and all premises where the Collateral is located and take possession of the Collateral and/or require Borrower, at Borrower's expense, to assemble the Collateral and either immediately deliver all of the Collateral to Lender or make it available for delivery to Lender at a place or places designated by Lender. Should Lender exercise its right to possession of the Collateral hereunder, Borrower waives its right, if any, that Lender post a bond or any other type of security.

           g. Require Borrower to deliver to Lender all of the Contracts, Security Documents, and other documents representing the Collateral and to exercise, in Borrower's name, all of Borrower's rights thereunder.

           h. Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable. Any deficiency in the Obligations which exists after disposition of the Collateral, as provided above, will be immediately paid by Borrower. Any excess will be returned to Borrower by Lender, subject, however, to the rights of the holders of other Liens on the Collateral. Unless a longer period is required by the Code, ten days notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof and such sale shall be at such location(s) as Lender shall designate in said notice. Lender shall have the right to bid at such sale on its own behalf. Out of proceeds arising from any such sale, Lender shall retain an amount equal to all costs and charges, including attorneys' fees for pursuing, reclaiming, taking, keeping, storing, and advertising such Collateral for sale, selling and any and all other charges and expenses in connection therewith. Any balance shall be applied upon the Obligations of Borrower to Lender; and in the event of deficiency, Borrower shall remain liable to Lender. Lender may, from time to time, attempt to sell all or any part of the Collateral by a private placement restricting the bidders and prospective purchasers. In so doing, Lender may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of purchasers deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than three such purchasers then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

          i. Terminate this Agreement as to any future obligation of Lender, but without affecting Lender's rights or remedies, or Borrower's Obligations, under this Agreement. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice, or otherwise shall absolve, release, or otherwise affect the liability of Borrower in respect of transactions occurring prior to such termination, nor affect any of the Liens, security interests, rights, powers and remedies of Lender, but they shall, in all events, continue until all Obligations of Borrower to Lender are satisfied.

          j. Exercise any and all other rights and remedies available under the Code, this Agreement, any other agreement with Borrower, or available at law or in equity, to enforce Lender's rights in the Collateral and obtain payment and performance of the Obligations.

          k. Appropriate and apply to any of the Obligations, any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies, whether accrued or not, due or owing to Borrower or held by Lender hereunder.

     11.3 Remedies Cumulative.  Borrower waives the right to require the filing
          -------------------
of an undertaking or a bond by Lender in connection with its exercise of any of the rights and remedies specified in section 11.2 above. All undertakings of Borrower and the remedies of Lender contained in this Agreement, or in any documents referred to herein concurrently or hereafter entered into, shall be deemed cumulative. The failure or delay of Lender to exercise or enforce any rights or remedies under this Agreement or under any of the aforesaid agreements or with respect to the Collateral shall not operate as a waiver of such rights and remedies, but all such rights and remedies shall continue in full force and effect until payment of all Loans and all other Obligations shall have been fully satisfied, and all rights and remedies herein provided for are cumulative and none are exclusive.

     11.4 Waiver of Right of Offset.  No portion of the Loan or other
          -------------------------
Obligations secured by this Agreement shall be or deemed to be offset or compensated by all or any part of any claims, causes of action, counterclaims or counterclaim, whether liquidated or unliquidated, which Borrower may have against Lender.


                           ARTICLE TWELVE - GENERAL
                           ------------------------

     12.1 Invalidated Payments.  To the extent Borrower makes a payment to
          --------------------
Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, or is required to be repaid to a trustee, receiver, custodian, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     12.2 Application of Code to Agreement.  Any additional remedies available
          --------------------------------
to Lender under the applicable provisions of the Code not specifically included herein shall be deemed a part of this Agreement and Lender shall have the benefit of any such additional remedies.

     12.3 Parties, Successors and Assigns.  This Agreement shall be binding upon
          -------------------------------
Borrower and Lender, their respective successors and assigns and inure to the benefit of the successors and assigns of Lender and Borrower.

     12.4 Joint and Several Liability.
          ---------------------------

          a. Parent Borrower and each Subsidiary Borrower agrees that each is jointly and severally, directly and primarily liable to Lender for payment in full of the Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Borrowers. Lender may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether or not action is brought against the other Borrower(s).

          b. Each Borrower agrees that any release which may be given by Lender to the other Borrowers or any guarantor or endorser of any of the Obligations shall not release such other Borrowers from their obligations hereunder.

          c. Each Borrower hereby waives any right to assert against Lender any defense (legal or equitable), setoff, counterclaim, or claims which any Borrower individually may now or any time hereafter have against the other Borrowers or any other party liable to Lender for repayment of the Obligations in any manner or way whatsoever.

          d. Any and all present and future indebtedness of a Borrower to the other Borrowers is hereby subordinated to the full payment and performance of the Obligations.

          e. Each Borrower is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will keep itself informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to Lender for information, each Borrower hereby waives any and all rights it may have to require Lender to disclose to such Borrower any information which Lender or any Lender may now or hereafter acquire concerning the condition or circumstances of the other Borrower.

          f. Each Borrower waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness, and all other notices of formalities to which such Borrower may, as joint and several Borrower hereunder, be entitled.

          g. At the request of Borrower to facilitate and expedite the administration and accounting processes and procedures of their borrowings hereunder, Lender has agreed, in lieu of maintaining separate loan accounts, that Lender shall maintain a single loan account under the name of Parent Borrower ("Loan Account"). The Loan shall be made jointly and severally to the Parent Borrower and Subsidiary Borrowers and shall be charged to their Loan account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Loan shall be credited with all repayments of Obligations received by Lender, on behalf of Lender, from any Borrower as paid into the Collection Account pursuant to the terms of this Agreement.

          h. Requests for borrowings may be made by any Borrower, pursuant to the terms of Article Two hereof. Each Borrower expressly agrees and acknowledges that Lender shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of the Borrowers of (i) any Obligations, or (ii) any of the expenses and other items charged to the Loan account pursuant to this Agreement. All Obligations and such expenses and other items shall be made for the collective, joint and several account of the Borrowers and shall be charged to their Loan account.

          i. Each Borrower agrees and acknowledges that the administration of the Obligations on a combined basis as set forth in this section 12.4 is being done as an accommodation to Borrowers and at their request, and that Lender shall incur no liability to any of the Borrowers as a result thereof. To induce Lender to do so, and in consideration thereof, each of the Borrowers hereby agrees to indemnify and hold Lender harmless from and against any and all liability, expenses, loss, damage, claim of damage, or injury, made against Lender by any of Borrowers or by any other Person, arising from or incurred by reason of such administration of the Obligations.

          j. Each Borrower represents and warrants to Lender that the collective administration of the Obligations is being undertaken by Lender pursuant to this section 12.4., because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to each of the Borrowers. Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

          k. Each Borrower hereby waives any right of subrogation it has or may have against the other Borrowers with respect to the Obligations or any other indebtedness incurred pursuant to this Agreement. In addition, each Borrower hereby waives any right to proceed against the other Borrowers, now or hereafter, for contribution, indemnity, reimbursement, and any other rights and claims, whether direct or indirect, liquidated or contingent, such Borrower may now have or hereafter have as against any other Borrower with respect to the Obligations or any other indebtedness incurred pursuant to this Agreement. Each Borrower agrees that in light of the immediately foregoing waivers, the execution of this Agreement shall not be deemed to make such Borrower a 'creditor' of any other Borrower, and that for purposes of (S)(S) 547 and 550 of the United States Bankruptcy Code (11 U.S.C. (S)(S) 547, 550), such Borrower shall not be deemed a 'creditor' of the other Borrower.

     12.5 Notices.  All notices, demands, or consents by any party on the other
          -------
relating to this Agreement shall, except as otherwise provided herein, be in writing and sent by certified mail, return receipt requested. Notices shall be deemed received on the fifth Business Day after being deposited in a United States post office box, postage prepaid, properly addressed to Borrower or to Lender at the mailing address stated on page one of this Agreement or to such other addresses as Borrower or Lender may from time to time specify in writing. Notices may also effectively be given by confirmed transmittal over electronic transmitting devices such as NBI, TWIX, Telex or telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices sent by electronic transmitting device shall be deemed received on the date of confirmed transmittal.

     12.6 Accounting Principles.  All accounting computations required to be
          ---------------------
made for the purposes of this Agreement shall be done in accordance with GAAP, except where such principles are inconsistent with the express requirements of this Agreement.

     12.7 Total Agreement.  This Agreement and all other agreements referred to
          ---------------
herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof, shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

     12.8 Governing Law.  This Agreement and all transactions hereunder, and all
          -------------
the rights and Obligations of the parties hereto, shall be governed by the laws of the state of New Jersey, without reference to its conflict of law rules.

     12.9 Survival.  All warranties, representations, and covenants made by
          --------
Borrower under this Agreement shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of the Note regardless of any investigation made by Lender or on its behalf.

     12.10 Time of the Essence.  Borrower acknowledges and agrees that time is
           -------------------
of the essence with respect to all of its obligations hereunder.

     12.11  Power of Attorney.  Borrower hereby appoints Lender, and its agents
            -----------------
and designees, the true and lawful agents and attorneys-in-fact of Borrower, with full power of substitution, to do all of the following upon the occurrence and continuation of an Event of Default (a) receive, open, and dispose of all mail addressed to Borrower relating to the Collateral; (b) notify and direct the United States Postal Service authorities by notice given in the name of Borrower and signed on its behalf, to change the address for delivery of all mail addressed to Borrower relating to the Collateral to an address to be designated by Lender, and to cause such mail to be delivered to such designated address where Lender may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the Collateral in which Lender has a security interest hereunder and any documents relative thereto, with full power to endorse the name of Borrower upon any such notes, checks, acceptances, drafts, money order or other form of payment or on Collateral or security of any kind and to effect the deposit and collection thereof, and Lender shall have the further right and power to endorse the name of Borrower on any documents otherwise relating to such Collateral; (c) sign the name of Borrower to drafts against Contract Debtors or other account debtors, to send notices to such Contract Debtors or account debtors, to execute on behalf of Borrower assignments, notices of assignments, financing statements and other public records and notices on all other instruments or documents; and (d) do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the Liens and rights of Lender created under this Agreement. Borrower agrees that neither Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law. The powers granted hereunder are coupled with an interest and shall be irrevocable until the Loan and all other Obligations are paid in full.

     12.12 Arbitration.
           -----------

           a. Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based upon or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted within Camden County, New Jersey, or such other county as Borrower and Lender may agree. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

           b. No provision of this section shall limit the right of Lender to exercise self-help remedies such as setoff, to foreclose against or sell any of the Collateral, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

     12.13  Litigation.  Subject to the provisions of section 12.12, state and
            ----------
federal courts located in the state of New Jersey shall have jurisdiction (but not exclusive jurisdiction) to hear and determine any claims or disputes between Borrower and Lender, pertaining to this Agreement. Borrower waives any right it may have to assert the doctrine of forum non conveniens or object such venue.
                                   --------------------
Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts.

     12.14  Severability.  To the extent any provision of this Agreement is not
            ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Agreement.

     12.15  Participant's Security Interests.  Borrower acknowledges and agrees
            --------------------------------
that Lender may, subject to the provisions of section 12.16, sell participations in the Loan and that Lender may share all information received from, or relating to, Borrower with the Participant. If a Participant shall at any time, with Borrower's knowledge, participate with Lender in the Loan, Borrower grants to each such Participant and Lender and each such Participant shall have and are hereby given, a continuing security interest and Lien on any money, securities, and other property of Borrower in the custody of the Participants, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such participant shall be deemed to have the same right of setoff to the extent of Participant's participation in the Obligations under this Agreement as it would have if it were the direct lender. Lender agrees that it will use its best efforts to negotiate the terms of any participation agreement between Lender and any Participant so that the participation agreement will not materially limit Lender's right to amend the terms of this Agreement without the consent of the Participant, provided, however, Borrower acknowledges
                                        -----------------
that any participation agreement that Lender may enter into with a Participant may provide that Lender may not, without the consent of the Participant, agree or consent to any (i) extension of the time of payment of any of Borrower's obligations with respect to the Loan; (ii) increase in the amount of the Commitment; (iii) reduction of the principal amount of, or the rate at which interest accrues on the Loan; (iv) reduction in the Unused Line Fee or other fees payable under the Loan Agreement; (v) release or substitution of any guaranty of the Loan, or any Collateral for the Loan or (vi) amendment to the definition of Availability, or Eligible Contract or Maturity Date in the Loan Agreement.

     12.16  Confidentiality.  Lender agrees that it shall hold all non-public
            ---------------
information obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of that nature and will use such information only in connection with the transactions contemplated by this Agreement; provided, however, Lender may disclose such information (a) to the
           -----------------
extent required by law (including statute, rule, regulation, and judicial process), (b) to counsel for Lender or to its accountants, each of whom shall be bound by the confidentiality obligations set forth herein, (c) to bank examiners and other appropriate governmental examining authorities, (d) if such information is filed by Borrower with any governmental agency and available to the public, (e) if such information has been previously disclosed by Borrower to any Person not associated with Borrower, free of any restrictions as to further disclosure, (f) to the extent necessary or appropriate in connection with any obligation to which Lender is a party, and (g) to any actual or prospective Participant provided such Participant or prospective Participant enters into a confidentiality agreement the provisions of which are substantially similar to those contained in this section 12.16. and (h) to any of Lender's affiliates who agree to be subject to the provisions of this section 12.16.

     12.17  Jury Trial Waiver, Etc.  SUBJECT TO THE ARBITRATION PROVISION OF
            ----------------------
SECTION 12.12, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) AND THE RIGHT TO IMPOSE ANY NONCOMPULSORY COUNTERCLAIM IN ANY ACTION, SUIT, PROCEEDING, OR ANY OTHER NON-COMPULSORY COUNTERCLAIM OF ANY KIND (REGARDLESS OF THE THEORY OF LIABILITY SUCH AS TORT AND NON-TORT THEORIES) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS, OR THE COLLATERAL. BORROWER EXPRESSLY ACKNOWLEDGES THE INCLUSION OF THIS JURY TRIAL WAIVER THROUGH THE INITIALS OF ITS DULY AUTHORIZED REPRESENTATIVE.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

LENDER AND                               BORROWER
SECURED PARTY

BankAmerica Business Credit,             Cole Taylor Finance Co.,
Inc, a Delaware corporation              a Delaware corporation

by_________________________              by_______________________________
  Joseph F. Pignotti,                      Thomas L. Barlow, President
  Executive Vice President
                                         by_______________________________
                                           Marjorie J. MacLean,
                                           Assistant Secretary

                    [SIGNATURES CONTINUED ON NEXT PAGE.]

OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS, OR THE COLLATERAL. BORROWER EXPRESSLY ACKNOWLEDGES THE INCLUSION OF THIS JURY TRIAL WAIVER THROUGH THE INITIALS OF ITS DULY AUTHORIZED REPRESENTATIVE.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

LENDER AND                              BORROWER
SECURED PARTY

BankAmerica Business Credit             Cole Taylor Finance Co.,
Inc, a Delaware corporation             a Delaware corporation


by /s/ Joseph F. Pignotti               by /s/ Thomas L. Barlow
   ------------------------                --------------------------------
   Joseph F. Pignotti,                     Thomas L. Barlow, President
   Executive Vice President

                                        by /s/ Marjorie J. MacLean
                                           --------------------------------
                                           Marjorie J. MacLean,
                                           Assistant Secretary

                                        Reliance Acceptance Corp. of
                                        Colorado, a Delaware corporation

                                        by /s/ Thomas L. Barlow
                                           --------------------------------
                                           Thomas L. Barlow President

                                        by /s/ Marjorie J. MacLean
                                           --------------------------------
                                           Marjorie J. MacLean,
                                           Assistant Secretary

                                        Reliance Acceptance Corp. of
                                        Florida, a Delaware corporation

                                        by /s/ Thomas L. Barlow
                                           --------------------------------
                                           Thomas L. Barlow, President

                                        by /s/ Marjorie J. MacLean
                                           --------------------------------
                                           Marjorie J. MacLean,
                                           Assistant Secretary

                     [SIGNATURES CONTINUED ON NEXT PAGE.]

                                        Reliance Acceptance Corp. of
                                        Georgia, a Delaware corporation

                                        by /s/ Thomas L. Barlow
                                           -----------------------------
                                           Thomas L. Barlow, President


                                        by /s/ Marjorie J. MacLean
                                           -----------------------------
                                           Marjorie J. MacLean,
                                           Assistant Secretary


                                        Reliance Acceptance Corp. of
                                        Indiana, a Delaware corporation

                                        by /s/ Thomas L. Barlow
                                           -----------------------------
                                           Thomas L. Barlow, President


                                        by /s/ Marjorie J. MacLean
                                           -----------------------------
                                           Marjorie J. MacLean,
                                           Assistant Secretary

                                        Reliance Acceptance Corp. of
                                        Louisiana, a Louisiana
                                        corporation


                                        by /s/ Thomas L. Barlow
                                           -----------------------------
                                           Thomas L. Barlow, President


                                        by /s/ Marjorie J. MacLean
                                           -----------------------------
                                           Marjorie J. MacLean,
                                           Assistant Secretary

                                        Reliance Acceptance Corp. of
                                        New Mexico, a Delaware
                                        corporation


                                        by /s/ Thomas L. Barlow
                                           -----------------------------
                                           Thomas L. Barlow, President


                                        by /s/ Marjorie J. MacLean
                                           -----------------------------
                                           Marjorie J. MacLean,
                                           Assistant Secretary

                     [SIGNATURES CONTINUED ON NEXT PAGE.]

                                        Reliance Acceptance Corp. of
                                        Ohio, an Ohio corporation

                                        by /s/ Thomas L. Barlow
                                           -------------------------------
                                           Thomas L. Barlow, President

                                        by /s/ Marjorie J. MacLean
                                           -------------------------------
                                           Marjorie J. MacLean
                                           Assistant Secretary

                                        Reliance Acceptance Corp. of
                                        Texas, a Texas corporation

                                        by /s/ Thomas L. Barlow
                                           -------------------------------
                                           Thomas L. Barlow, President

                                        by /s/ Marjorie J. MacLean
                                           -------------------------------
                                           Marjorie J. MacLean
                                           Assistant Secretary

                                        Reliance Acceptance Corp. of
                                        Tennessee, a Delaware
                                        corporation

                                        by /s/ Thomas L. Barlow
                                           -------------------------------
                                           Thomas L. Barlow, President

                                        by /s/ Marjorie J. MacLean
                                           -------------------------------
                                           Marjorie J. MacLean
                                           Assistant Secretary

                  EXHIBIT 1.17 TO LOAN AND SECURITY AGREEMENT

                         COLLECTION ACCOUNT AGREEMENT

     This Collection Account Agreement ("Agreement") is made as of July ___, 1994, by and between BankAmerica Business Credit, Inc. ("Lender"), a Delaware corporation, doing business as BA Business Credit, Inc., located at 200 Lake Drive East, Suite 201, Cherry Hill, New Jersey 08002; Cole Taylor Bank ("Bank") located at 350 East Dundee Road, Wheeling, Illinois 60090; and Cole Taylor Finance Co., a Delaware corporation ("Company"), a Delaware corporation, located at 350 East Dundee Road, Wheeling, Illinois 60090.

                                  WITNESSETH

     Whereas, Company authorizes and/or has established with Bank, at its office specified above, accounts numbered 000090670 and 000090662, with the titles Disbursement Account No.1 and Disbursement Account No.2 respectively (individually and collectively "Collection Account"); and

     Whereas, Company has, pursuant to a financing agreement, pledged, assigned, and granted to Lender a continuing security interest in certain property described therein, including, without limitation, all present and future accounts, contract rights, instruments, documents, chattel paper and general intangibles of Company, and all proceeds thereof, which may from time to time be deposited in the Collection Account.

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties agree as follows.

                                   AGREEMENT

     1.   Deposits into Collection Account.  Company agrees that all payments,
          --------------------------------
whether in cash, by check or other instrument, or otherwise, received by Company from its customers shall be deposited by Company in the Collection Account. Company shall, upon Lender's request, furnish to Lender each day a collection report setting forth, in such reasonable detail as Lender may request, the deposits made during each day in the Collection Account, together with a copy of each deposit slip issued in connection with such deposits.

     2.   Collection Account Drawing Rights. Company authorizes and directs that
          ---------------------------------
the sole signatories authorized to withdraw amounts from, to draw upon, or to otherwise exercise any powers with respect to, the Collection Account and the funds deposited therein, are and shall be the employees of Company identified in Company's written authorization or such other Persons as Company may from time to time designate in writing to Bank, and the officers or agents of Lender identified on Exhibit "B" attached hereto and made a part hereof or such other Persons as Lender may from time to time designate in writing to Bank. Funds deposited into the Collection Account may be withdrawn subject to the Bank's funds availability schedule applied to corporate (wholesale or non-retail) accounts, at any time or from time to time. Until such time as Lender gives Bank Notice described in section 6 hereof, the parties agree that all funds deposited in the Collection Account from time to time shall be held by Bank for Company, shall be the property of Company, and all collected funds may be withdrawn, at any time or from time to time, by check, draft, wire transfer, or otherwise as Company shall determine. After receipt of Notice from Lender in accordance with section 6 below and until the Notice is withdrawn by Lender, all funds deposited in the Collection Account shall be held by Bank for Lender, shall be the property of Lender, and all collected funds may be withdrawn from time to time by Lender, and Company shall have no further authority to withdraw any amount from, to draw upon, or to otherwise exercise any powers as a depositor or owner with respect to the Collection Account and the funds deposited therein. Company shall not give, and Bank shall not honor, any instructions to change the authorized signatories on the Collection Account unless such instructions are given, or approved, in writing by Lender.

     3.  Security Interest in Items to be Deposited.  Lender and Company agree
         ------------------------------------------
that all checks, money orders, and other evidences of payment deposited in the Collection Account, which checks will be made payable to Company without Company's endorsement, from time to time shall be held by Bank for Company or Lender, as appropriate, and subject to the security interest of Lender. Bank consents to and acknowledges the security interest of Lender in all items deposited in the Collection Account and all proceeds thereof held in such Account. Bank consents to and acknowledges the security interest of Lender in all items deposited in the Collection Account and all proceeds thereof held in such Account.

     4.  Charges to Collection Account.  Bank will not charge or debit, or
         -----------------------------
exercise any right of offset or banker's Lien against, the Collection Account except as provided below. Bank may charge the Collection Account for any items deposited in the Collection Account which are returned for any reason or otherwise not collected and may charge the Collection Account for all service charges, commissions, expenses, and other items ordinarily chargeable to the Collection Account. If there are not sufficient funds in the Collection Account to pay such amounts, then Company agrees to pay Bank within ten business days of written demand all such amounts, regardless of any other collection efforts Bank may have expended. If Company does not pay Bank such amounts within ten business days, then Lender agrees to pay Bank within ten business days of written demand
(i) all service charges, commissions, and expenses ordinarily chargeable to the Collection

Account, and (ii) after delivery of the Notice from Lender in accordance with
Section 6 hereof, items deposited in the Collection Account which are returned for any reason or not collected otherwise. Company and Lender acknowledge Company is obligated to pay all customary and reasonable Bank charges resulting from the Collection Account. Company agrees to reimburse Lender for any monies that Lender forwards to Bank in settlement of any charges as detailed above. In the absence of willful misconduct on the part of Bank, Company agrees to bear all risk of loss associated with the Collection Account. Bank hereby agrees to accept cash payment in lieu of balances as compensation for service charges incurred on, or normally charged to, the Collection Account.

     5.  Collection Account Records.  Company hereby instructs Bank and Bank
         --------------------------
agrees to furnish to Lender, with a copy to Company, bank statements with respect to the Collection Account which are customarily provided to customers of Bank at the times such statements are normally provided to customers of Bank, through the normal method of transmission, U.S. Mail. Additionally, Company hereby instructs Bank and Bank agrees to make available to Lender and Company, upon request, copies of all daily debit and credit advices of the Collection Account.

     6.  Bank's Notice.  Bank will take the following actions upon receipt of
         -------------
written notice ("Notice") from Lender until the Notice is withdrawn by Lender:

         a. Bank shall (and in the event of such a Notice, Company hereby irrevocably authorizes and instructs Bank to) cease honoring all drafts, demands, withdrawal requests, or remittance instructions by Company made after receipt of Notice.

         b. Following the receipt of the Notice and at all times thereafter, Bank shall hold solely for the account of Lender all funds which may be on deposit in the Collection Account at the time the Notice is received by Bank and all funds thereafter deposited into the Collection Account, and Bank will remit all such collected funds (subject to section 4 above) directly to Lender, in accordance with Bank's procedures then in effect as the funds are collected, by electronic transfers to the account indicated below.

     After receipt of the Notice, Bank hereby agrees and acknowledges that all collected funds in the Collection Account shall be forwarded by wire transfer to BA Business Credit, Inc., account number 910-2-640704 ("Concentration Account"), at Chase Manhattan Bank, New York, New York, ABA No. 021000021, or such other bank and/or account as Lender may from time to time designate in writing and, on a daily basis, Bank will initiate an automated clearing house transfer to move collected funds from Bank to the Concentration Account and Lender shall have sole control over the Collection Account and the sole right to exercise and enforce all rights and remedies with respect thereof. The Notice shall be effective when it is received by Bank in writing at the address set forth in section 9 below (or at such other address as Bank may specify by written notice received by Lender) and when Bank has had a reasonable time, based upon the same standards as those applicable to payment and stop payment instructions generally, to act thereon.

     7.   Termination.  Upon receipt of Lender's prior written consent which
          -----------
consent shall not be unreasonably withheld or delayed, this Agreement may be terminated by Bank or Company at any time by giving 30 days prior written notice to the other party.

     8.   Modification of Agreement.  This Agreement cannot be changed, modified
          -------------------------
or terminated without the prior written consent of Lender, Bank, and Company.

     9.   Notices.  All notices or demands by any party on the other relating to
          -------
this Agreement shall, except as otherwise provided herein, be in writing. Notices shall be deemed received within five business days after being deposited in a United States post office box, postage prepaid, properly addressed to Company, Lender, or to Bank at the addresses stated below, subject to the earlier receipt thereof as described in section 6.b. above. Notices may also effectively be given by transmittal over electronic transmitting devices as NBI, TWIX, Telex or telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices given by electronic transmitting devices shall be deemed effective on the day of transmission. All notices, including telephone notices, daily debit and credit advices, monthly statements of account, photocopies, returned items and general correspondence shall be sent to the following addresses and, where applicable given at the following telephone numbers or to such other Person or address as any party shall designate to the others from time to time in writing:

          A.   BankAmerica Business Credit, Inc.
               200 Lake Drive East, Suite 201
               Cherry Hill, NJ 08002
               Attention:     Cindy Berwick
               Telephone:     609-482-9500
               Facsimile:     609-482-7075

          B.   Cole Taylor Finance Co.
               350 East Dundee Road, Suite 203
               Wheeling, Illinois 60090
               Attention:     Leo Knowles
               Telephone:     708-808-6304
               Facsimile:     708-537-4337

          C.   Cole Taylor Bank
               350 East Dundee Road, Suite 204
               Wheeling, Illinois 60090
               Attention:     Randy Soderman
               Telephone:     708-808-6329
               Facsimile:     708-537-8128

     10.  Notice of Legal Process.  If Bank receives any notice of legal process
          -----------------------
of any kind relating to Company, Bank shall use its best efforts to give reasonable oral notice to Lender of such legal process.

     11.  Indemnification.  Company hereby agrees to indemnify and hold Bank
          ---------------
harmless from and against any and all liabilities, losses, costs, and expenses incurred directly or indirectly by Bank as a consequence of Bank executing this Agreement and performing its obligations hereunder, including reasonable attorney's fees. Under no circumstances will Bank be liable for any consequential or special damages to Company, Lender or any third party, as a result of this Agreement.

     12.  Successors and Assigns; Governing Law.  This Agreement shall be
          -------------------------------------
binding upon and inure to the benefit of the successors and assigns of the parties and shall be governed by and construed in accordance with the laws of the state of New Jersey.

     13.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     14.  Agreement Duly Authorized.  All parties hereto represent and warrant
          -------------------------
that they have taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown above.

                                   "COMPANY"

                                   Cole Taylor Finance Co.,
                                   a Delaware corporation

                                   By___________________________________
                                     Thomas L. Barlow, President

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                        "LENDER"

                                        BankAmerica Business Credit, Inc.,
                                        a Delaware corporation


                                        By______________________________________
                                          Joseph F. Pignotti,
                                          Executive Vice President


                                        "BANK"

                                        Cole Taylor Bank


                                        By______________________________________

                                        ________________________________________
                                        Name and Title

                                        Accepted this _______ day of July, 1994.


     The following companies individually agree to be bound by all of the foregoing terms and conditions of this Agreement and expressly grant to Lender a security interest in all of the funds deposited into the Collection Account.

Executed this 12th day of July, 1994.

Reliance Acceptance Corp. of Colorado,
Reliance Acceptance Corp. of Florida,
Reliance Acceptance Corp. of Georgia,
Reliance Acceptance Corp. of Indiana,
Reliance Acceptance Corp. of Louisiana,
Reliance Acceptance Corp. of New Mexico,
Reliance Acceptance Corp. of Ohio,
Reliance Acceptance Corp. of Texas, and
Reliance Acceptance Corp. of Tennessee


by____________________________________
  Thomas L. Barlow, President

by____________________________________
  Marjorie J. MacLean,
  Assistant Secretary

                                  EXHIBIT "B"
                                      TO
                         COLLECTION ACCOUNT AGREEMENT


                          Authorized Persons - Lender
                          ---------------------------


    Name                                                Signature Exemplar
    ----                                                ------------------



1.  ________________                                    ________________________


2.  ________________                                    ________________________


3.  ________________                                    ________________________

                                EXHIBIT 1.59 TO
                          LOAN AND SECURITY AGREEMENT

                      NOTICE OF INTEREST RATE ELECTION BY
                           COLE TAYLOR FINANCE CO.,
                    RELIANCE ACCEPTANCE CORP. OF COLORADO,
                     RELIANCE ACCEPTANCE CORP. OF FLORIDA,
                     RELIANCE ACCEPTANCE CORP. OF GEORGIA,
                     RELIANCE ACCEPTANCE CORP. OF INDIANA,
                    RELIANCE ACCEPTANCE CORP. OF LOUISIANA,
                   RELIANCE ACCEPTANCE CORP. OF NEW MEXICO,
                      RELIANCE ACCEPTANCE CORP. OF OHIO,
                    RELIANCE ACCEPTANCE CORP. OF TEXAS, AND
                    RELIANCE ACCEPTANCE CORP. OF TENNESSEE

To:  BankAmerica Business Credit, Inc. ("Lender")

     This Notice of Interest Rate Election ("Notice") is provided to Lender to evidence the desire of Cole Taylor Finance Co.; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Louisiana; Reliance Acceptance Corp. of Texas; and Reliance Acceptance Corp. of Tennessee (individually and collectively "Borrower") to convert or continue the basis for determining the interest rate on such portion of the Loan pursuant to the terms of the Loan and Security Agreement ("Loan Agreement"), dated June 12, 1994, by and between Lender and Borrower. All capitalized terms not defined herein shall have the meaning provided in the Loan Agreement unless the context clearly requires to the contrary.

     Borrower desires to (draw down) (convert) (continue) $_________________ of such portion of the Loan for which (there is no present Interest Period) (the Interest Period expires on _____________________) (to) (as) Adjusted LIBOR Loans as follows: $_______________ Adjusted LIBOR Loans with an Interest Period of three months; this notice is provided to Lender by 11 a.m. Cherry Hill, New Jersey, time at least three London Business Days prior to the first day of such Interest Period, which day is hereby requested to be ______________.

     This Notice, if to convert all or any portion of the Loan, shall be, subject only to sections 3.6.b., 3.6.c., 3.6.d. and 3.7 of the Loan Agreement, IRREVOCABLE on and after the Interest Rate Determination Date pertaining to the request made hereby.

     The undersigned hereby certifies that no Default or Event of Default has occurred or is continuing on the date hereof.

                                           "BORROWER"

                                           Cole Taylor Finance Co.;
                                           Reliance Acceptance Corp. of
                                           Colorado; Reliance Acceptance Corp.
                                           of Florida; Reliance Acceptance Corp.
                                           of Georgia; Reliance Acceptance Corp.
                                           of Indiana; Reliance Acceptance Corp.
                                           of Louisiana; Reliance Acceptance
                                           Corp. of New Mexico; Reliance
                                           Acceptance Corp. of Ohio; Reliance
                                           Acceptance Corp. of Tennessee; and
                                           Reliance Acceptance Corp. of Texas


                                           by______________________________
                                              Type name: __________________
                                              Type Title: _________________

                  SCHEDULE 5.3 TO LOAN AND SECURITY AGREEMENT
           (LOCATION OF BORROWER'S BOOKS AND RECORDS AND COLLATERAL)


Cole Taylor Finance Co.                 Reliance Acceptance Corp.
350 East Dundee Road, Suite 203         of Ohio
Wheeling, IL 60090                      1425 E. Dublin Granville Rd.
                                        Suite 203
Cole Taylor Finance Co.                 Columbus, OH 42229
400 N. Loop 1604 East, Ste. 315
San Antonio, TX 78232                   Reliance Acceptance Corp.
                                        of Florida
Reliance Acceptance Corp.               455 Douglas Avenue, Suite 1155
of Texas                                Altamonte Springs, FL 32714
10127 Morocco, Suite 210
San Antonio, TX 78216                   Reliance Acceptance Corp.
                                        of Indiana
Reliance Acceptance Corp.               6100 North Keystone, Suite 400
of Texas                                Indianapolis, IN 46220
2211 S. Interstate Hwy. 35
Suite 204                               Reliance Acceptance Corp.
Austin, TX 78741                        of Texas
                                        9525 Katy Freeway, Suite 207
Reliance Acceptance Corp.               Houston, TX 77024
of Texas
3765 South Alameda, Suite 426           Reliance Acceptance Corp.
Corpus Christi, TX 78411                of New Mexico
                                        9301 Indian School Road NE.
Reliance Acceptance Corp.               Suite 108
of Texas                                Albuquerque, NM 87112
1510 N. Hampton Rd., Ste. 270
DeSoto, TX 75115                        Reliance Acceptance Corp.
                                        of Ohio
Reliance Acceptance Corp.               26777 Lorain Road, Suite 209
of Texas                                North Olmstead, OH 44070
817 East Southmore, Suite 200
Pasadena, TX 77502                      Reliance Acceptance Corp.
                                        of Georgia
Reliance Acceptance Corp.               3953 Pleasantdale, Suite 103
of Ohio                                 Atlanta, GA 30340
10979 Reed Hartman Hwy. #101
Cincinnati, OH 45242                    Reliance Acceptance Corp.
                                        of Indiana
Reliance Acceptance Corp.               4410 Executive Blvd., Suite 6B
of Texas                                Ft. Wayne, IN 46808
555 N. Interstate Hwy. 35
Suite 224                               Reliance Acceptance Corp.
New Braunfels, TX 78130                 of Ohio
                                        1161 Lyons Road, Building E
Reliance Acceptance Corp.               Centerville, OH 45458
of Georgia
2814 New Spring Rd. Ste. 112
Atlanta, GA 30339

                                  EXHIBIT 7.6
                                      TO
                          LOAN AND SECURITY AGREEMENT

              [AUTHORIZED SHARES OF STOCK/ISSUED AND OUTSTANDING]

                              No. of Shares            No. of Shares       Percentage     Certificate
Entity                        Authorized               Outstanding         Owned          Number
------                        ----------               -----------         -----          -----
Cole Taylor Finance Co.       25,000                   100                 100%           1

Reliance Acceptance
 Corp. of Colorado             1,000                   100                 100%           1


Reliance Acceptance
 Corp. of Florida              1,000                   100                 100%           1

Reliance Acceptance
 Corp. of Georgia              1,000                   100                 100%           1

Reliance Acceptance
 Corp. of Indiana              1,000                   100                 100%           1

Reliance Acceptance
 Corp. of Louisiana            1,000                    10                 100%           1

Reliance Acceptance
 Corp. of New Mexico           1,000                   100                 100%           1

Reliance Acceptance
 Corp. of Ohio                 1,000                    10                 100%           1

Reliance Acceptance
 Corp. of Tennessee            1,000                   100                 100%           1

Reliance Acceptance
 Corp. of Texas                  200                   100                 100%           1

                                EXHIBIT 7.15 TO
                          LOAN AND SECURITY AGREEMENT

                                [LIST OF PLANS]


                                     NONE

                                EXHIBIT 8.18 TO
                          LOAN AND SECURITY AGREEMENT

                      [APPROVED FORM OF DEALER AGREEMENT]

                              LETTER OF AGREEMENT

DEALER:_______________________                    TERMS TO THIS AGREEMENT
                                                  ARE SUBJECT TO CHANGE
       _______________________                    -----------------------

       _______________________

The following terms are incorporated into and made part of the attached AUTOMOBILE RETAIL PURCHASE AGREEMENT:

RATES:  At authorized rates and as shown on the Retail Rate Schedule in effect.

TERMS:  1994, 1995 (new and used)            48 months maximum term
        1993, 1992                           42 months maximum term
        1991, 1990                           36 months maximum term
        1989, 1988 and older                 24 months maximum term

     On special situations Reliance Acceptance will finance up to 30 months on 1988 and older.

AMOUNT(S) FINANCED: Reliance will finance ________ of the current NADA Trade In Value.
        Example:    NADA Trade In Value    $5000.00
                    Hard Adds (+/- miles) +  500.00
                                            -------
                    Total                  $5500.00
                                           x
                                            -------
                    Available to Finance

Contracts are non-recourse from time of funding, unless otherwise stipulated in this Letter of Agreement.

AUTO WARRANTIES: Reliance Acceptance will pay to the Dealer 10% of the Auto Warranty premium if Dealer sells Reliance Auto Warranty. The Dealer will pay to Reliance Acceptance 10% of the Auto Warranty premium if Dealer sells "in-house" Auto Warranty. A minimum of $100.00 will be retained or paid by Reliance Acceptance. Reliance Acceptance will finance a _________ maximum premium.

CREDIT INSURANCE: Reliance Acceptance will finance 100% of the Credit Insurance premium sold on each contract. Reliance Acceptance will pay the Dealer _________ of the gross premium whenever Dealer sells Reliance Credit Insurance. The Dealer will pay Reliance Acceptance _________ of the gross premium if Dealer sells "in-house" Credit Insurance.

DISCOUNT: Reliance Acceptance will retain a minimum of ________ of the amount shown on Line 3 (unpaid balance of cash price) on each contract purchased. This is a non-refundable discount.

APPLICATION PROCESSING: Reliance Acceptance will charge the Dealer a processing fee of ________ on each contract purchased.

______________________________               _______________________________
     BRANCH OFFICE                                        DEALER

BY:___________________________               BY:____________________________

DATE:_________________________               DATE:__________________________

                  AUTOMOBILE DEALER RETAIL PURCHASE AGREEMENT


The undersigned Dealer proposes to sell to the undersigned Finance Company, from time to time, Promissory Notes, Security Agreements, Retail Installment Contracts, Conditional Sales Contracts, or other instruments hereinafter referred to as "Contracts", evidencing installment payment obligations owing Dealer arising from the time sale of motor vehicles and secured by such Contracts. It is understood that Finance Company shall have the sole discretion to determine which Contracts it will purchase from Dealer.

1. Dealer represents and warrants that Contracts submitted to Finance Company for purchase shall represent valid, bonafide sales for the respective amount therein set forth in such Contracts and that such Contracts represent sales of motor vehicles owned by Dealer free and clear of all liens and encumbrances.

2. Upon purchase of Finance Company of any Contracts hereunder from Dealer, Dealer shall endorse and assign to Finance Company both the obligations and all pertinent security and security instruments, along with such provisional endorsements as may be stipulated for such Contracts purchased by Finance Company.

3. Rates that will apply shall be those stipulated from time to time by the Finance Company in their Retail Rate Schedule which is incorporated by reference herein and made a part of this Agreement. Year models for this purpose will change on October 1st of each calendar year, unless otherwise provided for by existing State regulations.

4. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State in which this Agreement was executed.

5. No course of dealing between the Dealer and the Finance Company or any delay or failure on the part of the Finance Company in exercising any rights hereunder shall operate as a waiver of any rights of the Finance Company, except to the extent expressly waived in writing by the Finance Company.

6. No provisions hereof may be modified, changed or supplemented, except in writing by a duly authorized representative of the Finance Company.


_______________________________              ______________________________
        FINANCE COMPANY                                DEALER

BY:____________________________              BY:___________________________
                                                              DEALER
DATE:__________________________              DATE:____________NUMBER_______

                                 SCHEDULE 10.2
                                      TO
                          LOAN AND SECURITY AGREEMENT

                     [LIST OF REQUIRED CLOSING DOCUMENTS]

     Lender shall have received on or before the Closing Date all of the following documents which shall be satisfactory to Lender in form and content:

     1.   Certificate of Secretary for each Borrower

     2.   UCC-1 financing statements for each Borrower.

     3.   Certificate of good standing for each Borrower

     4. Statement of qualification for each Borrower for each Borrower operating in a state other than the state of its incorporation.

     5.   Opinion of Borrower's counsel.

     6.   Certificate of Borrower's chief financial officer for each Borrower.

     7.   Payoff letters and releases.

     8.   Borrower's authorization letters.

     9.   UCC termination statements.

    10. Security Agreement-Stock Pledge for the stock of each Subsidiary Borrower of Parent Borrower.

    11.   Letter of Responsibility issued by Cole Taylor Financial Group, Inc.

    12.   Stock Certificates

    13.   Stock Powers

                AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 1 to Loan and Security Agreement ("Amendment") is entered into as of March 23, 1995, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; and Reliance Acceptance Corp. of Tennessee, a Delaware corporation; (individually and collectively, "Existing Borrowers"),and Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation (individually and collectively, "New Borrowers").

                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

           a. Existing Borrowers and Lender entered into a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement"). (The Loan Agreement, and all other documenting the loan evidenced thereby and the security therefor are hereinafter collectively referred to as "Loan Documents".)

           b. New Borrowers are newly formed, wholly owned subsidiaries of Cole Taylor Finance Co. Existing Borrowers desire to amend the Loan Agreement to include New Borrowers as "Subsidiary Borrowers" and as "Borrower" thereunder and to otherwise amend the Loan Agreement.

           c. Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1   Amendment of "Subsidiary Borrowers" and "Borrower." The term
           ---------------------------------------------------
"Subsidiary Borrowers" and "Borrower" as used in the Loan Agreement and other Loan Documents are hereby amended to mean New Borrowers and Existing Borrowers, individually and collectively. New Borrowers absolutely and unconditionally assume all Obligations existing under the Loan Documents as of the date hereof, expressly grant to Lender the security interests referenced therein in regard to the Property of the New Borrowers of the type specified therein, and acknowledge and agree that each of the New Borrowers shall be jointly and severally liable for all Obligations, as more particularly provided in Section 12.4 of the Loan Agreement.

     1.2   Amendment of Section 1.7. Section 1.7 of the Loan Agreement is
           ------------------------
amended and restated to read in its entirety as follows:

           "
           1.7  Advance Rate shall mean Eighty-three percent (83%), provided,
                ------------
     however:

                (a) In the event that the Delinquency Rate, computed as of the last day of each month for each of the three calendar months immediately preceding the date of calculation, exceeds three percent (3.0%) but is not more than three and one-half percent (3.5%) in one of those three months, then the Advance Rate shall mean eighty-two percent (82%), and

                (b) In the event that the Delinquency Rate, computed as of the last day of each month for each of the three calendar months immediately preceding the date of calculation, is equal to or greater than three and one-half percent (3.5%) but is not more than four percent (4.0%) in one of those three months, then the Advance Rate shall mean eighty-one percent (81%), and

                (c) In the event that the Delinquency Rate, computed as of the last day of each month for each of the three calendar months immediately preceding the date of calculation, is greater than four percent (4.0%), then the Advance Rate shall mean eighty percent (80%).

          The date of calculation of the Advance Rate and the date any change therein shall become effective is the date Borrower actually delivers to Lender its most recent Collateral Report reflecting the Delinquency Rates for Borrower. The Advance Rate, as so calculated, shall remain in effect until Borrower delivers to Lender its next Collateral Report reflecting the Delinquency Rates for the Borrower. (For example, if Borrower's Collateral Reports for the months of March, April, and May, delivered to Lender on June 15, reflect that the Delinquency Rate for Borrower was 3.4 percent, 4.0 percent and 3.75 percent respectively, then the Advance Rate will immediately thereupon be 82 percent for the period of June 15 to and including July 14 (the next report being due on July 15), and if, as a result of such calculation, an Over Advance was determined to have existed as of June 15, based on an Advance Rate of 82 percent, then Borrower shall be required to pay down the Loan accordingly, and for example, if Borrower's Collateral Reports for the months of March, April, and May, delivered to Lender on June 15, reflect that the Delinquency Rate for Borrower was 3.8 percent, 4.0 percent and 4.2 percent respectively, then the Advance Rate will immediately thereupon be 81 percent for the period of June 15 to and including July 14 (the next report being due on July 15), and if, as a result of such calculation, an Over Advance was determined to have existed as of June 15, based on an Advance Rate of 81 percent, then Borrower shall be required to pay down the Loan accordingly.)"

     1.3  Amendment of Section 1.9.  Section 1.9 of the Loan Agreement is
          ------------------------
amended and restated to read in its entirety as follows:

          "1.9  Availability shall mean, as of any date of calculation, the
                ------------
     remainder of (a) the sum of (i) the Advance Rate multiplied by the aggregate amount of all Net Contract Payments to be made under all Eligible Contracts which are not Alternative Finance Plan Eligible Contracts, plus (ii) the Advance Rate multiplied by the lesser of (1)
                ----
     the aggregate purchase price paid to Dealers for Alternative Finance Plan Eligible Contracts then outstanding, or (2) the aggregate amount of all Net Contract Payments due under such Contracts, minus (b) the
                                                            -----
     sum of (i) the product of the Dealer Reserve Percentage multiplied by the Dealer Reserve, plus (ii) Commercial Paper Indebtedness; provided,
                         ----                                     ---------
     however, that (a) the Net Contract Payments due under Old Auto
     --------
     Contracts included in the Availability shall at no time exceed five percent (5%) of all Net Contract Payments, (b) the Net Contract Payments due under Alternative Finance Plan Eligible Contracts included in the Availability shall at no time exceed ten percent (10%) of all Net Contract Payments, and (c) in the event Borrower, after the date of this Agreement, changes its method of accounting for the Dealer Reserve which has the effect of accelerating the rate at which such reserve is recognized as income, then

     Lender may increase the percentage rate applicable to the Dealer Reserve in order that the Dealer Reserve deduction from Availability is the same as it would have been had Borrower not changed such accounting method."

     1.4  Amendment of Subsection 1.30 r.  Subsection 1.30 r. of the Loan
          ------------------------------
Agreement is amended and restated to read in its entirety as follows:

          "r. the original term of the Contract, together with any and all extensions thereof, and the mileage of the Goods shall not exceed the number of months and number of miles indicated opposite the age of the Goods which are the subject of the Contract at the time the Contract is originated:

     Age of Goods               Maximum
     ------------               -------
     (Model Years)              Monthly Term        Mileage Limit
     -------------              ------------        -------------
     6 and more                 36                  No limit
     4 or 5                     42                  No limit
     3 or less                  54                  No limit
     3 or less                  60                  35,000 or less"

     1.5  Amendment of Section 1.61.  Section 1.61 of the Loan Agreement is
          -------------------------
amended and restated to read in its entirety as follows:

          "1.61  Old Auto Contracts shall mean Eligible Contracts which are
                 ------------------
     secured by a Lien on Goods which are more than seven model years old at the inception of the Contract; provided, however, `Old Auto
                                       -----------------
     Contracts' shall not include Alternative Finance Plan Eligible
     Contracts."

     1.6  Amendment of Section 1.77.  Section 1.77 of the Loan Agreement is
          -------------------------
amended and restated to read in its entirety as follows:

          "1.77   Total Credit Facility shall mean $150,000,000."
                  ---------------------

     1.7  Amendment of Section One.  Article One of the Loan Agreement is
          ------------------------
amended by the addition of two new sections, numbered 1.79 and 1.80, which shall read in their entirety as follows:

          "1.79  Dealer Reserve Percentage shall mean sixty percent (60%),
                 -------------------------
     provided, however, in the event the average Dealer Reserve for the
     --------  -------
     three immediately preceding months, calculated as of the last day thereof, exceeds twelve percent (12%) of the Gross Contract Payments then due under all Contracts purchased during such three months, then the Dealer Reserve Percentage shall be one hundred percent (100%).

          1.80 `Alternative Finance Plan Eligible Contract' shall mean a Contract which meets all of the criteria for an Eligible Contract except for the criteria set forth in subsection 1.30 r of the Agreement, and, in addition meets at all times all of the following requirements as determined by Lender, in its reasonable discretion:

          (a) The amount paid by Borrower to the Dealer to purchase the Contract does not exceed the lesser of (i) fifty percent (50%) of the Net Contract Payments due under the Contract on the date of purchase by Borrower, or
     (ii) to the extent that the Contract Debtor's down payment for the subject Goods was in the form of cash, and not in the form of a trade-in of other Goods or other form of property, one hundred fifty percent (150%) of the cash down payment paid by the Contract Debtor for the Goods;

          (b) The original term of the Contract, together with any and all extensions thereof, does not exceed 30 months; and

          (c) The Contract is subject to a Dealer Agreement which provides that
     (i) Borrower shall receive a monthly servicing fee based upon sums collected from the Contract Debtor during each month of the term of the Contract, (ii) Borrower shall do all billing and collecting of payments due under the Contract, and (iii) the Dealer shall not receive any portion of the payments paid by the Contract Debtor under the Contract unless and until Borrower first receives from such monthly payments (after first deducting Borrower's monthly servicing fee) an amount equal to the purchase price paid to the Dealer for such Contract."

     1.8  Amendment of Article Three.  Article Three of the Loan Agreement is
          --------------------------
amended by the addition of a new section, numbered 3.14, which shall read in its entirety as follows:

          "3.14  Commercial Paper Fee.  For every month during the term of
                 --------------------
     this Agreement, Borrower shall pay to Lender a fee ("Commercial Paper Fee") in an amount equal to the product of five-eighths of one percent per annum, multiplied by the average daily closing balance of the Commercial Paper
     -------------
     Indebtedness outstanding during such month. Such fee, if any, shall be calculated on the basis of a year of 360 days, actual days elapsed, and shall be payable to Lender on the Interest Payment Due Date with respect to the prior month."

     1.9  Amendment of Schedule 5.3.  Schedule 5.3 of the Loan Agreement is
          --------------------------
amended by the addition of nine new addresses which are follows:

*Reliance Acceptance Corp. of Colorado
10800 East Bethany Drive, Ste. 325
Aurora, CO 80014

Reliance Acceptance Corp. of Florida
11570 San Jose Blvd.
Jacksonville, FL 32223

Reliance Acceptance Corp. of North Carolina
4401 East Independence Boulevard, Suite 204
Charlotte, North Carolina 29205

Reliance Acceptance Corp. of South Carolina
722-A Lowndes Hill Road
Greenville, SC 29607

Reliance Acceptance Corp. of Colorado
3630 Sinton Road, Suite 201
Colorado Springs, Colorado 80907

Reliance Acceptance Corp. of Tennessee
907 Two Mile Parkway, Ste. A-2
Goodlettsville, TN 37072

Reliance Acceptance Corp. of Texas
102 Oak Park Drive, Suite 104
Clute, TX 77531

Reliance Acceptance Corp. of Illinois
5501 West 79th Street, Suite 310
Burbank, Illinois 60457

Reliance Acceptance Corp. of Texas
8930 Four Winds Drive, Suite 100
San Antonio, Texas 78239

     1.10  Amendment of Section 5.6.  Section 5.6 of the Loan Agreement is
           ------------------------
amended by the addition of two new subsections, numbered 5.6 e and f, which shall read in their entirety as follows:

          "e. A summary of the aging of the Alternative Finance Plan Eligible Contracts on a contractual basis, and upon Lender's request, a detailed aging report for such Contracts; and

          f. A report reflecting the Delinquency Rate for Alternative Finance Plan Eligible Contracts for each of the Subsidiary Borrowers."

     1.11  Amendment of Schedule 7.6.  Schedule 7.6 of the Loan Agreement is
           -------------------------
amended by the addition of the following corporations and related information:

                                   No. of Shares       No. of Shares       Percentage       Certificate
     Entity                        Authorized          Outstanding         Owned            Number
     ------                        ----------          -----------         -----            ------
     Reliance Acceptance Corp.
     of Kentucky                   1,000               100                 100%             1

     Reliance Acceptance Corp.
     of Illinois                   1,000               100                 100%             1

     Reliance Acceptance Corp.
     of Minnesota                  1,000               100                 100%             1

     Reliance Acceptance Corp.
     of North Carolina             1,000               100                 100%             1

     Reliance Acceptance Corp.
     of South Carolina           1,000        100         100%        1


     Reliance Acceptance Corp.
     of Arizona                  1,000        100         100%        1


     Reliance Acceptance Corp.
     of Iowa                     1,000        100         100%        1


     Reliance Acceptance Corp.
     of Missouri                 1,000        100         100%        1


     Reliance Acceptance Corp.
     of Nevada                   1,000        100         100%        1


     Reliance Acceptance Corp.
     of Oregon                   1,000        100         100%        1


     Reliance Acceptance Corp.
     of Washington               1,000        100         100%        1


     1.12  Amendment of Section 8.10.  Section 8.10 of the Loan Agreement is
           -------------------------
amended and restated to read in its entirety as follows:

          "8.10  Limitation of Amounts Paid to Dealers. The average
                 -------------------------------------
     amount, calculated as of the last day of each month on a cumulative, consolidated basis, paid by Borrower to Dealers during each of the 12 calendar months immediately preceding the date of calculation, for the purchase of Contracts which arise from the credit sale of Goods shall not exceed the following: (a) in the case of Contracts arising from a credit sale of new Goods, the invoice price therefor; and (b) in the case of Contracts arising from the credit sale of used Goods, an amount determined by utilizing either (i) the `average trade-in value' for the Goods which are the subject of such Contracts, as established by the National Automobile Dealers Association Official
                        ------------------------------------------------
     Used Car Guide or (ii) the `wholesale value' for the Goods which are
     --------------
     the subject of such Contracts, as established by the Kelly Blue Book
                                                          ---------------
     Auto Market Report Official Guide (collectively and individually the
     ---------------------------------
     "Guide") in the effect at the time Borrower purchased the subject Contract. In the event that the Guide shall at any time cease to be published, then Lender shall, thereafter, select a comparable publication, as determined by Lender, in its sole discretion, for determining the foregoing calculation. For purposes of this section 8.10, there shall be excluded from the determination of the purchase price of a Contract, that portion of the purchase price which was paid for sums included in the unpaid Contract balance which arise from a purchase, on a credit basis, of credit life and disability insurance, extended vehicle warranty insurance, and other forms of insurance, and all taxes, title, license, and similar fees."

     1.13  Amendment of Subsection 8.11.  Section 8.11 of the Loan Agreement is
           ----------------------------
amended and restated to read in its entirety as follows:

           "8.11  Unsubordinated Debt to Borrowing Base. Borrower shall
                  -------------------------------------
     not permit the ratio, calculated on a consolidated basis as of the last day of each month, of (a) the remainder of (i) Debt, minus (ii) all Subordinated Debt (numerator), to (b) Borrowing
     -----
     Base (denominator), to be more than: 5:1; provided, however, if
                                               -----------------
     at any time the sum of the unpaid balance of the Loan plus the
                                                           ----
     aggregate principal amount of the Commercial Paper Indebtedness is equal to or greater than $100,000,000, then Borrower shall not permit the ratio at all times thereafter, as so calculated, to be more than 3.75; 1."

     1.14  Amendment of Section 8.13.  Section 8.13 of the Loan Agreement is
           -------------------------
amended and restated to read in its entirety as follows:

           "8.13  Minimum Adjusted Tangible Net Worth.  Borrower shall
                  -----------------------------------
     not permit its Adjusted Tangible Net Worth, calculated on a consolidated basis as of the last day of each month, to be less than: (a) $8,000,000 on December 31, 1994, (b) $8,000,000 during the period January 1, 1995, through December 30, 1995, (c) $15,000,000 on December 31, 1995, and (d) $15,000,000 for the
     period beginning January 1, 1996, and at all times thereafter."

     1.15  Amendment of Section 8.18.  Section 8.18 of the Loan Agreement is
           -------------------------
amended and restated to read in its entirety as follows:

           "8.18  Debt.  Borrower shall not incur or maintain any Debt
                  ----
     other than: (a) the Obligations, (b) Debt owing by Subsidiary Borrowers and Parent Borrower to one another, (c) Debt incurred to finance the purchase or lease of equipment, (d) other Debt existing as of the Closing Date and reflected on Borrower's financial statements for the most recently ended period reflected therein, (e) unsecured Debt owing by Borrower to Cole Taylor Financial Group, Inc., (f) accounts payable, accrued payroll, accrued taxes, and other obligations arising in the ordinary course of Borrower's business, (g) loans to employees not exceeding $200,000 in the aggregate at any one time, and (h) Commercial Paper Indebtedness."

     1.16 Deletion of Subsection 11.1 f.  Subsection 11.1 f of the Loan
          -----------------------------
Agreement, entitled "Material Adverse Change", is hereby deleted from the Loan Agreement in its entirety as is of no further force or effect.

     1.17 Amendment of Section 11.1.  Section 11.1 of the Loan Agreement is
          -------------------------
amended by the addition of a new subsection, numbered 11.1 r, which shall read in its entirety as follows:

               "r.  High Delinquency Rate.  Borrower's Delinquency
                    ---------------------
     Rate, calculated on a consolidated basis as of the last day of each month, for each of the three months immediately preceding the date of calculation, exceeds four and one-half percent (4.5%)."

     1.18 Amendment of Article Twelve.  Article Twelve of the Loan Agreement is
          ---------------------------
amended by the addition of a new section, numbered 12.18, which shall read in its entirety as follows:

          "12.18  Third Party Beneficiaries.  This Agreement is solely
                  -------------------------
     for the benefit of Borrower, and may not be relied on by any other party."

     1.19 Acknowledgment of Collection Account Agreement.  New Borrowers
          ----------------------------------------------
individually agree to be bound by all of the terms of the that certain Collection Account Agreement, dated as of July 12, 1994, by and between Lender and Cole Taylor Finance Co. and expressly pledge, assign, and grant a security interest to Lender in all funds deposited into the Collection Account.

               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

     2.1  Conditions Precedent to Amendment.  This Amendment shall become
          ---------------------------------
legally binding upon Existing Borrowers, New Borrowers, and Lender only when Borrower, Existing Borrowers, and New Borrowers shall have executed and delivered to Lender or caused to be executed and delivered to Lender, as appropriate, all of the following documents which are satisfactory to Lender in form and content:

          a.   Certificate of Assistant Secretary of each of the Existing
Borrowers;

          b.   Certificate of Assistant Secretary of each of the New Borrowers;

          c.   Opinion of counsel for New Borrowers;

          d.   Amendment No. 1 to Security Agreement-Stock Pledge;

          e. Stock Powers for the stock of New Borrowers and the original stock certificates evidencing such stock;

          f.   Good standing certificates for each of the New Borrowers;

          g.   Certificates of qualification for each of the New Borrowers;

          h. UCC-1 financing statements for each of the New Borrowers to be filed in the state of Illinois and for each of the New Borrowers and Cole Taylor Finance Co. to be filed in the state (and if required, the county) in which each of the New Borrowers operates or intends to operate;

          i.   Certificate of Assistant Secretary of Cole Taylor Finance Co.;
and

          j.   Reaffirmation letter from Cole Taylor Finance Group, Inc.

     2.2  New Facility Fee.  On the date Borrower executes this Amendment,
          ----------------
Borrower shall pay to Lender a facility fee ("New Facility Fee") equal to one-quarter of one percent (0.25%) of $50,000,000, prorated for the number of months remaining to the Maturity Date. Borrower and Lender agree that the New Facility Fee may be financed, at Lender's discretion, as an Advance to the Loan.


                SECTION THREE - REPRESENTATIONS AND WARRANTIES
                ----------------------------------------------

     2.3  Acknowledgments of Borrowers.  Existing Borrowers and New Borrowers
          ----------------------------
each hereby represent and warrant that: (a) the execution and delivery of this Amendment and compliance by Existing Borrowers and New Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Existing Borrowers and New Borrowers; (ii) have been duly authorized or approved by Existing Borrowers New Borrower; and (iii) when executed and delivered by or on behalf of Existing Borrowers and New Borrowers, will constitute valid and binding obligations of Existing Borrowers and New Borrowers, enforceable in accordance with its terms; (b) Existing Borrowers and New Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Documents; (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Documents; and (d) the recitals in this Amendment are true. Existing Borrowers each reaffirm its obligation to pay all amounts due Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.


                       SECTION FOUR - GENERAL PROVISIONS
                       ---------------------------------

     4.1  Loan Documents Unmodified.  Except as otherwise specifically modified
          -------------------------
by this Amendment, all terms and provisions of the Loan Documents and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

     4.2  Construction of Amendment.  Each party hereto has cooperated in the
          -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     4.3  Parties, Successors and Assigns.  This Amendment shall be binding upon
          -------------------------------
and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns.

     4.4  Definitions.  Unless specifically defined herein, all capitalized
          -----------
terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

     4.5  Severability.  To the extent any provision of this Amendment is not
          ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

     4.6  Total Agreement.  This Amendment, and all other agreements referred to
          ---------------
herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              "EXISTING BORROWERS"

                              Cole Taylor Finance Co.;
                              Reliance Acceptance Corp. of Colorado;
                              Reliance Acceptance Corp. of Georgia;
                              Reliance Acceptance Corp. of Florida;
                              Reliance Acceptance Corp. of Indiana;
                              Reliance Acceptance Corp. of New Mexico;
                              Reliance Acceptance Corp. of Ohio;
                              Reliance Acceptance Corp. of Tennessee;
                              and Reliance Acceptance Corp. of Texas

Date:  March 23, 1995         by /s/ Thomas L. Barlow
                                ----------------------------------------
                                Thomas L. Barlow, President

Date:  March 23, 1995         by /s/ Marjorie J. MacLean
                                ----------------------------------------
                                Marjorie J. MacLean, Assistant Secretary

                              "NEW BORROWERS"

                              Reliance Acceptance Corp. of Kentucky;
                              Reliance Acceptance Corp. of Illinois;
                              Reliance Acceptance Corp. of Minnesota;
                              Reliance Acceptance Corp. of North
                              Carolina; and Reliance Acceptance Corp. of
                              South Carolina; Reliance Acceptance Corp.
                              of Arizona; Reliance Acceptance Corp. of
                              Iowa; Reliance Acceptance Corp. of
                              Missouri; Reliance Acceptance Corp. of
                              Nevada; Reliance Acceptance Corp. of
                              Oregon; and Reliance Acceptance Corp. of
                              Washington

Date:  March 23, 1995         by /s/ Thomas L. Barlow,
                                ----------------------------------------
                                Thomas L. Barlow, President

Date:  March 23, 1995         by /s/ Marjorie J. MacLean,
                                ----------------------------------------
                                Marjorie J. MacLean, Assistant Secretary


                 [SIGNATURE OF LENDER CONTINUED ON NEXT PAGE.]

                                        "LENDER"

                                        BankAmerica Business Credit, Inc.,
                                        a Delaware corporation

Date: March 23, 1995                    by /s/ Joseph F. Pignotti
                                          ------------------------------------
                                           Joseph F. Pignotti
                                           Executive Vice President

                AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT


     This Amendment No. 2 to Loan and Security Agreement ("Amendment") is entered into as of May 19, 1995, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; and Reliance Acceptance Corp. of Tennessee, a Delaware corporation; Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation (individually and collectively, "Borrowers").

                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

          a. Borrowers and Lender entered into a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement). (The Loan Agreement, and all other documents documenting the loan evidenced thereby and the security therefor are hereinafter collectively referred to as "Loan Documents".)

          b.   Borrowers desire to amend the Loan Agreement.

          c. Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                          SECTION ONE - AMENDMENTS
                          ------------------------

     1.1  Amendment of Section 1.9.  Section 1.9 of the Loan Agreement is hereby
          ------------------------
amended and restated to read in its entirety as follows:

          "1.9  Availability shall mean, as of any date of calculation, the
                ------------
     remainder of (a) the sum of (i) the Advance Rate multiplied by the aggregate amount of all Net Contract Payments to be made under all Eligible Contracts which are not Alternative Finance
     Plan Eligible Contracts, plus (ii) the Advance Rate multiplied by
                              ----
     the lesser of (1) the aggregate purchase price paid to Dealers for Alternative Finance Plan Eligible Contracts then outstanding, or (2) the aggregate amount of all Net Contract Payments due under such Contracts, minus (b) the sum of (i) the product of
                           -----
     the Dealer Reserve Percentage multiplied by the Dealer Reserve, plus (ii) Commercial Paper Indebtedness (after giving effect to
     ----
     the application of any Loan proceeds to the payment of such
     Commercial Paper Indebtedness); provided, however, that (a) the
                                     -----------------
     Net Contract Payments due under Old Auto Contracts included in the Availability shall at no time exceed five percent (5%) of all Net Contract Payments, (b) the Net Contract Payments due under Alternative Finance Plan Eligible Contracts included in the Availability shall at no time exceed ten percent (10%) of all Net Contract Payments, and (c) in the event Borrower, after the date of this Agreement, changes its method of accounting for the Dealer Reserve which has the effect of accelerating the rate at which such reserve is recognized as income, then Lender may increase the percentage rate applicable to the Dealer Reserve in order that the Dealer Reserve deduction from Availability is the same as it would have been had Borrower not changed such accounting method."

     1.2  Amendment of Section One.  Article One of the Loan Agreement is hereby
          ------------------------
amended by the addition of four new sections, numbered 1.81, 1.82, 1.83, and 1.84, which shall read in their entirety as follows:

          "1.81  Commercial Paper Advance shall mean an Advance
                 ------------------------
     intended by Borrower to be used to repay Commercial Paper
     Indebtedness.

          1.82  Commercial Paper Agreements shall mean (a) that certain
                ---------------------------
     Commercial Paper Dealer Agreement, dated May ____, 1995, between The Chicago Corporation, as dealer, Cole Taylor Finance Co., as the issuer, and Cole Taylor Financial Group, Inc., as guarantor, and that certain Depository Agreement, dated May ____, 1995, between Cole Taylor Finance Co., as issuer, and FNBC, as agent; and

     (b) any other documents of a similar nature which have been previously reviewed and approved by the Lender.

          1.83  Depository Account shall mean the Note Account and any
                ------------------
     other account indentified in the Commercial Paper Agreements as the bank account from which FNBC or any other financial institution acting as paying agent under the Commercial Paper Agreements is required to pay off the Commercial Paper
     Indebtedness.

          1.84  FNBC shall mean The First National Bank of Chicago."
                ----

     1.3  Amendment of Section 2. Section 2 of the Loan Agreement is hereby
          ----------------------
amended by the addition of a new subsection, numbered 2.d, which shall read in its entirety as follows:

               "d. Whenever Borrower desires a Commercial Paper Advance, Borrower shall deliver to Lender a written borrowing request which shall indicate that Borrower is requesting a Commercial Paper Advance and shall specify: (i) the amount of the Commercial Paper Advance; and (ii) the date of such Advance, which shall be a Business Day. Each request for a Commercial Paper Advance shall be accompanied by a Collateral Report. All Commercial Paper Advances shall be made to the Depository Account. Borrower acknowledges and agrees that Lender shall have no obligation to make a Commercial Paper Advance except to the same extent Lender is obligated to make any other Advance and all Commercial Paper Advances are subject to all terms and conditions of this Agreement, including without limitation, the provisions of Article Ten hereof. Lender agrees to fund each requested Commercial Paper Advance by 12 a.m. Cherry Hill, New Jersey, time, on the day specified in Borrower's request. Lender shall have no liability for any act or omission of FNBC or any other depository or other paying agent or party to the Commercial Paper Agreements. Each Borrower acknowledges and agrees that it shall derive direct and indirect economic benefits from each Commercial Paper Advance."

     1.4  Amendment of Article Seven.  Article Seven of the Loan Agreement is
          --------------------------
hereby amended by the addition of a new section, numbered 7.17, which shall read in its entirety as follows:

          "7.17  Amendment of Commercial Paper Agreements.  Borrower
                 ----------------------------------------
     shall not amend the Commercial Paper Agreements without Lender's prior written consent, which shall not be unreasonably withheld or delayed."

          SECTION TWO - REPRESENTATIONS AND WARRANTIES
          --------------------------------------------

     2.1  Acknowledgments of Borrowers.  Borrowers each hereby represent and
          ----------------------------
warrant that: (a) the execution and delivery of this Amendment and compliance by the Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of the Borrowers; (ii) have been duly authorized or approved by the Borrower; and (iii) when executed and delivered by or on behalf of the Borrowers, will constitute valid and binding obligations of the Borrowers, enforceable in accordance with its terms; (b) the Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Documents; (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Documents; and (d) the recitals in this Amendment are true. Each Borrower reaffirms its obligation to pay all amounts due Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.


                      SECTION THREE - GENERAL PROVISIONS
                      ----------------------------------

     3.1  Loan Documents Unmodified.  Except as otherwise specifically modified
          -------------------------
by this Amendment, all terms and provisions of the Loan Documents and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

     3.2  Construction of Amendment.  Each party hereto has cooperated in the
          -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     3.3  Parties, Successors and Assigns. This Amendment shall be binding upon
          -------------------------------
and shall inure to the benefit of Borrowers, Lender, and their respective successors and assigns.

     3.4  Definitions.  Unless specifically defined herein, all capitalized
          -----------
terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

     3.5  Severability.  To the extent any provision of this Amendment is not
          ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

     3.6  Total Agreement.  This Amendment, and all other agreements referred to
          ---------------
herein or delivered in connection herewith, shall constitute the entire agreements between the parties relating to the subject matter hereof, and shall resume all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

     IN WITNESS WHEREOF, the parties have started this Amendments as of the date first written above.

                                   "BORROWERS"

                                   Cole Taylor Finance Co.;
                                   Reliance Acceptance Corp. of Colorado,
                                   Reliance Acceptance Corp. of Georgia,
                                   Reliance Acceptance Corp. of Florida,
                                   Reliance Acceptance Corp. of Indiana,
                                   Reliance Acceptance Corp. of New Mexico,
                                   Reliance Acceptance Corp. of Ohio,
                                   Reliance Acceptance Corp. of Tennassee,
                                   and Reliance Acceptance Corp. of Texas
                                   Reliance Acceptance Corp. of Kentucky,
                                   Reliance Acceptance Corp. of Illinois,
                                   Reliance Acceptance Corp. of Minnesota,
                                   Reliance Acceptance Corp. of North
                                   Carolina, Reliance Acceptance Corp. of
                                   South Carolina; Reliance Acceptance Corp.
                                   of Arizona, Reliance Acceptance Corp. of
                                   Iowa; Reliance Acceptance Corp. of
                                   Missouri, Reliance Acceptance Corp. of
                                   Nevada; Reliance Acceptance Corp. of
                                   Oregan, and Reliance Acceptance Corp. of
                                   Washington


Date: May 19, 1995                 by /s/ William S. Race
          --                          ----------------------------
                                        William S. Race,
                                        Vice President and Treasurer


Date: May 19, 1995                 by /s/ Marjorie J. MacLean
          --                          ----------------------------
                                         Marjorie J. MacLean,
                                         Assistant Secretary


                                   "LENDER"

                                   BankAmerica Business Credit, Inc.,
                                   a Delaware corporation

Date: May 19, 1995                 by /s/ James Magaluso
          --                          ----------------------------
                                        James Magaluso
                                        Vice President

                AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 3 to Loan and Security Agreement ("Amendment") is entered into as of September 30, 1995, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation, Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation (individually and collectively, "Borrowers").

                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

          a. Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement). (The Loan Agreement, and all other documents documenting the loan evidenced thereby and the security therefor are hereinafter collectively referred to as "Loan Documents".)

          b.   Borrowers desire to amend the Loan Agreement in certain respects.

          c. Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1  Amendment of Section 1.7.  Section 1.7 of the Loan Agreement is hereby
          ------------------------
amended and restated to read in its entirety as follows:

          "1.7  Advance Rate shall mean eighty-five percent (85%),
                ------------
     provided, however:
     --------  -------

                (a) In the event that the Delinquency Rate, computed as of the last day of each month for each of the three calendar months immediately preceding the date of calculation, exceeds three percent (3.0%) but is less than three and one-half percent (3.5%) in one of those three months, then the Advance Rate shall mean eighty-three percent (83%), and

                (b) In the event that the Delinquency Rate, computed as of the last day of each month for each of the three calendar months immediately preceding the date of calculation, is equal to or greater than three and one-half percent (3.5%) but is not more than four percent (4.0%) in one of those three months, then the Advance Rate shall mean eighty-two percent (82%), and

                (c) In the event that the Delinquency Rate, computed as of the last day of each month for each of the three calendar months immediately preceding the date of calculation, is greater than four percent (4.0%), then the Advance Rate shall mean eighty-one percent (81%).

          The date of calculation of the Advance Rate and the date any change therein shall become effective is the date Borrower actually delivers to Lender its most recent Collateral Report reflecting the Delinquency Rates for Borrower. The Advance Rate, as so calculated, shall remain in effect until Borrower delivers to Lender its next Collateral Report reflecting the Delinquency Rates for the Borrower. (For example, if Borrower's Collateral Reports for the months of March, April, and May, delivered to Lender on June 15, reflect that the Delinquency Rate for Borrower was 3.4 percent, 4.0 percent and 3.75 percent respectively, then the Advance Rate will immediately thereupon be 83 percent for the period of June 15 to and including July 14 (the next report being due on July 15), and if, as a result of such calculation, an Over Advance was determined to have existed as of June 15, based on an Advance Rate of 83 percent, then Borrower shall be required to pay down the Loan accordingly, and for example, if Borrower's Collateral Reports for the months of March, April, and May, delivered to Lender on June 15, reflect that the

     Delinquency Rate for Borrower was 3.8 percent, 4.0 percent and
     4.2 percent respectively, then the Advance Rate will immediately thereupon be 82 percent for the period of June 15 to and including July 14 (the next report being due on July 15), and if, as a result of such calculation, an Over Advance was determined to have existed as of June 15, based on an Advance Rate of 82 percent, then Borrower shall be required to pay down the Loan accordingly.)"


     1.2  Amendment of Subsection 3.1 a (ii).   Subsection 3.1 a (ii) of the
          -----------------------------------
Loan Agreement is hereby amended and restated to read in its entirety as follows:

               "(ii) with respect to Adjusted LIBOR Loans, at the
     Adjusted LIBOR on the relevant Interest Rate Determination Date plus two and one-quarter percent (2.25%) per annum."
     ----

     1.3  Amendment of Section 3.14. Section 3.14 of the Loan Agreement is
          -------------------------
hereby amended and restated to read in its entirety as follows:

          "3.14     Commercial Paper Fee. For every month during the
                    -------------
     term of this Agreement, Borrower shall pay to Lender a fee ("Commercial Paper Fee") equal to the product of (a) (i) five-eights of one percent (0.625%) per annum prior to September 1, 1995, and (ii) five-sixteenths of one percent (0.3125%) per annum on and after September 1, 1995, multiplied by (b) the average
                                     -------------
     daily closing balance of the Commercial Paper Indebtedness outstanding during such month. Such fee, if any, shall be calculated on the basis of a year of 360 days, actual days elapsed, and shall be payable to Lender on the Interest Payment Due Date with respect to the prior month."

     1.4  Amendment of Section 4.1. Section 4.1 of the Loan Agreement is hereby
          ------------------------
amended and restated to read in its entirety as follows:

     "4.1      Term of Agreement and Loan Repayment. This Agreement
               ------------------------------------
     shall have an initial term commencing on the Closing Date and terminating on July 12, 1997. (The date on which the term of the Agreement terminates is hereinafter referred to as "Maturity Date.") The Loan shall be due and payable in full on the Maturity Date without notice or demand and shall be repaid to Lender by a wire transfer of immediately available funds. Borrower may at any time terminate this Agreement prior to the Maturity Date by: (a) giving Lender at least 60 days prior notice of intention to terminate this Agreement; (b) paying and performing, as appropriate, all

     Obligations on or prior to the effective date of termination; and (c) paying to Lender an early termination fee equal to (i) three-quarters of one percent (0.75%) of the Total Credit Facility in the event the effective date of termination is before the first anniversary of the Closing Date; and (ii) one-half of one percent (0.5%) of the Total Credit Facility in the event the effective date of termination occurs on or at any time after the first anniversary date of the Closing Date. Notwithstanding the foregoing,
     (a) the early termination fee shall be equal to zero, instead of the amount indicated above, if (1) Borrower, at any time, requests an increase in the Total Credit Facility by an amount which is not less than $25,000,000, but not more than $50,000,000, without any other changes to any of the other provisions of this Agreement, (2) no Default or Event of Default exists at the time of such request, (3) at the time of the request the sum of the unpaid balance of the Loan plus the aggregate amount of all Commercial Paper Indebtedness is equal to or greater than sixty percent (60%) of the Total Credit Facility, (4) the results of Borrower's operations have equaled or exceeded the projections delivered by Borrower to Lender prior to the date of the request, and (5) Lender does not, within ninety (90) days of such request, agree to that increase; and (b) the early termination fee shall be one-quarter of one percent (0.25%) if, the conditions specified in clause (a) are satisfied and, in addition to an increase in the Total Credit Facility, Borrower requests a lower interest rate as to either Adjusted LIBOR Loans or Reference Rate Loans and/or less stringent financial covenants than presently contained in Article VII hereof. In the event Lender grants the requested increase in the Total Credit Facility pursuant to the previous sentence, Lender may only charge an additional facility fee equal to one-quarter of one percent of the amount of the increase in the Total Credit Facility."

     1.5  Amendment of Section 5.7. The second sentence of Section 5.7 of the
          ------------------------
Loan Agreement is hereby amended and restated to read in its entirety as follows:

     "In order to reimburse Lender for the cost of such verifications, audits, and inspections, Borrower shall pay to Lender a monthly audit fee calculated on a branch-by-branch basis, which fee for each branch shall equal the lesser of (a) $200, or (b) the product of (i) .004, multiplied by
                                                                   -------------
     (ii) one percent (1.0%) of the aggregate amount of the Gross Contract Payments to be made under all Contracts administered by such branch office as of the last day of the month with respect to which the fee is calculated."

     1.6  Amendment of Section 8.11.  Section 8.11 of the Loan Agreement is
          -------------------------
hereby amended and restated to read in its entirety as follows:

          "8.11  Unsubordinated Debt to Borrowing Base. Borrower shall
                 -------------------------------------
     not permit the ratio, calculated on a consolidated basis as of the last day of each month, of (a) the remainder of (i) all Debt, minus (ii) all Subordinated Debt (numerator), to (b)
     -----

     Borrowing Base (denominator), to be more than: (a) prior to July 1, 1995, 5 to 1; provided, however, if at any time prior to July
                      -----------------
     1, 1995 the sum of the unpaid balance of the Loan plus the
                                                       ----
     aggregate principal amount of the Commercial Paper Indebtedness is equal to or greater than $100,000,000, then Borrower shall not permit the ratio at all times thereafter, as so calculated, to be more than 3.75 to 1; and (b) on and after July 1, 1995, 5 to 1."

     1.7  Amendment of Section 8.13.  Section 8.13 of the Loan Agreement is
          -------------------------
hereby amended and restated to read in its entirety as follows:

          "8.13  Minimum Adjusted Tangible Net Worth. Borrower shall
                 -----------------------------------
     not permit its Adjusted Tangible Net Worth, calculated on a consolidated basis as of the last day of each month, to be less than: (a) $8,000,000 prior to December 1, 1995, to and including November 31, 1996; and (c) $22,500,000 for the period beginning on December 1, 1996, and at all times thereafter."


               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

     2.1  Conditions Precedent to Amendment. This Amendment shall become
          ---------------------------------
legally binding upon Borrowers and Lender only when Borrowers shall have executed and delivered to Lender or caused to be executed and delivered to Lender, as appropriate, (a) a Certificate of Assistant Secretary of each of the Borrowers and this Amendment, and (b) letter from Cole Taylor Financial Group, Inc., reaffirming its obligations under its letter of responsibility.


                SECTION THREE - REPRESENTATIONS AND WARRANTIES
                ----------------------------------------------

     3.1  Acknowledgments of Borrowers. Borrowers each hereby represent and
          ----------------------------
warrant that: (a) the execution and delivery of this Amendment and compliance by Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Borrowers; (ii) have been duly authorized or approved by Borrowers; and (iii) when executed and delivered by or on behalf of Borrowers, will constitute valid and binding obligations of Borrowers, enforceable in accordance with its terms; (b) Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Documents; (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Documents; and (d) the recitals in this Amendment are true. Borrowers each reaffirm its obligation to pay all amounts due Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.


                       SECTION FOUR - GENERAL PROVISIONS
                       ---------------------------------

     4.1  Loan Documents Unmodified.  Except as otherwise specifically modified
          -------------------------
by this Amendment, all terms and provisions of the Loan Documents and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

     4.2  Construction of Amendment.  Each party hereto has cooperated in the
          --------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     4.3  Parties, Successors and Assigns.  This Amendment shall be binding
          -------------------------------
upon and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns.

     4.4  Definitions.  Unless specifically defined herein, all capitalized
          -----------
terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

     4.5  Severability.  To the extent any provision of this Amendment is not
          ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

     4.6  Total Agreement.  This Amendment, and all other agreements referred
          ---------------
to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                             "BORROWERS"

                                             Cole Taylor Finance Co.; Reliance
                                             Acceptance Corp. of Colorado;
                                             Reliance Acceptance Corp. of
                                             Georgia; Reliance Acceptance Corp.
                                             of Florida; Reliance Acceptance
                                             Corp. of Indiana; Reliance
                                             Acceptance Corp. of New Mexico;
                                             Reliance Acceptance Corp. of Ohio;
                                             Reliance Acceptance Corp. of
                                             Tennessee; Reliance Acceptance
                                             Corp. of Texas; Reliance Acceptance
                                             Corp. of Kentucky; Reliance
                                             Acceptance Corp. of Illinois;
                                             Reliance Acceptance Corp. of
                                             Minnesota; Reliance Acceptance
                                             Corp. of North Carolina; and
                                             Reliance Acceptance Corp. of South
                                             Carolina; Reliance Acceptance Corp.
                                             of Arizona; Reliance Acceptance
                                             Corp. of Iowa; Reliance Acceptance
                                             Corp. of Missouri; Reliance
                                             Acceptance Corp. of Nevada;
                                             Reliance Acceptance Corp. of
                                             Oregon; and Reliance Acceptance
                                             Corp. of Washington

                                             by /s/ Thomas L. Barlow,
                                               ---------------------------
                                               Thomas L. Barlow, President

                                             by /s/ Michael D. Bernick
                                               ---------------------------
                                               Michael D. Bernick,
                                               Treasurer

                                             "LENDER"

                                             BankAmerica Business Credit, Inc.,
                                             a Delaware corporation

                                             by /s/ Joseph F. Pignotti
                                               ---------------------------
                                               Joseph F. Pignotti,
                                               Executive Vice President

                AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 4 to Loan and Security Agreement ("Amendment") is entered into as of November 17, 1995, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp, of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation, Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation (individually and collectively, "Borrowers").

                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

         a. Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement"). (The Loan Agreement, and all other documents documenting the loan evidenced thereby and the security therefor are hereinafter collectively referred to as "Loan Documents".) Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

         b.  Borrowers desire to amend the Loan Agreement in certain respects.

         c. Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.


                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1 Amendment of Section 1.77. Section 1.77 of the Loan Agreement is
         -------------------------
amended and restated to read in its entirety as follows:

           "1.77 Total Credit Facility shall mean (a) $170,000,000 prior to
                 ---------------------
     January 1, 1996, and (b) $150,000,000 on and after January 1, 1996."

               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

     2.1   Conditions Precedent to Amendment. This Amendment shall become
           ---------------------------------
legally binding upon Borrowers and Lender only when:

           (a) Borrowers shall have executed and delivered to Lender or caused to be executed and delivered to Lender, as appropriate, (i) a Certificate of Assistant Secretary of each of the Borrowers and this Amendment, and (ii) letter from Cole Taylor Financial Group, Inc., reaffirming its obligations under its letter of responsibility; and

           (b) Borrowers shall have paid to Lender a fee of $15,000 as part of the consideration for entering into this Amendment.

                SECTION THREE - REPRESENTATIONS AND WARRANTIES
                ----------------------------------------------

     3.1   Acknowledgements of Borrowers. Borrowers each hereby represent and
           -----------------------------
warrant that: (a) the execution and delivery of this Amendment and compliance by Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Borrowers; (ii) have been duly authorized or approved by Borrowers; and (iii) when executed and delivered by or on behalf of Borrowers, will constitute valid and binding obligations of Borrowers, enforceable in accordance with its terms; (b) Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Documents; (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Documents; and (d) the recitals in this Amendment are true. Borrowers each reaffirm its obligation to pay all amounts due Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.

                       SECTION FOUR - GENERAL PROVISIONS
                       ---------------------------------

     4.1   Loan Documents Unmodified. Except as otherwise specifically modified
           -------------------------
by this Amendment, all terms and provisions of the Loan Documents and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

     4.2   Construction of Amendment. Each party hereto has cooperated in the
           -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

       4.3  Parties, Successors and Assigns. This Amendment shall be binding
            -------------------------------
upon and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns.

       4.4  Severability. To the extent any provision of this Amendment is not
            ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

       4.5  Total Agreement. This Amendment, and all other agreements referred
            ---------------
to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                       "BORROWERS"

                                        Cole Taylor Finance Co.; Reliance
                                        Acceptance Corp. of Colorado; Reliance
                                        Acceptance Corp. of Georgia; Reliance
                                        Acceptance Corp. of Florida; Reliance
                                        Acceptance Corp. of Indiana; Reliance
                                        Acceptance Corp. of New Mexico; Reliance
                                        Acceptance Corp. of Ohio; Reliance
                                        Acceptance Corp. of Tennessee; Reliance
                                        Acceptance Corp. of Texas; Reliance
                                        Acceptance Corp. of Kentucky; Reliance
                                        Acceptance Corp. of Illinois; Reliance
                                        Acceptance Corp. of Minnesota; Reliance
                                        Acceptance Corp. of North Carolina; and
                                        Reliance Acceptance Corp. of South
                                        Carolina; Reliance Acceptance Corp. of
                                        Arizona; Reliance Acceptance Corp. of
                                        Iowa; Reliance Acceptance Corp. of
                                        Missouri; Reliance Acceptance Corp. of
                                        Nevada; Reliance Acceptance Corp. of
                                        Oregon; and Reliance Acceptance Corp. of
                                        Washington

                                        by /s/ Thomas L. Barlow
                                          ------------------------------
                                           Thomas L. Barlow, President

                                        by /s/ Michael Bernick
                                          ------------------------------
                                           Michael Bernick, Vice President

                                            "LENDER"

                                            BankAmerica Business Credit, Inc.,
                                            a Delaware corporation

                                            by /s/ Joseph P. Pignotti
                                               -------------------------
                                                   Joseph P. Pignotti,
                                                   Executive Vice President

                AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

        This Amendment No. 5 to Loan and Security Agreement ("Amendment") is entered into as of December 26, 1995, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation; Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation (individually and collectively, "Borrowers").


                                   RECITALS
                                   --------

        This Amendment is entered into in reference to the following facts:

                a. Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement"). (The Loan Agreement, and all other documents documenting the loan evidenced thereby and the security therefor are hereinafter collectively referred to as "Loan Documents".) Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

                b. Borrowers desire to amend the Loan Agreement in certain respects.

                c. Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1   Amendment of Section 1.77.  Section 1.77 of the Loan Agreement is
           --------------------------
amended and restated to read in its entirety as follows:

           "1.77 Total Credit Facility shall mean $200,000,000."
                 ---------------------


               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

     2.1   Conditions Precedent to Amendment.  This Amendment shall become
           ---------------------------------
legally binding upon Borrowers and Lender only when:

           (a) Borrowers shall have executed and delivered to Lender or caused to be executed and delivered to Lender, as appropriate, (i) a Certificate of Assistant Secretary of each of the Borrowers, and (ii) letter from Cole Taylor Financial Group, Inc., reaffirming its obligations under its letter of responsibility; and

           (b) Borrowers shall have paid to Lender a fee of $125,000 as part of the consideration for entering into this Amendment.

                SECTION THREE - REPRESENTATIONS AND WARRANTIES
                ----------------------------------------------

     3.1   Acknowledgments of Borrowers.  Borrowers each hereby represent and
           ----------------------------
warrant that: (a) the execution and delivery of this Amendment and compliance by Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Borrowers; (ii) have been fully authorized or approved by Borrowers; and (iii) when executed and delivered by or on behalf of Borrowers, will constitute valid and binding obligations of Borrowers, enforceable in accordance with its terms; (b) Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Documents; and (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Documents. Borrowers reaffirm their obligations to pay all amounts due Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.


                       SECTION FOUR - GENERAL PROVISIONS
                       ---------------------------------

     4.1   Loan Documents Unmodified.  Except as otherwise specifically modified
           -------------------------
by this Amendment, all terms and provisions of the Loan Documents and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

     4.2   Parties, Successors and Assigns.  This Amendment shall be binding
           -------------------------------
upon and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns.

     4.3   Severability.  To the extent any provision of this Amendment is not
           ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

     4.4   Total Agreement.  This Amendment and all other agreements referred to
           ---------------
herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

     4.5   Construction of Amendment.  Each party hereto has cooperated in the
           -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                           "BORROWERS"

                           Cole Taylor Finance Co.; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; and Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; and Reliance Acceptance Corp. of Washington


                           By:  /s/ Thomas L. Barlow
                              -------------------------------------------------
                                Thomas L. Barlow, President

                           By:  /s/ Michael Bernick
                              -------------------------------------------------
                                Michael Bernick, Vice President


                           "LENDER"

                           BankAmerica Business Credit, Inc.


                           By:  /s/ Joseph F. Pignotti
                              -------------------------------------------------
                                Joseph F. Pignotti
                                Executive Vice President

                AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 6 to Loan and Security Agreement ("Amendment") is entered into as of March ___, 1996, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp, of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation, Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation (individually and collectively, "Existing Borrowers") and Reliance Acceptance Corp. of Utah, a Delaware corporation.

                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

         (a) Existing Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement"). Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

         (b) New Borrower is a newly formed, wholly owned subsidiary of Cole Taylor Finance Co. Existing Borrowers desire to amend the Loan Agreement to include New Borrower as one of the "Subsidiary Borrowers" and as "Borrower" thereunder and to otherwise amend the Loan Agreement.

         (c) Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1  Amendment of "Subsidiary Borrowers" and "Borrower."  The term
          ---------------------------------------------------
"Subsidiary Borrowers" and "Borrower" as used in the Loan Agreement are hereby amended to mean New Borrower and Existing Borrowers, individually and collectively. New Borrower hereby absolutely and unconditionally assumes all Obligations existing under the Loan Agreement as of the date hereof, expressly grants to Lender the security interests referenced therein in regard to the Property of New Borrower of the type specified therein, and acknowledges and agrees that New Borrower shall be jointly and severally liable for all Obligations, as more particularly provided in Section 12.4 of the Loan
                                              ------------
Agreement.

     1.2  Amendment of Section 1.77.  Section 1.77 of the Loan Agreement is
          --------------------------
amended and restated to read in its entirety as follows:

          "1.77 Total Credit Facility shall mean $220,000,000."
                ---------------------

     1.3  Amendment of Article One.  Article One of the Loan Agreement is
          ------------------------
amended by the addition of a new section, numbered 1.84, which shall read in its entirety as follows:

          "1.84 Repossession Value shall mean the sum of (a) value of a
                ------------------
     repossessed vehicle, as reflected on Borrower's books and records, which was the subject of a Contract, minus (b) the amount of any insurance claims
                                    -----
     and refunds applicable thereto."

     1.4  Amendment of Schedule 7.6. Schedule 7.6 of the Loan Agreement is
          -------------------------
amended by the addition of the following corporation and related information:


                           No. of Shares  No. of Shares  Percentage  Certificate
     Entity                Authorized     Outstanding    Owned       Number
     ------                ----------     -----------    -----       ------

     Reliance Acceptance
     Corp. of Utah              1.000       100              100%         1


     1.5  Amendment of Section 8.6.  Section 8.6 of the Loan Agreement is hereby
          ------------------------
amended and restate to read in its entirety as follows:

          "8.6  Total Debt Ratio. Borrower shall not permit the ratio,
                -----------------
     calculated on a consolidated basis as of the last day of each month, of (a) the aggregate amount of all Debt (numerator) to (b) Adjusted Tangible Net Worth (denominator) to be more than 10:1."

     1.6  Amendment of Article Eight.  Article Eight of the Loan Agreement is
          --------------------------
hereby amended by the addition of a new section, numbered 8.27, which shall read in its entirety as follows:

           "8.27  Repossession Inventory. Borrower shall charge off the
                  ----------------------
     Repossession Value of a vehicle for which more than one hundred twenty
     (120) days have elapsed since the date Borrower has repossessed the vehicle."

               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

     2.1   Conditions Precedent to Amendment. This Amendment shall become
           ---------------------------------
legally binding upon Existing Borrowers, New Borrower, and Lender only when the Existing Borrowers, Cole Taylor Finance Co. and New Borrower shall have executed and delivered to Lender or caused to be executed and delivered to Lender, as appropriate, all of the following documents, satisfactory to Lender in form and content: (a) a Certificate of Assistant Secretary of each of the Existing Borrowers; (b) a Certificate of Assistant Secretary of the New Borrower; (c) opinion of counsel for New Borrower; (d) Amendment No. 2 to Security Agreement
-----------------------------------
Stock Pledge; (e) a Stock Power for the original stock certificates evidencing New Borrower's stock; (f) a good standing certificate for the New Borrower; (g) a certificate of qualification for the New Borrower; (h) UCC-1 financing statements for the New Borrower, to be filed in the state of Illinois, Texas, and Utah and for Cole Taylor Finance Co. to be filed in the state of Utah; (i) a Certificate of Assistant Secretary of Cole Taylor Finance Co.; (j) Amendment No. 1 to Subordination Agreement; and (k) a letter from Cole Taylor Financial Group, Inc., reaffirming its obligations under its letter of responsibility.

        2.2     New Facility Fee.  On the date Borrower executes this Amendment,
                ----------------
Borrower shall pay to Lender a facility fee ("New Facility Fee") equal to one-quarter of one percent (0.25%) of $20,000,000. Borrower and Lender agree that the New Facility Fee may be financed, at Lender's discretion, as an Advance to the Loan.

                 SECTION THREE - REPRESENTATIONS AND WARRANTIES
                 ----------------------------------------------

        3.1     Acknowledgments of Borrowers.  Existing Borrowers and New
                ----------------------------
Borrower each hereby represent and warrant that: (a) the execution and delivery of this Amendment and compliance by Existing Borrowers and New Borrower with all of the provisions of this Amendment (i) are within the powers and purposes of Existing Borrowers and New Borrower; (ii) have been duly authorized or approved by Existing Borrowers and New Borrower; and (iii) when executed and delivered by or on behalf of Existing Borrowers and New Borrower, will constitute valid and binding obligations of Existing Borrowers and New Borrower, enforceable in accordance with its terms; (b) Existing Borrowers and New Borrower have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Agreement; and (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Agreement. Existing Borrowers each reaffirm their obligations to pay all amounts due Lender under the Loan Agreement in accordance with the terms thereof, as modified hereby.


                       SECTION FOUR - GENERAL PROVISIONS
                       ---------------------------------

        4.1     Loan Agreement Unmodified.  Except as otherwise specifically
                -------------------------
modified by this Amendment, all terms and provisions of the Loan Agreement and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

        4.2     Parties, Successors, and Assigns.  This Amendment shall be
                --------------------------------
binding upon and shall inure to the benefit of Existing Borrower, New Borrower, Lender, and their respective successors and assigns.

        4.3     Severability.  To the extent any provision of this Amendment is
                ------------
not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

        4.4     Total Agreement.  This Amendment and all other agreements
                ---------------
referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

     4.5   Construction of Amendment.  Each party hereto has cooperated in the
           -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                   "EXISTING BORROWERS"

                   Cole Taylor Finance Co.; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; and Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; and Reliance Acceptance Corp. of Washington.


                   By: /s/ Thomas L. Barlow
                      ---------------------------------------
                           Thomas L. Barlow, President


                   By: /s/ Michael D. Bernick
                      ---------------------------------------
                           Michael D. Bernick, Vice President


                   "NEW BORROWER"

                   Reliance Acceptance Corp. of Utah,
                   a Delaware corporation


                   By: /s/ Thomas L. Barlow
                      ---------------------------------------
                           Thomas L. Barlow, President


                   By: /s/ Michael D. Bernick
                      ---------------------------------------
                           Michael D. Bernick, Vice President

                 [SIGNATURE OF LENDER CONTINUED ON NEXT PAGE.]

                   "LENDER"

                   BankAmerica Business Credit, Inc.


                   By: /s/ Joseph F. Pignotti
                      --------------------------------------
                           Joseph F. Pignotti,
                           Executive Vice President

                AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 7 to Loan and Security Agreement ("Amendment") is entered into as of April 30, 1996, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation, Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation, and Reliance Acceptance Corp. of Utah, a Delaware corporation (individually and collectively, "Borrowers").

                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

           (a) Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement"). Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

           (b) Borrower and Lender desire to amend the Loan Agreement in certain respects subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.


                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1   Amendment of Section 1.77. Section 1.77 of the Loan Agreement is
           -------------------------
amended and restated to read in its entirety as follows:

                "1.77 Total Credit Facility shall mean $250,000,000."
                      ---------------------

               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

       2.1  Conditions Precedent to Amendment.  This Amendment shall become
            ---------------------------------
legally binding upon Borrowers and Lender only when the Borrowers and Cole Taylor Finance Co. shall have executed and delivered to Lender or caused to be executed and delivered to Lender (a) this Agreement and (b) a letter from Cole Taylor Financial Group, Inc. reaffirming its obligations under its Letter of Responsibility.

       2.2  New Facility Fee. On the date Borrower executes this Amendment,
            ----------------
Borrower shall pay to Lender a facility fee ("New Facility Fee") $75,000. Borrower and Lender agree that the New Facility Fee may be financed, at Lender's discretion, as an Advance to the Loan.

                SECTION THREE - REPRESENTATIONS AND WARRANTIES
                ----------------------------------------------

       3.1  Acknowledgments of Borrowers. Borrowers each hereby represent and
            ----------------------------
warrant that: (a) the execution and delivery of this Amendment and compliance by Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Borrowers; (ii) have been duly authorized or approved by Borrowers; and (iii) when executed and delivered by or on behalf of Borrowers will constitute valid and binding obligations of Borrowers, enforceable in accordance with its terms; (b) Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Agreement; and (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Agreement. Borrowers each reaffirm their obligations to pay all amounts due Lender under the Loan Agreement in accordance with the terms thereof, as modified hereby.

                       SECTION FOUR - GENERAL PROVISIONS
                       ---------------------------------

       4.1  Loan Agreement Unmodified. Except as otherwise specifically modified
            -------------------------
by this Amendment, all terms and provisions of the Loan Agreement and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

       4.2  Parties, Successors and Assigns. This Amendment shall be binding
            -------------------------------
upon and shall inure to the benefit of Borrowers, Lender, and their respective successors and assigns.

       4.3  Severability. To the extent any provision of this Amendment is not
            ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

       4.4  Total Agreement. This Amendment and all other agreements referred to
            ---------------
herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

     4.5  Construction of Amendment. Each party hereto has cooperated in the
          -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall consitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                   "BORROWERS"

                   Cole Taylor Finance Co.; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of Utah

                   By: /s/ Thomas L. Barlow
                      ----------------------------------------
                       Thomas L. Barlow, President

                   By: /s/ Michael D. Bernick
                      ----------------------------------------
                       Michael D. Bernick, Vice President


                   "LENDER"

                   BankAmerica Business Credit, Inc.

                   By: /s/ Joseph F. Pignotti
                      ----------------------------------------
                      Joseph F. Pignotti,
                      Executive Vice President

                AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 8 to Loan and Security Agreement ("Amendment") is entered into as of July 22, 1996, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation; Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation; and Reliance Acceptance Corp. of Utah, a Delaware corporation (individually and collectively, "Borrowers").


                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

         (a) Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement"). Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

         (b) Borrower and Lender desire to amend the Loan Agreement in certain respects subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1  Amendment of Section 1.77.  Section 1.77 of the Loan Agreement is
          -------------------------
amended and restated to read in its entirety as follows:

         "1.77  Total Credit Facility shall mean (a) $275,000,000 prior to
                ---------------------
     November 15, 1996, and (b) $250,000,000 at all times thereafter."

     1.2  Amendment of Section 8.27.  Section 8.27 of the Loan Agreement is
          -------------------------
hereby amended and restated to read in its entirety as follows:

          "8.27  Repossession Inventory.  Borrower shall charge off the
                 ----------------------
     Repossession Value of a vehicle for which more than one hundred twenty
     (120)
       days have elapsed since the date Borrower has repossessed the vehicle. A vehicle shall be deemed to have been repossessed as of the date the Borrower or any person acting on its behalf obtains physical possession of the vehicle, regardless of any right which the Contract Debtor may have under state law or otherwise to redeem the vehicle."

               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

       2.1  Conditions Precedent to Amendment.  This Amendment shall become
            ---------------------------------
legally binding upon Borrowers and Lender only when the Borrowers and Cole Taylor Finance Co. shall have executed and delivered to Lender or caused to be executed and delivered to Lender (a) this Agreement and (b) a letter from Cole Taylor Financial Group, Inc. reaffirming its obligations under its Letter of Responsibility.

       2.2  New Facility Fee. On the date Borrower executes this Amendment,
            ----------------
Borrower shall pay to Lender a facility fee ("New Facility Fee") $20,833.34. Borrower and Lender agree that the New Facility Fee may be financed, at Lender's discretion, as an Advance to the Loan.

                SECTION THREE - REPRESENTATIONS AND WARRANTIES
                ----------------------------------------------

       3.1  Acknowledgments of Borrowers. Borrowers each hereby represent and
            ----------------------------
warrant that: (a) the execution and delivery of this Amendment and compliance by Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Borrowers; (ii) have been duly authorized or approved by Borrowers; and (iii) when executed and delivered by or on behalf of Borrowers will constitute valid and binding obligations of Borrowers, enforceable in accordance with its terms; (b) Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Agreement; and (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Agreement. Borrowers each reaffirm their obligations to pay all amounts due Lender under the Loan Agreement in accordance with the terms thereof, as modified hereby.

                       SECTION FOUR - GENERAL PROVISIONS
                       ---------------------------------

       4.1  Loan Agreement Unmodified. Except as otherwise specifically modified
            -------------------------
by this Amendment, all terms and provisions of the Loan Agreement and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

       4.2  Parties, Successors and Assigns. This Amendment shall be binding
            -------------------------------
upon and shall insure to the benefit of Borrowers, Lender, and their respective successors and assigns.

       4.3  Severability. To the extent any provision of this Amendment is not
            ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

       4.4  Total Agreement. This Amendment and all other agreements referred to
            ---------------
herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

        4.5     Construction of Amendment.  Each party hereto has cooperated in
                -------------------------
the drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                "BORROWERS

                                Cole Taylor Finance Co.; Reliance Acceptance
                                Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of Utah


                                By: /s/ Thomas L. Barrow
                                   -----------------------------------------
                                        Thomas L. Barrow, President


                                By: /s/ Michael D. Bernick
                                   ------------------------------------------
                                        Michael D. Bernick, Vice President


                                "LENDER"

                                BankAmerica Business Credit, Inc.

                                By: /s/ Joseph F. Pignotti
                                   -----------------------------------------
                                        Joseph F. Pignotti,
                                        Executive Vice President

                 [SIGNATURE OF LENDER CONTINUED ON NEXT PAGE]

                                   "LENDER"

                                   BankAmerica Business Credit, Inc.


                                   By:
                                      ----------------------------------------
                                           Joseph F. Pignotti,
                                           Executive Vice President

                AMENDMENT NO. 9 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 9 to Loan and Security Agreement ("Amendment") is entered into as of September 16, 1996, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Cole Taylor Finance Co., a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation, Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation, and Reliance Acceptance Corp. of Utah, a Delaware corporation (individually and collectively, "Borrowers").


                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

           (a) Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement"). Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

           (b) Borrowers and Lender desire to amend the Loan Agreement in certain respects subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1   Amendment of Section 1.77. Section 1.77 of the Loan Agreement is
           -------------------------
amended and restated to read in its entirety as follows:

           "1.77 Total Credit Facility shall mean (a) $295,000,000 from
                 ---------------------
     September 16, 1996 to November 15, 1996, and (b) $250,000,000 at all times thereafter."

               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

     2.1   Conditions Precedent to Amendment. This Amendment shall become
           ---------------------------------
legally binding upon Borrowers and Lender only when the Borrowers and Cole Taylor Finance Co. shall have executed and delivered to Lender or caused to be executed and delivered to Lender (a) this Agreement and (b) a letter from Cole Taylor Financial Group, Inc. reaffirming its obligations under its Letter of Responsibility.

     2.2   New Facility Fee.  On the date Borrowers execute this Amendment,
           ----------------
Borrower shall pay to Lender a facility fee ("New Facility Fee") of $12,500. Borrowers and Lender agree that the New Facility Fee may be financed, at Lender's discretion, as an Advance to the Loan.


                 SECTION THREE-REPRESENTATIONS AND WARRANTIES
                 --------------------------------------------

     3.1   Acknowledgments of Borrowers.  Borrowers each hereby represent and
           ----------------------------
warrant that: (a) the execution and delivery of this Amendment and compliance by Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Borrowers; (ii) have been duly authorized or approved by Borrowers; and (iii) when executed and delivered by or on behalf of Borrowers will constitute valid and binding obligations of Borrowers, enforceable in accordance with its terms; (b) Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Agreement; (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Agreement; and (d) no Default or Event of Default has occurred and is continuing. Borrowers each reaffirm their obligations to pay all amounts due Lender under the Loan Agreement in accordance with the terms thereof, as modified hereby.


                      SECTION THREE - GENERAL PROVISIONS
                      ----------------------------------

     4.1   Loan Agreement Unmodified.  Except as otherwise specifically modified
           -------------------------
by this Amendment, all terms and provisions of the Loan Agreement and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power or remedy granted therein.

     4.2   Parties, Successors and Assigns.  This Amendment shall be binding
           -------------------------------
upon and shall inure to the benefit of Borrowers, Lender, and their respective successors and assigns.

     4.3   Severability.  To the extent any provision of this Amendment is not
           ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Amendment.

     4.4   Total Agreement.  This Amendment, the Loan Documents, and all other
           ---------------
agreements referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

     4.5   Construction of Amendment.  Each party hereto has cooperated in the
           -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against each party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                "BORROWERS"

                                Cole Taylor Finance Co.; Reliance Acceptance
                                Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of Utah;


                                By: /s/ Thomas L. Barlow
                                   -----------------------------------------
                                        Thomas L. Barlow, President


                                By: /s/ Michael D. Bernick
                                   ------------------------------------------
                                        Michael D. Bernick, Vice President


                                "LENDER"

                                BankAmerica Business Credit, Inc.

                                By:
                                   -----------------------------------------
                                        Paul A. Cottone,
                                        Senior Vice President

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                "BORROWERS

                                Reliance Acceptance Corporation; Reliance
                                Acceptance Corp. of Colorado; Reliance
                                Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of
                                Utah


                                By: /s/ Howard B. Silverman
                                   ------------------------------------------
                                        Howard B. Silverman, Chairman


                                By: /s/ James L. Kaplan
                                   ------------------------------------------
                                        James L. Kaplan,
                                        General Counsel and Corporate Secretary


                                "LENDER"

                                BankAmerica Business Credit, Inc.

                                By: /s/ Joseph P. LaCognata
                                   -----------------------------------------
                                        Joseph P. LaCognata,
                                        Executive Vice President

                AMENDMENT NO.10 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 10 to Loan and Security Agreement ("Amendment") is entered into as of November 14, 1996, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Reliance Acceptance Corporation, a Delaware corporation (formerly known as Cole Taylor Finance Co.); Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation, Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. of Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; and Reliance Acceptance Corp. of Washington, a Delaware corporation, and Reliance Acceptance Corp. of Utah, a Delaware corporation (individually and collectively, "Borrowers").

                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:


          (a) Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement). Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

          (b) Borrowers and Lender desire to amend the Loan Agreement in certain respects subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                           SECTION ONE - AMENDMENTS
                           -------------------------

     1.1  Amendment of Section 1.77. Section 1.77 of the Loan Agreement is
          --------------------------
amended and restated to read in its entirety as follows:

          "1.77 Total Credit Facility shall mean (a) $295,000,000 from September
                ---------------------
     30, 1996 to and including December 14, 1996, and (b) $250,000,000 at all times thereafter."

                SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
                -----------------------------------------------

     2.1  Conditions Precedent to Amendment. This Amendment shall become legally
          ---------------------------------
binding upon Borrowers and Lender only when the Borrowers and Reliance Acceptance Corporation shall have executed and delivered to Lender or caused to be executed and delivered to Lender (a) this Amendment and (b) a letter from Cole Taylor Financial Group, Inc. reaffirming its obligations under its Letter of Responsibility.

                SECTION THREE - REPRESENTATIONS AND WARRANTIES
                ----------------------------------------------

     3.1  Acknowledgments of Borrowers. Borrowers each hereby represent and
          ----------------------------
warrant that: (a) the execution and delivery of this Amendment and compliance by Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Borrowers; (ii) have been duly authorized or approved by Borrowers; and (iii) when executed and delivered by or on behalf of Borrowers will constitute valid and binding obligations of Borrowers, enforceable in accordance with its terms; (b) Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Agreement; (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Agreement; and (d) no Default or Event of Default has occurred and is continuing. Borrowers each reaffirm their obligations to pay all amounts due Lender under the Loan Agreement in accordance with the terms thereof, as modified hereby.


                      SECTION THREE - GENERAL PROVISIONS
                      ----------------------------------

     4.1  Loan Agreement Unmodified. Except as otherwise specifically modified
          -------------------------
by this Amendment, all terms and provisions of the Loan Agreement and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceablity of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, effect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

     4.2  Parties, Successors and Assigns. This Amendment shall be binding upon
          -------------------------------
and shall inure to the benefit of Borrowers, Lender, and their respective successors and assigns.

     4.1  Severability. To the extent any provision of this Amendment is not
          ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

     4.2  Total Agreement. This Amendment, the Loan Documents, and all other
          ---------------
agreements referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

     4.3  Construction of Amendment. Each party hereto has cooperated in the
          -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                       "BORROWERS"

                       Reliance Acceptance Corporation; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of Utah

                       By:_____________________________________________
                               Thomas L. Barlow, President

                       By: /s/ Michael D. Bernick
                          ---------------------------------------------
                               Michael D. Bernick, Vice President

                       "LENDER"

                       BankAmerica Business Credit, Inc.

                       By:_____________________________________________
                               Joseph P. La Cognata,
                               Executive Vice President

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                       "BORROWERS"

                       Reliance Acceptance Corporation; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of Utah

                       By: /s/ Thomas L. Barlow
                          ---------------------------------------------
                               Thomas L. Barlow, President

                       By:_____________________________________________
                               Michael D. Bernick, Vice President

                       "LENDER"

                       BankAmerica Business Credit, Inc.

                       By:_____________________________________________
                               Joseph P. La Cognata,
                               Executive Vice President

                AMENDMENT NO. 11 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 11 to Loan and Security Agreement ("Amendment") is entered into as of November 20, 1996, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender") and Reliance Acceptance Corporation (formerly, "Cole Taylor Finance Co.") (individually, "Reliance"), a Delaware corporation; Reliance Acceptance Corp. of Colorado, a Delaware corporation; Reliance Acceptance Corp. of Georgia, a Delaware corporation; Reliance Acceptance Corp. of Florida, a Delaware corporation; Reliance Acceptance Corp. of Indiana, a Delaware corporation; Reliance Acceptance Corp. of New Mexico, a Delaware corporation; Reliance Acceptance Corp. of Ohio, an Ohio corporation; Reliance Acceptance Corp. of Texas, a Texas corporation; Reliance Acceptance Corp. of Tennessee, a Delaware corporation, Reliance Acceptance Corp. of Kentucky, a Delaware corporation; Reliance Acceptance Corp. of Illinois, a Delaware corporation; Reliance Acceptance Corp. Minnesota, a Delaware corporation; Reliance Acceptance Corp. of North Carolina, a Delaware corporation; Reliance Acceptance Corp. of South Carolina, a Delaware corporation; Reliance Acceptance Corp. of Arizona, a Delaware corporation; Reliance Acceptance Corp. of Iowa, a Delaware corporation; Reliance Acceptance Corp. of Missouri, a Delaware corporation; Reliance Acceptance Corp. of Nevada, a Delaware corporation; Reliance Acceptance Corp. of Oregon, a Delaware corporation; Reliance Acceptance Corp. of Washington, a Delaware corporation, and Reliance Acceptance Corp. of Utah, a Delaware corporation (Reliance and the other entities, individually and collectively, "Borrowers").


                                   RECITALS
                                   --------

     This Amendment is entered into in reference to the following facts:

          (a) Borrowers and Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as "Loan Agreement"). Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

          (b) Reliance and certain of the other Borrowers are about to enter into a certain transaction ("Securitization Transaction") whereby:

               (i) Certain of the Borrowers will sell to Reliance certain of their Contracts and certain other Property related thereto, pursuant to the terms of a certain Receivables Purchase Agreement, dated as of November 20, 1996;

               (ii) Reliance will concurrently therewith enter into a Pooling and Servicing Agreement, dated as of November 20, 1996, with Reliance Auto Receivables Corporation (the "Issuer"), a wholly owned subsidiary of Reliance, whereby Reliance will sell and/or contribute to the Issuer those Contracts and the other related Property acquire from those Borrowers;

               (iii) The Issuer will concurrently therewith enter into an Indenture, dated as of November 20, 1996, with Harris Trust and Savings Bank ("Trustee"), whereby the Issuer will sell its notes to various third parties and will grant to the Trustee a security interest in the "Indenture Collateral," as defined in the Indenture, including the Contracts and the other related Property; and

               (iv) Lender will release its Lien in those Contracts and the other Property related thereto.

          (c) Borrowers desire to amend the Loan Agreement to facilitate the Securitization Transaction and Lender is willing to do so.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.


                           SECTION ONE - AMENDMENTS
                           ------------------------

     1.1  Amendment of Chief Executive Office. The address of the Borrowers'
          -----------------------------------
chief executive office is hereby amended to be "400 North Loop 1604 East, Suite 210, San Antonio, Texas 78232," in place and instead of "350 East Dundee Road, Suite 203, Wheeling, Illinois, 60090."

     1.2  Amendment of Article One, Article One of the Loan Agreement is hereby
          ------------------------
amended by the addition of twenty new sections, numbered 1.85 through 1.104, which shall read in their entirety as follows:

          "1.85 Collateral Insurance means a vendor's single interest
                --------------------
     or other collateral protection insurance policy with respect to a Financed Vehicle.

          1.86  Dealer Assignment means an assignment executed by a
                -----------------
     Dealer conveying a Receivable to an Originator.

          1.87  Financed Vehicle means a new or used automobile or
                ----------------
     light truck, together with all accessions thereto, securing or purporting to secure a Contract Debtor's indebtedness under a Receivable.

          1.88  Force-Placed Insurance means insurance which the
                ----------------------
     Servicer has, if a Contract Debtor fails to obtain or maintain physical loss and damage insurance, obtained with respect to the related Financed Vehicle and advanced the premiums for such insurance on behalf of the Contract Debtor.

          1.89  Indenture shall mean that certain Indenture, dated as
                ---------
     of

     November 20, 1996, between the Issuer and Harris Trust and
     Savings Bank.

          1.90  Issuer means Reliance Auto Receivables Corporation, a
                ------
     Delaware corporation, a wholly owned Subsidiary of Reliance.

          1.91  Insurance Policy means any insurance policy benefiting
                ----------------
     the holder of a Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the related Contract Debtor.

          1.92  Liquidated Receivable means a Receivable as to which
                ---------------------
     (i) 120 or more days have elapsed since the Servicer repossessed the Financed Vehicle (following the expiration of any applicable redemption period), (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received,
     (iii) 5% of more of any payment scheduled thereunder has become 180 or more days delinquent, or (iv) the related Financed Vehicle has been sold and all of the proceeds have been received with respect to such Receivable (including proceeds of Insurance Policies)

          1.93  Liquidation Proceeds means all amounts realized with
                --------------------
     respect to a Liquidated Receivable, including proceeds of Insurance Policies, net of (i) reasonable out-of-pocket expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the related Financed Vehicle and (ii) amounts that are required to be refunded to the Contract Debtor on such Receivable.

          1.94  Originators shall mean Reliance Acceptance Corp. of
                -----------
     Florida, Reliance Acceptance Corp. of Georgia, Reliance Acceptance Corp. of Illinois, Reliance Acceptance Corp. of Indiana, Reliance Acceptance Corp. of Kentucky, Reliance Acceptance Corp. of Missouri, Reliance Acceptance Corp. of Nevada, Reliance Acceptance Corp. of New Mexico, Reliance Acceptance Corp. of North Carolina, Reliance Acceptance Corp. of Ohio, Reliance Acceptance Corp. of South Carolina, Reliance Acceptance Corp. of Tennessee, and Reliance Acceptance Corp. of Texas.

          1.95  Other Conveyed Property means, with respect to each
                -----------------------
     Receivable (1) all of the right, title, and interest of Reliance and the Originators in, to and under a Receivable and all monies paid or payable thereon or in respect thereof on and after November 1, 1996, including Liquidation Proceeds and recoveries received with respect to such Receivable; (2) the security interests in the Financed Vehicles granted by the Contract Debtor pursuant to the Receivable and any other interest of Reliance and the Originators in the Financed Vehicles and other property

     (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by Reliance or an Originator pursuant to the liquidation of any such Receivable;
     (3) The Insurance Policies and any proceeds of any Insurance Policies relating to the Receivable, the related Contract Debtor or the related Financed Vehicle, including rebates of premiums, all Collateral Insurance and any Fore-Placed Insurance relating to the Receivable; (4) the rights of Reliance and any Originator against Dealers with respect to the Receivable under the Dealer Agreements and the Dealer Assignments; (5) all items contained in the Receivables File related to the Receivable and any and all other documents that Reliance or the Originators keep on file in accordance with their customary procedures relating to the Receivable, the Contract Debtors or the related Financed
     Vehicle; and (6) all proceeds and related investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under any all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

          1.96  Pooling and Servicing Agreement shall mean that certain
                -------------------------------
     Pooling and Servicing Agreement relating to Reliance Acceptance Auto Receivables Corporation Asset Backed Notes, Series 1996-A, between the Issuer, Reliance, as servicer, and Harris Trust and Savings Bank, as backup servicer and as trustee.

          1.97  Receivable shall mean each of the Contracts listed in
                ----------
     Exhibit 1.97 to this Agreement.

          1.98  Receivables File means the following documents,
                ----------------
     electronic entries, instruments and writings pertaining to a particular Receivable: (i) the original of a Receivable (together with any agreements modifying the Receivable, including extension agreements, (ii) the original credit application, or copy thereof, of each Contract Debtor, executed by each such Contract Debtor; and (iii) the original certificate of title of the Financed Vehicle.

          1.99  Reliance shall mean Reliance Acceptance Corporation,
                --------
     a Delaware corporation, formerly known as Cole Taylor Finance Co.

          1.100  Reliance Purchase Agreement shall mean that certain
                 ---------------------------
     Receivables Purchase Agreement, dated as of November 20, 1996, between each of the Originators, as sellers, and Reliance, as buyer.

          1.101  Servicer shall mean Reliance or such other entity
                 --------
     acting as servicer under the terms of the Pooling and Servicing
     Agreement

          1.102  Securitization Transaction shall mean a transaction
                 --------------------------
     whereby

     (i) the Originators will sell to Reliance the Receivables and the Other Conveyed Property, pursuant to the terms of the Reliance Purchase Agreement, (ii) Reliance will concurrently therewith enter into the Pooling and Servicing Agreement with the Issuer, whereby Reliance will sell and/or contribute to the Issuer the Receivables and the Other Conveyed Property;
     (iii) the Issuer will concurrently therewith enter into the Indenture with Harris Trust and Savings Bank ("Trustee"), whereby the Issuer will sell its notes to various third parties and will grant to the Trustee a security interest in the "Indenture Collateral," as defined in the Indenture, including the Receivables and the Other Conveyed Property; and (iv) Lender will release its Lien in the Receivables and Other Conveyed Property.

          1.103  Subservicing Agreement shall mean the Subservicing
                 ----------------------
     Agreement, dated as of November 20, 1996, between the Originators named therein, as Subservicers, and the Servicer.

          1.104  Subservicer means any of the Persons named as a
                 -----------
     Subservicer in the Subservicing Agreement."

     1.3  Amendment of Section 1.15. Section 1.15 of the Loan Agreement is
          -------------------------
hereby amended by the addition of the following provisions, which shall be inserted at the end of that section:

     "Notwithstanding any provision of this Section 1.15 and any of the other provisions of this Agreement to the contrary, the term "Collateral" shall not include the Receivables and the Other Conveyed Property."

     1.4  Amendment of Section 1.64. Section 1.64 of the Loan Agreement is
          -------------------------
hereby amended by the addition of a new clause "(i)", which shall be inserted immediately after clause "(h)" thereof and which shall read in its entirety as follows:

     "(i) Liens on the Issuer's Property, including the Receivables and Other Conveyed Property."

     1.5  Amendment of Article Five. Article Five of the Loan Agreement is
          -------------------------
hereby amended by the addition of a new section, numbered 5.9, which shall read in its entirety as follows:

          "5.9  Release of Collateral. Borrower shall not sell or
                ---------------------
     otherwise dispose of the Collateral or any interest therein. Notwithstanding the foregoing, Lender hereby releases its Lien on the Receivables and the Other Conveyed Property,

     1.6  Amendment of Article Six. Article Six of the Loan Agreement is hereby
          ------------------------
amended by the addition of a new section, numbered 6.5, which shall read in its entirety as follows:

          "6.5 The Borrower covenants and agrees that at all times after December 20, 1996, it shall (a) not deposit any of the payments or other proceeds received with respect to the Receivables and Other Conveyed Property into the Collection Account, and (b) deposit into the Collection Account only the proceeds of the Collateral. Upon Lender's request, the Borrower shall promptly deliver to Lender a report, satisfactory to Lender in form and content and for such periods of time as Lender may specify, indicating in detail the sources and applications of (i) the funds deposited into the Collection Account and (ii) the funds received and paid out under the terms of the Indenture and the Pooling and Servicing Agreement, including a list of the Contracts and Receivables with respect to which such funds were received, and the amount received in connection with each such Contract and Receivable"

     1.7  Amendment of Section 8.5. Section 8.5 of the Loan Agreement is hereby
          ------------------------
amended and restated to read in its entirety as follows:

          "8.5  Guaranties. Except for the joint and several liability
                ----------
     of Borrower under this Agreement, Borrower shall not become or be liable in respect of any Guaranty, except (a) by endorsement, in the ordinary course of business, of negotiable instruments for deposit or collection issued in the ordinary course of Borrower's business, and (b) the Guaranties under the terms of the Reliance Purchase Agreement, the Indenture, the Pooling and Servicing Agreement, and other Related Documents (as defined in the Pooling and Servicing Agreement)."

     1.8  Amendment of Section 8.16.  Section 8.16 of the Loan Agreement is
          -------------------------
hereby amended by the addition of the following provisions, which shall be inserted at the end of that section:

     "Notwithstanding any provision of this Section 8.16 to the
                                            ------------
     contrary, the Borrower may incorporate the Issuer, provided, however, the Issuer shall not be considered a "Borrower" under this Agreement, none of the Issuer's Property shall be pledged to the Lender as Collateral, and none of the capital stock issued by the Issuer shall be pledged to the Lender."

     1.9  Amendment of Section 8.18.  Section 8.18 of the Loan Agreement is
          -------------------------
hereby amended by the addition of a clause "(g)", which shall be inserted immediately after clause "(f)" of that section, and which shall read in its entirety as follows:

     "(g) Debt incurred under the Reliance Purchase Agreement, the Indenture, the Pooling and Servicing Agreement and the Related Documents (as defined in the Pooling and Servicing Agreement)."


     1.10 Addition of Exhibit.  The Loan Agreement is hereby amended by the
          -------------------
addition of an Exhibit 1.97, attached hereto as Annex-I, which is to be inserted at the end of the Loan Agreement.


               SECTION TWO - CONDITIONS PRECEDENT TO AMENDMENTS
               ------------------------------------------------

     2.1  Conditions Precedent to Amendment.  This Amendment shall become
          ---------------------------------
legally binding upon Borrowers and Lender only when the Borrowers shall have executed and delivered to Lender or caused to be executed and delivered to Lender (a) this Amendment and (b) a letter from Cole Taylor Financial Group, Inc. reaffirming its obligations under its Letter of Responsibility.


                SECTION THREE - REPRESENTATIONS AND WARRANTIES
                ----------------------------------------------

     3.1  Acknowledgements of Borrowers.  Each of the Borrowers hereby
          -----------------------------
represents and warrants that: (a) the execution and delivery of this Amendment and compliance by Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of Borrowers; (ii) have been duly authorized or approved by Borrowers; and (iii) when executed and delivered by or on behalf of Borrowers will constitute valid and binding obligations of Borrowers, enforceable in accordance with its terms; (b) Borrowers have no offsets or counterclaims against Lender or defenses to the payments due under the Loan Agreement; (c) Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Agreement; (d) no Default or Event of Default has occurred and is continuing or would exist after giving effect to each sale of Receivables and Other Conveyed Property pursuant to the Securitization Transaction, and (e) no Over Advance would exist after giving effect to the sale of the Receivables and the Other Conveyed Property pursuant to the Securitization Transaction. Each Borrower reaffirms its obligations to pay all amounts due Lender under the Loan Agreement in accordance with the terms thereof, as modified hereby.

     3.2  Agreement of Lender.  The Lender agrees, upon satisfaction of the
          -------------------
conditions specified in Article Two of this Agreement, to deliver to the Borrowers, from time to time, UCC-3 partial releases and such other documents as the Borrowers may reasonably request, to more fully evidence the Lender's release of its Lien in the Receivables and the Other Conveyed Property.


                       SECTION FOUR - GENERAL PROVISIONS
                       ---------------------------------

     4.1  Loan Agreement Unmodified. Except as otherwise specifically modified
          -------------------------
by this Amendment, all terms and provisions of the Loan Agreement and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

     4.2  Parties, Successors and Assigns.  This Amendment shall be binding upon
          -------------------------------
and shall inure to the benefit of Borrowers, Lender, and their respective successors and assigns.

     4.3  Severability.  To the extent any provision of this Amendment is not
          ------------
enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

     4.4  Total Agreement. This Amendment, the Loan Documents, and all other
          ---------------
agreements referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

     4.5  Construction of Amendment.  Each party hereto has cooperated in the
          -------------------------
drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed

///
///
///
///
///
///
///
///
///
///
///
///
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                                      -9-
and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                       "BORROWERS"

                       Reliance Acceptance Corporation; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of Utah

                       By:_____________________________________________
                               Thomas L. Barlow, President

                       By:_____________________________________________
                               Michael D. Bernick, Vice President

                       "LENDER"

                       BankAmerica Business Credit, Inc.

                       By: /s/ Joseph P. La Cognata
                          ---------------------------------------------
                               Joseph P. La Cognata,
                               Executive Vice President
and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                       "BORROWERS"

                       Reliance Acceptance Corporation; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of Utah

                       By:_____________________________________________
                               Thomas L. Barlow, President

                       By: /s/ Michael D. Bernick
                          ---------------------------------------------
                               Michael D. Bernick, Vice President

                       "LENDER"

                       BankAmerica Business Credit, Inc.

                       By:_____________________________________________
                               Joseph P. La Cognata,
                               Executive Vice President
and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                       "BORROWERS"

                       Reliance Acceptance Corporation; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington and Reliance Acceptance Corp. of Utah

                       By: /s/ Thomas L. Barlow
                          ---------------------------------------------
                               Thomas L. Barlow, President

                       By:_____________________________________________
                               Michael D. Bernick, Vice President

                       "LENDER"

                       BankAmerica Business Credit, Inc.

                       By:_____________________________________________
                               Joseph P. La Cognata,
                               Executive Vice President

                            WAIVER OF DEFAULTS AND
               AMENDMENT NO. 12 TO LOAN AND SECURITY AGREEMENT

     This Waiver of Defaults and Amendment No. 12 to Loan and Security Agreement ("Amendment") is entered into as of March 3, 1997, by and between BankAmerica Business Credit, Inc. ("Lender") and Reliance Acceptance Corporation; Reliance Acceptance Corp. of Colorado; Reliance Acceptance Corp. of Georgia; Reliance Acceptance Corp. of Florida; Reliance Acceptance Corp. of Indiana; Reliance Acceptance Corp. of New Mexico; Reliance Acceptance Corp. of Ohio; Reliance Acceptance Corp. of Texas; Reliance Acceptance Corp. of Tennessee; Reliance Acceptance Corp. of Kentucky; Reliance Acceptance Corp. of Illinois; Reliance Acceptance Corp. of Minnesota; Reliance Acceptance Corp. of North Carolina; Reliance Acceptance Corp. of South Carolina; Reliance Acceptance Corp. of Arizona; Reliance Acceptance Corp. of Iowa; Reliance Acceptance Corp. of Missouri; Reliance Acceptance Corp. of Nevada; Reliance Acceptance Corp. of Oregon; Reliance Acceptance Corp. of Washington; and Reliance Acceptance Corp. of Utah (collectively, the "Borrowers").

                                   RECITALS

     This Amendment is entered into in reference to the following facts:

          (a) The Borrowers and the Lender are parties to a Loan and Security Agreement, dated as of July 12, 1994 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as the "Loan Agreement"). Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Loan Agreement as amended by this Amendment.

          (b) Reliance Acceptance Group, Inc. (f/k/a Cole Taylor Financial Group, Inc.) ("RAGI"), the sole shareholder of Reliance Acceptance Corporation (f/k/a Cole Taylor Finance Co.) ("Old Reliance"), agreed to a transaction (the "Spin-Off Transaction") whereby, among other things, (i) Cole Taylor Bank, a wholly-owned subsidiary of RAGI, formed a new wholly-owned subsidiary, Cole Taylor Auto Finance, Inc. ("CTAF"), to which Cole Taylor Bank contributed its used automobile receivables business and a certain amount in cash, (ii) Cole Taylor Bank distributed the capital stock of CTAF to RAGI, (iii) Old Reliance merged with and into CTAF, and CTAF, as the surviving corporation, changed its name to "Reliance Acceptance Corporation" ("New Reliance"), (iv) RAGI transferred all of the outstanding shares of Cole Taylor Bank and certain other assets of RAGI to certain shareholders of RAGI, in exchange for such shareholders' outstanding shares of RAGI, and (v) Cole Taylor Financial Group, Inc. changed its name to "Reliance Acceptance Group, Inc.", all as more particularly described in a certain Amended and Restated Share Exchange Agreement ("Share Exchange Agreement"), dated as of June 12, 1996, between RAGI and such shareholders.

          (c) The Borrowers desire that the Lender (i) consent to the Spin-Off Transaction, (ii) waive certain defaults existing under the Loan Agreement, and
(iii) amend the Loan Agreement in certain respects and the Lender is willing to do so.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.


                              SECTION ONE CONSENT
                              -------------------

     1.1 Consent to Spin-Off Transaction. Notwithstanding any provision of the Loan Documents which may restrict or prohibit the entering into and the consummation of the transactions described in the Share Exchange Agreement, the Lender hereby consents to the entering into and consummation of the Spin-Off Transaction, and the Lender hereby further waivers any Events of Default that may have occurred in connection therewith.


                       SECTION TWO - WAIVER OF DEFAULTS
                       --------------------------------

     2.1  Waiver of Defaults. The Lender hereby waives the following Events of
Default: (a) the ratio of (i) the aggregate amount of all Debt, to (ii) Adjusted Tangible Net Worth, as of each of December 31, 1996 and January 31, 1997, was greater than the maximum permitted ratio under Section 8.6 of the Loan Agreement; (b) the ratio of (i) Adjusted Net Earnings from Operations for the quarter ending December 31, 1996, plus interest expense and income taxes for such quarter, to (ii) interest expense for such quarter, as of the quarter ending December 31, 1996, was less than the minimum required ratio under Section
8.7 of the Loan Agreement; (c) the ratio of (i) all Debt minus all Subordinated Debt, to (ii) Borrowing Base, as of each of December 31, 1996 and January 31, 1997, was greater than the maximum permitted ratio under Section 8.11 of the Loan Agreement; and (d) the Borrower's Adjusted Tangible Net Worth, as of each of December 31, 1996 and January 31, 1997, was less than the minimum required amount under Section 8.13 of the Loan Agreement.

     2.2 Effect of Waiver. The waiver set forth in Section 2.1 above is only applicable and shall only be effective in the specific instance and for the specific purpose for which given. Such waiver is expressly limited to the facts and circumstances referred to herein and shall not operate (a) as a waiver of or consent to non-compliance with any other section of the Loan Agreement or any other Loan Document, (b) as a waiver of, or a restriction on or prejudice with respect to, any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, or (c) as a waiver of or consent to any other Event of Default or Default under the Loan Agreement or any other Loan Document.


                          SECTION THREE - ASSUMPTION
                          --------------------------

     3.1 Assumption by New Reliance. New Reliance hereby absolutely and unconditionally assumes and confirms all Obligations existing under the Loan Documents as of the date hereof, expressly grants to the Lender the security interests referenced therein in regard to the Property of New Reliance of the type specified therein, absolutely and unconditionally assumes and confirms all obligations and liabilities of Old Reliance under any and all agreements, instruments and other documents to which Old Reliance was a party, and acknowledges and agrees that it shall be jointly and severally liable for all Obligations, as more particularly provided in Section 12.4 of the Loan Agreement. The term "Borrower" as used in the Loan Agreement and the other Loan Documents is hereby amended to include New Reliance in addition to all of the other Borrowers.

                           SECTION FOUR - AMENDMENTS

     4.1 Amendment to Section 1.9. Section 1.9 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "1.9 Availability means, as of any date of calculation, the remainder of (a) the sum of (i) the Advance Rate multiplied by the aggregate amount of all Net Contract Payments payable under all Eligible Contracts which are not Alternative Finance Plan Eligible Contracts, plus (ii) the Advance Rate multiplied by the lesser of (1) the aggregate purchase price paid by the Borrower to Dealers for Alternative Finance Plan Eligible Contracts, or (2) the aggregate amount of all Net Contract Payments payable under such Contracts, minus (b) the sum of (i) the Dealer Reserve, plus (ii) the Commercial Paper indebtedness (after giving effect to the application of any Loan proceeds to the payment of such Commercial Paper Indebtedness); provided, however, (a) the Net Contract Payments payable under Old Amo Contracts included in the Availability shall at no time exceed five percent (5%) of all Net Contract Payments, and (b) the Net Contract Payments payable under Alternative Finance Plan Eligible Contracts included in the Availability shall at no time exceed ten percent (10%) of all Net Contract Payments."

     4.2 Amendment of Section 1.79. Section 1.79 of the Loan Agreement is hereby deleted from the Loan Agreement in its entirety and shall be of no further force or effect.

     4.3 Amendment of Section 8.6. Section 8.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "8.6 Total Debt Ratio. The Borrower shall not permit the ratio, calculated on a consolidated basis as of the last day of each month, of (a) the aggregate amount of all Debt, to (b) Adjusted Tangible Net Worth, to exceed 6 to 1."

     4.4 Amendment of Section 8.7. Section 8.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "8.7 Minimum Interest Coverage Ratio. The Borrower shall not permit the ratio, calculated on a consolidated basis as of the last day of each quarter in each Fiscal Year, of (a) Adjusted Net Earnings from Operations for such fiscal quarter, plus interest expense and income taxes for such quarter, minus Distributions made during such quarter, to (b) interest expense for such quarter, to be less than 1.75 to 1."

     4.5 Amendment of Section 8.8. Section 8.8 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

           "8.8. Prohibition on Distributions; Equity Capital Changes. The Borrower shall not, without the Lender's prior written consent, directly or indirectly, (a) declare, make or incur any liability to make any Distribution; or (b) make any change in its capital equity structure which would reasonably be expected to materially and adversely affect payment of the Loan or other Obligations; provided, however, the Borrower may (a) make Distributions during its Fiscal Year ending December 31, 1997, provided,
     (i) the aggregate amount of all such Distributions does not exceed $6,000,000, and (ii) at the time of the Distributions no Default and no Event of Default has occurred and is continuing or would rank therefrom, after giving effect to such Distributions."

     4.6 Amendment of Section 8.11. Section 8.11 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

           "8.11 Unsubordinated Debt to Borrowing Base. The Borrower shall not permit the ratio, calculated on a consolidated basis as of the last day of each month, of (a) all Debt minus all Subordinated Debt, to (b) Borrowing Base, to exceed 3.5 to 1."

     4.7 Amendment of Section 8.13. Section 8.13 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

           "8.13 Minimum Adjusted Tangible Net Worth. The Borrower shall not permit its Adjusted Tangible Net Worth, calculated on a consolidated basis as of the last day of each month, to be less than (a) $90,000,000 prior to and including December 30, 1997; and (b) $120,000,000 thereafter."

     4.8 Amendment of Section 12.6. Section 12.6 of the Loan Agreement is hereby amended by the addition of a new sentence to be inserted at the end of that section which shall read in its entirety as follows:

      "Notwithstanding any provision of this Section to the contrary, the Borrower shall account for all asset securitization transactions, such as the Securitization Transaction, using the 'as earned' method, and not the 'gain-on-sale' method of accounting treatment."

                SECTION FIVE - CONDITIONS PRECEDENT TO AMENDMENT
                ----------------------------------------------

     5.1 Conditions Precedent to Amendment. This Amendment (including the consent and waiver contained in Section 1.1 above and the waiver contained in
Section 2.1 above) shall become legally binding upon the Borrowers and the Lender only when the Borrowers shall have (a) executed and delivered to the Lender this Amendment, together with the following items, satisfactory to the Lender in form and content: (i) a copy, certified by the Delaware Secretary of State, of the articles of incorporation of New Reliance, (ii) a Certificate of the Secretary or an Assistant Secretary of New Reliance, certifying as to the by-laws of New Reliance, resolutions of the Board of Directors of New Reliance authorizing the execution and delivery by New Reliance of this Amendment, and the incumbency and signatures of officers of New Reliance authorized to execute this amendment and other Loan Documents on behalf of New Reliance, (iii) a Certificate of the Secretary or an Assistant Secretary of New Reliance, certifying as true and correct the copies attached thereto of the documents relating to the merger of Old Reliance into CTAF, (iv) a copy, certified by the Delaware Secretary of State, of the certificate of name change of New Reliance, and (v) a certificate of the chief financial officer of New Reliance certifying that, as of the date of the effectiveness of this Amendment, (1) no Default or Event of Default has occurred and is continuing, and (2) the Adjusted Tangible Net Worth of the Borrowers is not less than $90,000,000 as a result of the merger of Old Reliance into CTAF, (b) increased their Adjusted Tangible Net Worth to an amount which is not less than $90,000,000 as a result of the merger of Old Reliance into CTAF, and (c) caused to be executed and delivered to the Lender a letter from RAGI reaffirming its obligations under its letter of responsibility, together with a copy, certified by the Delaware Secretary of State, of the certificate of name change for RAGI.

     5.2 Amendment Fee. On the date the Borrowers execute this Amendment, the Borrowers shall pay to Lender an amendment fee (the "Amendment Fee") equal to $50,000. The Borrowers and the Lender agree that the Amendment Fee may be financed, at Lender's discretion, as an Advance of the Loan.


                  SECTION SIX - REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

     6.1 Acknowledgements of Borrowers. Each of the Borrowers hereby represents and warrants that: (a) the execution and delivery of this Amendment and compliance by the Borrowers with all of the provisions of this Amendment (i) are within the powers and purposes of the Borrowers; (ii) have been duly authorized or approved by the Borrowers; and (iii) when executed and delivered by or on behalf of the Borrowers will constitute valid and binding obligation of the Borrowers, enforceable in accordance with its terms; (b) the Borrowers have no ???? or counterclaims against the Lender or defenses to the payments due under the Loan Agreement; (c) the Lender has a first perfected security interest in the Collateral to secure the Obligations under the Loan Agreement; and (d) no Default or Event of Default has occurred and is continuing as of the date hereof.

    6.2 Further Acknowledgement of Borrowers. Each of the Borrowers hereby further represents and warrants that all of the assets transferred to CTAF by Cole Taylor Bank were transferred to CTAF free and clear of any liens thereon of any kind whatsoever and free and clear of any indebtedness or other obligations associated therewith, and that, immediately prior to the time of the consummation of the merger of Old Reliance into CTAF, all of the assets of CTAF were free and clear of any liens thereon of any kind whatsoever and CTAF had no indebtedness or other obligations of any kind whatsoever, except, in each such case, for any obligations of CTAF to Cole Taylor Bank arising under a Participation Agreement dated February 11, 1997 between CTAF and Cole Taylor Bank, which Participation Agreement, however, has now been terminated by the parties thereto so that, as of the date of the effectiveness of this Amendment, New Reliance has no duties or liabilities arising thereunder.


                        SECTION SEVEN--GENERAL PROVISIONS
                        ---------------------------------

     7.1 Loan Agreement Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

     7.2 Parties, Successors and Assists. This Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Lender, and their respective successors and assigns.

     7.3 Severability. To the extent any provision of this Amendment is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

     7.4 Total Agreement. This Amendment, the Loan Documents, and all other agreements referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

     7.5 Construction of Amendment. Each party hereto has cooperated in the drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                       "BORROWERS"

                                       Reliance Acceptance Corporation;
                                       Reliance Acceptance Corp. of Colorado;
                                       Reliance Acceptance Corp. of Georgia;
                                       Reliance Acceptance Corp. of Florida;
                                       Reliance Acceptance Corp. of Indiana;
                                       Reliance Acceptance Corp. of New Mexico;
                                       Reliance Acceptance Corp. of Ohio;
                                       Reliance Acceptance Corp. of Tennessee;
                                       Reliance Acceptance Corp. of Texas;
                                       Reliance Acceptance Corp. of Kentucky;
                                       Reliance Acceptance Corp. of Illinois;
                                       Reliance Acceptance Corp. of Minnesota;
                                       Reliance Acceptance Corp. of North
                                       Carolina; Reliance Acceptance Corp. of
                                       South Carolina; Reliance Acceptance Corp.
                                       of Arizona; Reliance Acceptance Corp. of
                                       Iowa; Reliance Acceptance Corp. of
                                       Missouri; Reliance Acceptance Corp. of
                                       Nevada; Reliance Acceptance Corp. of
                                       Oregon; Reliance Acceptance Corp. of
                                       Washington and Reliance Acceptance Corp.
                                       of Utah

                                       By: /s/ Howard B. Silverman
                                           -------------------------------------
                                              Howard B. Silverman, Chairman

                                       By: /s/ James I. Kaplan
                                           -------------------------------------
                                                James I. Kaplan,
                                                General Counsel and Corporate
                                                Secretary

                                       "LENDER"

                                       BankAmerica Business Credit, Inc.

                                       By: /s/ Joseph P. LaCongata
                                           -------------------------------------
                                               Joseph P. LaCognata,
                                               Executive Vice President